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                                                                  EXECUTION COPY

                     REVOLVING CREDIT AND GUARANTY AGREEMENT

                                      Among

                             THE CALDOR CORPORATION,
                       a Debtor and Debtor-in-Possession,
                                  as Borrower,

                                CALDOR, INC. - CT
                                       and
                                CALDOR, INC. - NY
                     each a Debtor and Debtor-in-Possession,
                              as Retail Guarantors,

                                       and

                           EACH OF THE SUBSIDIARIES OF
                           THE BORROWER NAMED HEREIN,
                     each a Debtor and Debtor-in-Possession,
                                 as Guarantors,

                                       and

                            THE LENDERS PARTY HERETO,

                                BANKBOSTON, N.A.,
                  as Administrative Agent and as Issuing Bank,

                                       and

                        BANKBOSTON RETAIL FINANCE, INC.,
                    as Managing Agent and as Collateral Agent

                            Dated as of May 15, 1998
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                                TABLE OF CONTENTS

                                                                            PAGE

INTRODUCTORY STATEMENT.......................................................  1

I.  DEFINITIONS..............................................................  3
         SECTION 1.01.  Defined Terms........................................  3
         SECTION 1.02.  Terms Generally...................................... 18

II.  AMOUNT AND TERMS OF CREDIT.............................................. 18
         SECTION 2.01.  Commitment of the Lenders............................ 18
         SECTION 2.02.  Letters of Credit.................................... 19
         SECTION 2.03.  Making of Loans...................................... 21
         SECTION 2.04.  Notes; Repayment of Loans............................ 23
         SECTION 2.05.  Interest on Loans.................................... 23
         SECTION 2.06.  Default Interest..................................... 24
         SECTION 2.07.  Optional Termination or Reduction of Commitments..... 24
         SECTION 2.08.  Alternate Rate of Interest........................... 24
         SECTION 2.09.  Refinancing of Loans................................. 24
         SECTION 2.10.  Mandatory Prepayment; Commitment Termination; Cash
                  Collateral................................................. 25
         SECTION 2.11.  Optional Prepayment of Loans; Reimbursement of
                  Lenders.................................................... 26
         SECTION 2.12.  Maintenance of Loan Account; Statements of Account... 27
         SECTION 2.13.  Cash Receipts........................................ 27
         SECTION 2.14.  Application of Payments.............................. 29
         SECTION 2.15.  Increased Costs...................................... 30
         SECTION 2.16.  Change in Legality................................... 31
         SECTION 2.17.  Payments; No Setoff.................................. 32
         SECTION 2.18.  Taxes................................................ 32
         SECTION 2.19.  Certain Fees......................................... 34
         SECTION 2.20.  Unused Line Fee...................................... 34
         SECTION 2.21.  L/C Fees............................................. 34
         SECTION 2.22.  Nature of Fees....................................... 35
         SECTION 2.23.  Priority and Liens................................... 35
         SECTION 2.24.  Right of Set-Off..................................... 37
         SECTION 2.25.  Security Interest in Cash Collateral Account......... 37
         SECTION 2.26.  Payment of Obligations............................... 38
         SECTION 2.27.  No Discharge; Survival of Claims..................... 38

III.  REPRESENTATIONS AND WARRANTIES......................................... 38
         SECTION 3.01.  Organization and Authority........................... 38
         SECTION 3.02.  Due Execution........................................ 38
         SECTION 3.03.  Statements Made...................................... 39
         SECTION 3.04.  Ownership............................................ 39
         SECTION 3.05.  Financial Statements................................. 39
         SECTION 3.06.  Liens................................................ 40


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                                                                            PAGE

         SECTION 3.07.  Compliance with Law.................................. 40
         SECTION 3.08.  Insurance............................................ 41
         SECTION 3.09.  The Order............................................ 41
         SECTION 3.10.  Use of Proceeds...................................... 41
         SECTION 3.11.  Store Locations; Bank Accounts; Inventory............ 41
         SECTION 3.12.  Litigation........................................... 42
         SECTION 3.13.  Material Adverse Change.............................. 42
         SECTION 3.14.  Payment of Taxes and Post-Petition Obligations....... 42
         SECTION 3.15.  Taxes and Tax Returns................................ 42
         SECTION 3.16.  Franchises, Licenses, Permits, Leases, Patents,
                  Copyrights, Trademarks, and Trade Names.................... 42
         SECTION 3.17.  Labor Matters........................................ 43
         SECTION 3.18.  ERISA................................................ 43
         SECTION 3.19.  Accounts Receivable Financing........................ 44
         SECTION 3.20.  American East Insurance Corporation.................. 44
         SECTION 3.21.  New England Claims Office, Inc....................... 44

IV.  CONDITIONS OF LENDING................................................... 44
         SECTION 4.01.  Conditions Precedent to Initial Loans and Initial
                  Letters of Credit.......................................... 44
         SECTION 4.02.  Conditions Precedent to Each Loan and Each Letter
                  of Credit.................................................. 48

V.  AFFIRMATIVE COVENANTS.................................................... 49
         SECTION 5.01.  Financial Statements, Reports, etc................... 49
         SECTION 5.02.  Corporate Existence.................................. 51
         SECTION 5.03.  Insurance............................................ 51
         SECTION 5.04.  Obligations and Taxes................................ 51
         SECTION 5.05.  Notice of Event of Default, etc...................... 51
         SECTION 5.06.  Borrowing Base Certificate........................... 51
         SECTION 5.07.  Access to Books and Records; Inspections............. 52
         SECTION 5.08.  Fees................................................. 52
         SECTION 5.09.  Business Plan; Projections........................... 52
         SECTION 5.10.  ERISA................................................ 52
         SECTION 5.11.  Environmental and Other Matters...................... 53
         SECTION 5.12.  Cash Concentration System............................ 53
         SECTION 5.13.  Lien Status.......................................... 53

VI.  NEGATIVE COVENANTS...................................................... 53
         SECTION 6.01.  Liens and Pre-Petition Claim Payments................ 53
         SECTION 6.02.  Merger, etc.......................................... 54
         SECTION 6.03.  Indebtedness......................................... 54
         SECTION 6.04.  Capital Expenditures................................. 54
         SECTION 6.05.  EBITDA............................................... 54
         SECTION 6.06.  Accounts Payable to Inventory Ratio.................. 55
         SECTION 6.07.  Guarantees and Other Liabilities..................... 55
         SECTION 6.08.  Chapter 11 Claims.................................... 55
         SECTION 6.09.  Dividends; Capital Stock............................. 55


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                                                                            PAGE

         SECTION 6.10.  Transactions with Affiliates......................... 56
         SECTION 6.11.  Investments, Loans and Advances...................... 56
         SECTION 6.12.  Disposition of Assets................................ 56
         SECTION 6.13.  Nature of Business................................... 56
         SECTION 6.14.  Conflicting Agreements, Orders or Actions............ 57
         SECTION 6.15.  Amendments to Stipulations and Orders................ 57
         SECTION 6.16.  Payment Direction Notices............................ 57

VII.  EVENTS OF DEFAULT...................................................... 57
         SECTION 7.01.  Events of Default.................................... 57
         SECTION 7.02.  When Continuing...................................... 60

VIII.  THE AGENTS............................................................ 60
         SECTION 8.01.  Administration by Administrative Agent............... 60
         SECTION 8.02.  Advances and Payments................................ 61
         SECTION 8.03.  Sharing of Excess Payments........................... 61
         SECTION 8.04.  Agreement of Required Lenders........................ 61
         SECTION 8.05.  Liability of Administrative Agent, the Managing
                  Agent and the Collateral Agent............................. 62
         SECTION 8.06.  Reimbursement and Indemnification.................... 62
         SECTION 8.07.  Rights of Administrative Agent, the Managing Agent
                  and the Collateral Agent................................... 63
         SECTION 8.08.  Independent Lenders and Issuing Bank................. 63
         SECTION 8.09.  Notice of Transfer................................... 63
         SECTION 8.10.  Successor Administrative Agent or Managing Agent..... 63
         SECTION 8.11.  Reports and Financial Statements..................... 64
         SECTION 8.12.  The Collateral Agent................................. 64

IX.  GUARANTY................................................................ 64
         SECTION 9.01.  Guaranty............................................. 64
         SECTION 9.02.  No Impairment of Guaranty............................ 65
         SECTION 9.03.  Subrogation.......................................... 65
         SECTION 9.04.  Credit Agreement..................................... 65

X.  MISCELLANEOUS............................................................ 65
         SECTION 10.01.  Notices............................................. 65
         SECTION 10.02.  Survival of Agreement, Representations and
                  Warranties, etc............................................ 66
         SECTION 10.03.  Successors and Assigns.............................. 66
         SECTION 10.04.  Confidentiality..................................... 68
         SECTION 10.05.  Expenses; Documentary Taxes......................... 69
         SECTION 10.06.  Indemnity........................................... 69
         SECTION 10.07.  CHOICE OF LAW....................................... 70
         SECTION 10.08.  No Waiver........................................... 70
         SECTION 10.09.  Extension of Maturity............................... 70
         SECTION 10.10.  Amendments, etc..................................... 70
         SECTION 10.11.  Exit Financing...................................... 71


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                                                                            PAGE
         SECTION 10.12.  Severability........................................ 71
         SECTION 10.13.  Headings............................................ 71
         SECTION 10.14.  Execution in Counterparts........................... 71
         SECTION 10.15.  Prior Agreements.................................... 72
         SECTION 10.16.  Further Assurances.................................. 72
         SECTION 10.17   The Collateral Agent................................ 72
         SECTION 10.18.  WAIVER OF JURY TRIAL................................ 72


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                                     ANNEXES

Annex A                             Lenders and Commitment Amounts

                                    EXHIBITS

Exhibit A                           Form of Borrowing Base Certificate
Exhibit B-1                         Form of Note
Exhibit B-2                         Form of Agent Advance Note
Exhibit C                           Form of Order
Exhibit D                           Form of Security Agreement
Exhibit E                           Forms of Opinions of Counsel to the Borrower
Exhibit F                           Commitment Letter
Exhibit G                           Brockton Stipulation and Order
Exhibit H                           Fleet Post-Petition Order
Exhibit I                           ADR Order
Exhibit J                           Form of Trademark Security Agreement
Exhibit K                           Form of Payment Direction Notice
Exhibit L                           Form of Collateral Access Agreement

                                    SCHEDULES

Schedule 2.13(a)                    Cash Deposit Procedures
Schedule 2.13(b)                    Check Cashing Accounts
Schedule 2.23                       Existing Agreements
Schedule 3.01                       Jurisdictions of Qualification
Schedule 3.04                       Subsidiaries
Schedule 3.06(a)                    Existing Liens
Schedule 3.06(b)                    Purchase Money Liens
Schedule 3.11(a)                    Location of Stores, Warehouses and
                                    Distribution Centers
                                    (Inventory Locations)
Schedule 3.11(b)                    Bank Accounts
Schedule 3.12                       Litigation
Schedule 3.14                       Post-Petition Obligations
Schedule 3.15                       Taxes and Tax Returns
Schedule 3.18                       ERISA Plans
Schedule 4.01(s)                    Closing Documents List
Schedule 5.01(e)                    Required Reports
Schedule 6.12                       Closing Stores


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                     REVOLVING CREDIT AND GUARANTY AGREEMENT

         REVOLVING CREDIT AND GUARANTY AGREEMENT (as amended, supplemented or otherwise modified from time to time, this "Agreement"), dated as of May 15, 1998, among THE CALDOR CORPORATION, a Delaware corporation, as debtor and debtor-in-possession (the "Borrower"), in a case pending under Chapter 11 of the Bankruptcy Code, CALDOR, INC.-CT, a Connecticut corporation, and CALDOR, INC.-NY, a New York corporation (each, a "Retail Guarantor" and collectively, the "Retail Guarantors"), and each of the other guarantors listed in Schedule
3.04 (each, along with each Retail Guarantor, a "Guarantor" and collectively, the "Guarantors"), each of which Guarantors is a debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code (the cases of the Borrower and the Guarantors, each a "Case" and collectively, the "Cases"), the Lenders named on Annex A and each other Person from time to time party hereto as a Lender, BANKBOSTON, N.A., a national banking association ("BBNA"), as the issuer of Letters of Credit (in such capacity, together with any successor issuer of Letters of Credit hereunder, the "Issuing Bank") and as administrative agent for the Issuing Bank, the Collateral Agent, the Managing Agent and the Lenders (in such capacity, the "Administrative Agent"), and BANKBOSTON RETAIL FINANCE, INC., a subsidiary of BBNA ("BBRF"), as collateral agent (in such capacity, the "Collateral Agent") and as managing agent (in such capacity, the "Managing Agent").

                             INTRODUCTORY STATEMENT

         On September 18, 1995, the Borrower and the Guarantors filed voluntary petitions with the Bankruptcy Court initiating the Cases and have continued in the possession of their assets and in the management of their businesses pursuant to Sections 1107 and 1108 of the Bankruptcy Code. The Borrower and Guarantors currently are parties to a $450,000,000 debtor-in-possession Amended and Restated Revolving Credit and Guaranty Agreement, dated as of October 17, 1995, as amended (the "Chase Credit Facility"), with The Chase Manhattan Bank ("Chase"), as successor to Chemical Bank.

         The Borrower has applied to the Lenders and the Issuing Bank for a credit facility in an aggregate principal amount not to exceed $450,000,000, all of the Borrower's obligations under which are to be guaranteed by the Guarantors and secured by the Collateral described herein and in the Security Agreement.

         The extensions of credit hereunder will be used, first, to repay in full all amounts outstanding under the Chase Credit Facility (or, with respect to letters of credit, banker's acceptances and airbill guarantees issued thereunder, to secure the Borrower's reimbursement obligations in connection therewith by issuing Letters of Credit hereunder) and thereafter to provide working capital for, and to finance Inventory purchases by, the Borrower and the Retail Guarantors (as set forth in the Order) and otherwise for general corporate purposes.

         To provide guarantees and security for the repayment of the Loans, the reimbursement of any draft drawn under a Letter of Credit and the payment of the other obligations of the Borrower and the Guarantors hereunder and under the other Loan Documents, the Borrower and the Guarantors will provide to the Administrative Agent, the Managing Agent, the Issuing Bank, the Collateral Agent, and the Lenders the following (each as more fully described herein):
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                  (a) a guaranty from each of the Guarantors of the due and
         punctual payment and performance of the obligations of the Borrower hereunder and under the other Loan Documents;

                  (b) with respect to the obligations of the Borrower and the Guarantors hereunder, an allowed administrative expense claim in each of the Cases pursuant to Section 364(c)(1) of the Bankruptcy Code having priority over all administrative expenses of the kind specified in Bankruptcy Code Sections 503(b), 507(b), 364(c), and any future chapter 7 case, or otherwise;

                  (c) a perfected first priority Lien, pursuant to Section 364(c)(2) of the Bankruptcy Code, upon all cash, cash equivalents and Permitted Investments in the Loan Account, the Cash Collateral Account, the BBNA Disbursement Accounts, the BBNA Cash Concentration Account, the Chase Concentration Account, the Chase Disbursement Accounts, all Blocked Accounts and all other deposit accounts (other than the GE Account) of the Borrower and the Guarantors; and

                  (d) (i) a superpriority claim status under Section 364(c)(1) of the Bankruptcy Code and priority over any and all administrative expenses specified in Bankruptcy Code Sections 503(b), 507(b), 364(c) and any subsequent Chapter 7 case, subject only to a Carve-Out for allowed professional fees and expenses incurred by the Borrower's professionals and those of any statutory committees appointed in the Case, (ii) under Section 364(c)(2) of the Bankruptcy Code, a first-priority perfected security interest in and lien upon all assets of the Borrower and the Guarantors not subject to (1) valid and perfected Liens in existence on the Filing Date and set forth on
         Schedule 3.06(a) (other than property which is subject to existing liens and security interests that presently secure the obligations of the Borrower and the Guarantors under the Existing Agreements which is covered by clause (iv) below), (2) valid and perfected purchase money Liens created and perfected after the Filing Date and before the Closing Date securing amounts not in excess of $750,000 and set forth on Schedule 3.06(b), and (3) Liens securing the Fleet Post-Petition Loan Agreement pursuant to the Fleet Post-Petition Order, (iii) under
         Section 364(c)(3) of the Bankruptcy Code, a perfected second-priority security interest in and lien upon all property, rights and assets of the Borrower and the Guarantors subject to (A) valid and perfected Liens in existence on the Filing Date and set forth on Schedule 3.06(a) (other than property which is subject to existing liens and security interests that presently secure the obligations of the Borrower and the Guarantors under the Existing Agreements which is covered by clause
         (iv) below), (B) valid and perfected purchase money Liens created and perfected after the Filing Date and before the Closing Date securing amounts not in excess of $750,000 and set forth on Schedule 3.06(b) and
         (C) Liens securing the Fleet Post-Petition Loan Agreement pursuant to the Fleet Post-Petition Order, and (iv) under Section 364(d)(1) of the Bankruptcy Code, a first-priority perfected priming security interest in and lien upon all of the property of the Borrower and the Guarantors that is subject to existing liens and security interests that presently secure the Borrower's and the Guarantors' obligations under the Existing Agreements and any liens and security interests granted after the Filing Date to provide adequate protection in respect of the Existing Agreements. Notwithstanding the foregoing, (i) the obligations of the Borrower and the Guarantors hereunder must be secured by an unshared first-priority perfected security interest in and lien upon any and all of the Borrower's and the Guarantors' Inventory, Receivables and leasehold security interests in real estate included in the calculation of the Borrowing Base and (ii) the GE Account shall be excluded from the Liens granted hereunder and under the Security Agreement and pursuant to the Order.


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         All of the claims and the Liens granted hereunder in the Cases to the
Administrative Agent, the Managing Agent, the Issuing Bank, the Collateral Agent and the Lenders will be subject to the Carve-Out, to the extent provided in
Section 2.23.

         Accordingly, the parties hereto hereby agree as follows:

                                 I. DEFINITIONS

         SECTION 1.01. DEFINED TERMS.

         As used in this Agreement, the following terms shall have the meanings specified below:

         "ABR Loan" shall mean any Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of
Article II.

         "Accounts Payable" shall mean amounts owing by the Borrower to creditors for purchases of inventory determined on a consolidated basis pursuant to GAAP (as reported on the Borrower's most recent balance sheet delivered to the Administrative Agent).

         "Adjusted Eurodollar Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the quotient of (a) the Eurodollar Rate in effect for such Interest Period divided by (b) a percentage (expressed as a decimal) equal to 100% minus Statutory Reserves.

         "ADR Order" shall have the meaning set forth in Section 6.01(b).

         "Affiliate" shall mean, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person. For purposes of this definition, a Person (a "Controlled Person") shall be deemed to be "controlled by" another Person (a "Controlling Person") if the Controlling Person possesses, directly or indirectly, power to direct or cause the direction of the management and policies of the Controlled Person whether by contract or otherwise.

         "Agent Advance" shall mean a Loan made by the Administrative Agent to the Borrower pursuant to Section 2.03(c).

         "Agents" shall mean, collectively, the Administrative Agent, the Collateral Agent and the Managing Agent.

         "Agreement" shall mean this Revolving Credit and Guaranty Agreement, as the same may from time to time be amended, modified or supplemented.

         "Alternate Base Rate" shall mean, for any day, the higher of (a) the annual rate of interest then most recently announced by BBNA at its head office in Boston, Massachusetts as its "Base Rate" and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% (0.50%) per annum. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations thereof in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause


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(b) of the first sentence of this definition, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in BBNA's Base Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in BBNA's Base Rate or the Federal Funds Effective Rate, respectively.

         "Amounts" shall have the meaning set forth in Section 2.18(a).

         "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in a form supplied by the Administrative Agent.

         "Bankruptcy Code" shall mean The Bankruptcy Reform Act of 1978, codified as 11 U.S.C. Section 101 et seq., as heretofore and hereafter amended from time to time, and any successor act or statute.

         "Bankruptcy Court" shall mean the United States Bankruptcy Court for the Southern District of New York, or any other court having jurisdiction over the Cases.

         "BBNA Cash Concentration Account" shall have the meaning set forth in
Section 2.13(a).

         "BBNA Disbursement Accounts" shall have the meaning set forth in
Section 2.13(c).

         "Blocked Account Agreements" shall have the meaning set forth in
Section 2.13(a).

         "Blocked Account Banks" shall mean the banks with whom the Borrower has entered into Blocked Account Agreements.

         "Blocked Accounts" shall have the meaning set forth in Section 2.13(a).

         "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

         "Borrowing" shall mean the incurrence of Loans of a single Type made from all the Lenders on a single date and having, in the case of Eurodollar Loans, a single Interest Period (with any ABR Loan made pursuant to Section 2.16 being considered a part of the related Borrowing of Eurodollar Loans).

         "Borrowing Base" shall mean, on any day, an amount equal to the lesser of (a) the sum of (i) seventy-two percent (72%) of the then Loan Value of Eligible Inventory and, without duplication, Eligible Letter of Credit Inventory and Eligible In-Transit Inventory, (ii) seventy-two percent (72%) of (a) the then Loan Value of Eligible FOB Inventory multiplied by (b) eighty percent (80%), (iii) eighty percent (80%) of the then Loan Value of Eligible Receivables, (iv) the Overadvance Amount (if applicable) and (v) the lesser of
(A) $45,000,000 and (B) seventy percent (70%) of the "low liquidation value" of the Borrower's and the Guarantors' leasehold interests (as determined by an appraiser acceptable to the Administrative Agent) in open and operating retail locations which the Borrower has not announced that it is closing, in each case to the extent that the Collateral Agent has an enforceable security interest in such Inventory, Receivables and leasehold interests in accordance with, and with the priority described in, Section 2.23, minus the then amount of all Borrowing Base Reserves and (b) $450,000,000.

         "Borrowing Base Certificate" shall mean a certificate substantially in the form of Exhibit A, with such changes therein as may be required by the Administrative Agent to reflect the components of, and reserves against, the Borrowing Base as provided for hereunder from time to time executed and certified by a Financial Officer of the Borrower, which shall include appropriate exhibits and schedules as referred to therein.

         "Borrowing Base Reserves" shall mean such reserves (including, without limitation, from and after the Closing Date, a "Professional Fee Carve-Out Reserve" equal to the then-current amount of the Carve-Out) against the Borrowing Base as the Administrative Agent from time to time may elect, in its reasonable discretion and on seven (7) Business Days' notice to the Borrower, to apply for purposes of determining the Borrowing Base on account of any matter, contingency or risk which the Administrative Agent may in good faith deem potentially material to the prospect of payment of the Credit Extensions (including adjustments referred to in Section 5.07(e)).

         "Breakage Costs" shall have the meaning set forth in Section 2.11(b).

         "Brockton Stipulation and Order" shall mean, collectively, (i) that certain order of the Bankruptcy Court entered on February 29, 1996 entitled, "Order Approving Stipulation Between The Caldor Corporation and Fleet Bank, N.A. Authorizing The Caldor Corporation to Make Adequate Protection Payments to Fleet Bank, N.A." and (ii) that certain stipulation and order authorizing The Caldor Corporation to make adequate protection payments to Fleet Bank, N.A., dated February 1, 1996, each as attached hereto as Exhibit G.

         "BSI" shall mean BancBoston Securities Inc.

         "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banks in the States of New York or Massachusetts are required or permitted to close (and, for a Letter of Credit, other than a day on which the bank issuing such Letter of Credit is closed); provided, however, that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits on the London interbank market.

         "Business Plan" shall mean the "Fiscal 1998 Business Plan" prepared by the Borrower, dated March 31, 1998, as previously delivered to the Administrative Agent, setting forth the business objectives for the Borrower and the Guarantors for the 1998 fiscal year, which plan includes, among other things: a monthly (i) balance sheet, (ii) income statement, and (iii) statement of cash flows, and related business assumptions.

         "Capital Expenditures" shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities during such period and including that portion of Capitalized Leases which is capitalized on the consolidated balance sheet of the Borrower and the Guarantors) net of cash amounts received by the Borrower and the Guarantors from other Persons during such period in reimbursement of Capital Expenditures made by the Borrower and the Guarantors, excluding interest capitalized during construction, by the Borrower and the Guarantors during such period that, in conformity with GAAP, are required to be included in or reflected by the property, plant, equipment or intangibles or similar fixed asset accounts reflected in the consolidated balance sheet of the Borrower and the Guarantors (including equipment which is purchased simultaneously with the trade-in of existing equipment owned by the Borrower or any of the Guarantors to the extent of the gross amount of such purchase price less the book value of the equipment being traded in at such time), but excluding expenditures made in connection with the replacement or restoration of assets to the extent reimbursed or financed from insurance proceeds paid on account of the loss of or the damage to the assets being replaced or restored, or from awards of compensation arising from the taking by condemnation or eminent domain of such assets being replaced.


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
         "Capitalized Lease" shall mean, as applied to any Person, any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

         "Carve-Out" shall have the meaning set forth in Section 2.23.

         "Cases" shall mean the Chapter 11 Cases of the Borrower and each of the Guarantors pending in the Bankruptcy Court.

         "Cash Collateral Account" shall mean an interest-bearing account established by the Borrower with the Administrative Agent at BBNA under the sole and exclusive dominion and control of the Administrative Agent at the office of BBNA at 100 Federal Street, Boston, Massachusetts 02110 designated as "The Caldor Corporation Cash Collateral Account" that shall be used for the purposes set forth herein.

         "Cash Receipts" shall have the meaning set forth in Section 2.13(a).

         "Chase" shall have the meaning set forth in the Introductory Statement.

         "Chase Credit Facility" shall have the meaning set forth in the Introductory Statement.

         "Chase Concentration Account" shall have the meaning set forth in
Section 2.13(a).

         "Chase Disbursement Accounts" shall have the meaning set forth in
Section 2.13(c).

         "Check Cashing Accounts" shall have the meaning set forth in Section 2.13(e).

         "Closing Date" shall mean the date on which this Agreement has been executed and the conditions precedent to the making of the initial Loans set forth in Sections 4.01 and 4.02 have been satisfied or waived in writing by the Administrative Agent, the Managing Agent, the Issuing Bank and the Collateral Agent, as applicable, which date shall occur promptly after the entry of the Order.

         "Closing Documents List" shall mean the list of required closing documents attached hereto as Schedule 4.01(s).

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Collateral" shall mean "Collateral" as defined in the Security Agreement and all other property and assets of the Borrower and the Guarantors pledged as security for the Obligations hereunder and under the other Loan Documents.

         "Collateral Access Agreements" shall mean any landlord waiver, mortgagee waivers, bailee letters or any similar acknowledgment agreements with respect to any Inventory warehouse of the Borrower or any Guarantor, substantially in the form of Exhibit L.

         "Commitment" shall mean, with respect to each Lender, the aggregate commitment of such Lender hereunder in the amount set forth opposite its name on Annex A hereto or as may subsequently be set forth in the Register from time to time, as the same may be reduced from time to time pursuant to Section 2.07.

         "Commitment Letter" shall have the meaning set forth in the definition of "Exit Facility."

         "Commitment Percentage" shall mean at any time, with respect to each Lender, the percentage obtained by dividing its Commitment at such time by the Total Commitment at such time.

         "Common Carrier Agreement" shall mean a letter agreement among the Collateral Agent, the Borrower and a common carrier transporting Inventory of the Borrower or a Retail Guarantor, in form and substance reasonably satisfactory to the Collateral Agent.

         "Credit Card Obligor" shall mean any of American Express Travel Related Services Company, Inc., Citicorp Credit Services, Inc., Discover Card Services, Inc., and Fleet Bank, and any other Person acceptable to the Administrative Agent in its sole discretion, provided that on the Closing Date the Borrower has notified each of the above entities and each such other Person in writing of the Collateral Agent's security interest in the Receivables due to the Borrower from such Person and has directed that such Person remit all payments with respect to such Receivables directly to the BBNA Cash Concentration Account, such notice and direction to be substantially in the form attached hereto as Exhibit K (each a "Payment Direction Notice").

         "Credit Extensions" shall be equal, as of any day, to the sum of (a) the principal balance of all Loans then outstanding, and (b) the then amount of the Letter of Credit Outstandings.

         "Customs Broker Agreement" shall mean a letter agreement among the Collateral Agent, the Borrower and a customs broker handling the Borrower's or a Retail Guarantor's Inventory regarding the Collateral Agent's security interest in such Inventory, in form and substance reasonably satisfactory to the Collateral Agent.

         "Default" shall mean any event which, upon the giving of any notice or the lapse of any period of time expressly set forth in Section 7.01, or both, would constitute an Event of Default.

         "Default Notice" shall have the meaning set forth in Section 7.01.

         "Dollars" and "$" shall mean lawful money of the United States of America.

         "EBITDA" shall mean, for any period, all as determined in accordance with GAAP, the consolidated net income (or net loss) of the Borrower and the Guarantors for such period, plus (to the extent taken into account in determining such net income or net loss) (a) the sum of (i) depreciation expense, (ii) amortization expense, (iii) other non-cash expense, (iv) provision for LIFO adjustment for Inventory valuation, (v) net total Federal, state and local income tax expense, (vi) gross interest expense for such period less gross interest income for such period, (vii) extraordinary losses, (viii) the non-cash portion, if any, of a non-recurring charge or a restructuring charge, (ix) the cumulative effect of any change in accounting principles, and (x) "Chapter 11 expenses" (or "administrative costs" reflecting Chapter 11 expenses) as shown on the Borrower's consolidated statement of income for such period, minus (b) extraordinary gains.

         "Eligible Assignee" shall mean (a) a commercial bank having total assets in excess of $500,000,000, (b) a finance company, insurance company or other financial institution (in each case with total assets in excess of $200,000,000) reasonably acceptable to the Administrative Agent which in the ordinary course of business extends credit and whose becoming an assignee would not constitute a prohibited transaction under Section 4975 of ERISA, (c) any other financial institution reasonably satisfactory to the Administrative Agent and, (d) during the continuance of an Event of Default, (i) a fund (with total assets in excess of $75,000,000) reasonably satisfactory to the Administrative Agent which in the ordinary course of business extends credit or purchases debt of the type evidenced by the Notes and whose becoming an assignee would not constitute a prohibited transaction under Section 4975 of ERISA and (ii) any other Person reasonably satisfactory to the Administrative Agent (other than a fund with total assets of $75,000,000 or less).

         "Eligible FOB Inventory" shall mean, as of any date of determination, Inventory which would otherwise be Eligible Inventory if received in the Borrower's or a Retail Guarantor's warehouse or retail locations listed on
Schedule 3.11(a) and recorded in the Borrower's or Retail Guarantor's stock ledger report, but which (i) has not yet been so received, (ii) has been sold to the Borrower "FOB shipping point" and (iii) is subject to an invoice which is not dated earlier than thirty (30) days prior to the date of the then-current Borrowing Base Certificate provided to the Collateral Agent; provided that, beginning thirty (30) days after the Closing Date, with respect to any Eligible FOB Inventory not subject to a Common Carrier Agreement, the Administrative Agent may, in its sole discretion, establish a Borrowing Base Reserve with respect to any amounts payable to the common carrier transporting such Inventory. The amount of Eligible FOB Inventory to be included in the Borrowing Base at any time shall be determined by the Administrative Agent in its sole discretion.

         "Eligible In-Transit Inventory" shall mean, as of any date of determination, Inventory which would otherwise be Eligible Inventory, in an aggregate amount not to exceed $65,000,000 at any time, (i) for which a documentary Letter of Credit has been issued and paid, but such Inventory has not yet been received in the Borrower's or a Retail Guarantor's warehouse; provided that, if such Inventory is in the possession of any of the Borrower's or a Retail Guarantor's customs brokers, beginning thirty (30) days after the Closing Date, with respect to any such Inventory not subject to a Customs Broker Agreement, the Administrative Agent may, in its sole discretion, establish a Borrowing Base Reserve with respect to any amounts payable to the customs broker in possession of such Inventory, and (ii) that has been received in the Borrower's or a Retail Guarantor's warehouse, but has not yet been recorded in the Borrower's or such Retail Guarantor's stock ledger report.

         "Eligible Inventory" shall mean, as of the date of determination, Inventory of the Borrower and the Retail Guarantors that are finished goods, merchantable and readily saleable to the public in the ordinary course of business, in each case deemed by the Administrative Agent in the exercise of its Permitted Discretion to be eligible for inclusion in the calculation of the Borrowing Base. Without limiting the foregoing, unless otherwise approved in writing by the Administrative Agent, none of the following shall be deemed to be Eligible Inventory:

                  (a) Inventory not subject to a perfected first-priority Lien in accordance with Section 2.23;

                  (b) Inventory that is not owned solely by the Borrower or a Retail Guarantor or with respect to which the Borrower or such Retail Guarantor does not have good, valid and marketable title, free and clear of any Lien (other than as set forth in Section 2.23 (it being understood that only the Collateral Agent, for the benefit of itself, the Administrative Agent, the Issuing Bank, the Managing Agent and the Lenders, shall have a first-priority Lien on such Inventory));

                  (c) Inventory that is not located on property leased or owned by the Borrower or a Retail Guarantor or in a contract warehouse or other third party location in each case, located in the United States and segregated or otherwise separately identifiable from goods of others, if any, stored on the premises;

                  (d) Inventory that is not reflected in the Borrower's stock ledger report.

                  (e) Inventory that has been returned or rejected by any of the Borrower's customers and which is damaged or defective or to be returned to vendor;

                  (f) Inventory not held for resale in the ordinary course, including samples, publicity, display or demonstration Inventory, and piece goods;

                  (g) consigned and leased Inventory;

                  (h) special order Inventory;

                  (i) supplies and packing or shipping materials; and

                  (j) Inventory that, if located in a warehouse (as opposed to one of the Borrower's or the Retail Guarantors' retail locations listed on
Schedule 3.11(a)) is not subject to a Collateral Access Agreement.

         "Eligible Letter of Credit Inventory" shall mean, as of the date of determination thereof, documentary Letters of Credit (i) that have been issued with an expiration date within 75 days of such date of determination, (ii) that have been issued for the acquisition by the Borrower or the Retail Guarantors of Inventory which would otherwise be Eligible Inventory if owned by the Borrower or a Retail Guarantor, and (iii) that may include letters of credit issued as described in the third paragraph of the Introductory Statement above, so long as such letter of credit would otherwise satisfy the requirements hereof.

         "Eligible Receivables" shall mean, as of the date of determination thereof, Receivables of the Borrower payable in Dollars and deemed by the Administrative Agent in the exercise of its Permitted Discretion to be eligible for inclusion in the calculation of the Borrowing Base. Without limiting the foregoing, unless otherwise approved in writing by the Administrative Agent, none of the following shall be deemed to be Eligible Receivables:

                  (a) Receivables that have been outstanding for more than 5 Business Days from the date of sale;

                  (b) Receivables not owned solely by the Borrower or with respect to which the Borrower does not have good, valid and marketable title thereto;

                  (c) Receivables which the Administrative Agent determines in its sole discretion to be uncertain of collection; and

                  (d) Receivables not subject to a perfected first-priority security interest in accordance with Section 2.23.

         "Environmental Lien" shall mean a Lien in favor of any Governmental Authority for (i) any liability under federal or state environmental laws or regulations, or (ii) damages arising from or costs incurred by such Governmental Authority in response to a release or threatened release of a hazardous or toxic waste, substance or constituent, or other substance into the environment.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

         "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) which is a member of a group of which the Borrower is a member and which is under common control within the meaning of Section 414(b) or (c) of the Code and the regulations promulgated and rulings issued thereunder.

         "Eurocurrency Liabilities" shall have the meaning assigned thereto in Regulation D issued by the Board, as in effect from time to time.

         "Eurodollar Applicable Margin" shall mean 2.25% per annum, provided, that commencing with the first fiscal quarter of the Borrower beginning after receipt by the Administrative Agent of the Borrower's audited financial statements for fiscal year 1998, the Eurodollar Applicable Margin will be reduced by (i) 0.25% for any fiscal quarter for which the EBITDA of the Borrower for the 12-month period preceding the beginning of such quarter is greater than or equal to $75,000,000, but less than $100,000,000 or (ii) without duplication, 0.50% for any fiscal quarter for which the EBITDA of the Borrower for the 12-month period preceding the beginning of such quarter is greater than or equal to $100,000,000.

         "Eurodollar Borrowing" shall mean a Borrowing comprised of Eurodollar Loans.

         "Eurodollar Loan" shall mean any Loan bearing interest at a rate determined by reference to Adjusted Eurodollar Rate in accordance with the provisions of Article II.

         "Eurodollar Rate" shall mean, for any Interest Period for any Eurodollar Borrowing, the rate (rounded upwards, if necessary, to the next 1/16 of 1%) at which dollar deposits approximately equal in principal amount to such Eurodollar Borrowing and for a maturity comparable to such Interest Period are offered to the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

         "Event of Default" shall have the meaning set forth in Section 7.01.

         "Existing Agreements" shall mean the agreements (including, without limitation, the Existing Credit Agreement and the Existing Real Estate Credit Agreement) listed on Schedule 2.23 hereto, the notes delivered pursuant thereto, and all of the agreements granting security interests on and liens in property and assets of the Borrower and the Guarantors, including, without limitation, the security agreements, mortgages and leasehold mortgages listed on Schedule
2.23 hereto, each of which was executed and delivered by the Borrower and (as applicable) the Guarantors prior to the Filing Date, as each may have been amended or modified from time to time.

         "Existing Credit Agreement" shall mean that certain credit agreement (as amended) dated as of October 21, 1993, among the Borrower, the Retail Guarantors, Chemical Bank, as administrative agent and fronting bank, and the Lenders thereunder.

         "Existing Real Estate Credit Agreement" shall mean that certain credit agreement (as amended), dated as of August 8, 1995, among the Borrower, the Retail Guarantors and Chemical Bank, individually and as administrative agent and collateral agent.

         "Exit Facility" shall mean that certain Revolving Credit and Guaranty Agreement contemplated to be entered into (subject in full to the satisfaction (or waiver by the Administrative Agent and/or the Lenders as provided therein) of all of the conditions to effectiveness contained therein), among the Borrower, the

Guarantors, the Administrative Agent, the Managing Agent, the Issuing Bank, the Collateral Agent and the Lenders pursuant to that certain Commitment Letter dated April 24, 1998 from the Lenders to the Borrower attached hereto as Exhibit F (as amended from time to time, the "Commitment Letter").

         "Federal Funds Effective Rate" shall mean, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York or, if such rate is not published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three funds brokers of recognized standing selected by the Administrative Agent.

         "Fee Letter" shall mean that certain fee letter, dated April 24, 1998, between the Borrower and BBNA.

         "Fees" shall collectively mean the Unused Line Fee, the L/C Fees, the fees and charges described in Section 2.02(c) and the fees referred to in
Section 2.19.

         "Filing Date" shall mean September 18, 1995.

         "Financial Officer" shall mean the Chief Executive Officer, the Chief Financial Officer, the Vice President - Controller or the Treasurer of the Borrower.

         "Fleet-Brockton Loan Agreement" shall mean the Loan Agreement dated as of September 21, 1994, by and between Fleet Bank, N.A., as lender, and the Borrower, as borrower.

         "Fleet Post-Petition Loan Agreement" shall mean that certain Amended and Restated Loan Agreement dated as of March 13, 1996, by and among the Borrower, Caldor-Silver Spring, L.L.C. and Fleet Bank, N.A., entered into in connection with the financing of the construction of the Borrower's store located in Silver Spring, Maryland, which agreement was approved by the entry of an order of the Bankruptcy Court on March 13, 1996, as attached as Exhibit H (the "Fleet Post-Petition Order").

         "Fleet Post-Petition Order" shall have the meaning set forth in the definition of "Fleet Post-Petition Loan Agreement."

         "GAAP" shall mean generally accepted accounting principles applied on a basis consistent with those used in preparing the financial statements referred to in Section 3.03.

         "GE Account" shall have the meaning set forth in Section 2.13(d).

         "GE Stipulation and Order" shall mean that certain Stipulation and Order Resolving Motion for Adequate Protection, between the Borrower and General Electric Company - GE Lighting, as "so ordered" by the Bankruptcy Court on June 11, 1997, and entered on June 13, 1997.

         "Governmental Authority" shall mean any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality or any court, in each case whether of the United States or any foreign jurisdiction.

         "Indebtedness" shall mean, at any time and with respect to any Person,
(i) all indebtedness of such Person for borrowed money, (ii) all indebtedness of such Person for the deferred purchase price of property or services (other than property, including Inventory, and services purchased, and expense accruals and deferred compensation items arising, in the ordinary course of business), (iii) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments (other than performance, surety and appeal bonds arising in the ordinary course of business), (iv) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (v) all obligations of such Person under leases which have been or should be, in accordance with GAAP, recorded as capital leases, to the extent required to be so recorded, (vi) all reimbursement, payment or similar obligations of such Person, contingent or otherwise, under acceptance, letter of credit or similar facilities, (vii) all Indebtedness referred to in clauses (i) through (vi) above guaranteed directly or indirectly by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (A) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (B) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss in respect of such Indebtedness, (C) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (D) otherwise to assure a creditor against loss in respect of such Indebtedness, and (viii) all Indebtedness referred to in clauses (i) through
(vii) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any property owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

         "Insufficiency" shall mean, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities within the meaning of Section 4001(a)(18) of ERISA.

         "Interest Payment Date" shall mean (i) as to any Eurodollar Loan having an Interest Period of 1, 2 or 3 months, the last day of such Interest Period and
(ii) as to all ABR Loans outstanding at any time during any month, the first Business Day of the next succeeding month.

         "Interest Period" shall mean, as to any Borrowing of Eurodollar Loans, the period commencing on and including the date of such Borrowing (including as a result of a refinancing of ABR Loans) or on the last day of the preceding Interest Period applicable to such Borrowing and ending on and excluding the numerically corresponding day (or if there is no corresponding day, the last day) in the calendar month that is 1, 2 or 3 months thereafter, as the Borrower may elect in the related notice delivered pursuant to Sections 2.03(b) or 2.09; provided, however, that (i) if any Interest Period would end on a day which shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (ii) no Interest Period shall end later than the Termination Date.

         "Inventory" shall mean all stock ledger goods, wares and merchandise owned and held for sale by the Borrower or a Retail Guarantor.

         "Investments" shall have the meaning set forth in Section 6.11.

         "L/C Fee" shall have the meaning set forth in Section 2.21.

         "Lenders" shall mean the Persons identified on Annex A hereto and each assignee that becomes a party to this Agreement as set forth in Section 10.03(b).

         "Letter of Credit" shall mean a letter of credit that is (i) issued for account of the Borrower, (ii) a standby or documentary letter of credit, (iii) issued in connection with the purchase of Inventory by the Borrower or a Retail Guarantor and for other purposes for which the Borrower or such Retail Guarantor has previously obtained letters of credit, or for any other purpose which complies with Section 3.10 (including, without limitation, the Letters of Credit issued as described in the third paragraph of the Introductory Statement above), and (iv) in form and substance reasonably satisfactory to the Issuing Bank.

         "Letter of Credit Outstandings" shall mean, at any time, the sum of (a) with respect to Letters of Credit outstanding at such time, the aggregate maximum amount that then is or at any time thereafter may become available for drawing or payment thereunder plus (b) all amounts theretofore drawn or paid under Letters of Credit for which the Issuing Bank has not then been reimbursed.

         "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind whatsoever (including any conditional sale or other title retention agreement or any lease in the nature thereof).

         "Loan Account" shall have the meaning set forth in Section 2.12(a).

         "Loan Documents" shall mean this Agreement, the Notes, the Letters of Credit, the Fee Letter, the Security Agreement, the Trademark Security Agreement, all Borrowing Base Certificates, the Blocked Account Agreements, the Collateral Access Agreements, the Customs Broker Agreements, the Common Carrier Agreements and any other instrument or agreement executed and delivered in connection herewith.

         "Loan Value" shall mean the amount determined by the Administrative Agent from time to time, in the exercise of its Permitted Discretion and consistent with the Administrative Agent's usual business practices and policies for similar borrowers similarly situated, as the value of (A) Eligible Receivables, (B) Eligible Letter of Credit Inventory (which shall not exceed the amount that may be drawn under such Letters of Credit), and (C) Eligible Inventory, Eligible In-Transit Inventory and Eligible FOB Inventory (which determination, with respect to this clause (C), shall take into account the following factors, among others: (i) the cost thereof, (a) as determined under the retail method of accounting as reflected in the Borrower's and the Retail Guarantors' stock ledger (the cost value of the Inventory in the stock ledger will be adjusted based upon the lowest ticketed retail price at which such Inventory is offered to the public, after all permanent mark-downs (whether or not such price is then reflected on the Borrower's accounting system)) or, (b) with respect to warehouse and in-transit inventory, determined under the cost method of accounting, (ii) the first-in, first-out accounting valuation method,
(iii) the Borrower's accounting practices, known to the Administrative Agent and in effect on the date hereof, and (iv) excluding any capitalization costs or other non-purchase price charges (other than freight consistent with historical methodologies) used in the Borrower's calculation of cost of goods sold.

         "Loans" shall mean all loans (including, without limitation, Agent Advances) at any time made to the Borrower or for account of the Borrower pursuant to this Agreement.

         "Maturity Date" shall mean November 15, 1999.

         "Minority Lenders" shall have the meaning set forth in Section
10.10(b).

         "Multiemployer Plan" shall mean a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

         "Multiple Employer Plan" shall mean a Single Employer Plan, which (i) is maintained for employees of the Borrower or an ERISA Affiliate and at least one Person other than the Borrower and its ERISA Affiliates or (ii) was so maintained and in respect of which the Borrower or an ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such Plan has been or were to be terminated.

         "Non-U.S. Lender" shall have the meaning set forth in Section 2.18(f).

         "Notes" shall mean the promissory notes of the Borrower (i) substantially in the form of Exhibit B-1, each payable to the order of a Lender, evidencing the Loans and (ii) substantially in the form of Exhibit B-2, payable to the Administrative Agent, evidencing the Agent Advances.

         "Obligations" shall mean (a) the due and punctual payment of principal of and interest on the Loans and the Notes and the reimbursement of all amounts drawn under Letters of Credit, and (b) the due and punctual payment of the Fees and all other present and future, fixed or contingent, monetary obligations of the Borrower and the Guarantors to the Lenders, the Issuing Bank, the Collateral Agent, the Managing Agent and the Administrative Agent under the Loan Documents.

         "Order" shall mean the Order of the Bankruptcy Court described in
Section 4.01(c).

         "Other Taxes" shall have the meaning set forth in Section 2.18(b).

         "Overadvance Amount" shall mean on any day from and including March 1 through and including December 31 of any year, the lesser of (x) 5% of the then Loan Value of Eligible Inventory and, without duplication, Eligible Letter of Credit Inventory, Eligible In-Transit Inventory and Eligible FOB Inventory (in each case, to the extent that the Collateral Agent has an enforceable security interest in such Inventory in accordance with, and with the priority described in, Section 2.23) and (y) $30,000,000.

         "Overadvance Margin" shall mean (i) 0.50% per annum for any month in which the Borrower has any Loans outstanding which utilize any portion of the Overadvance Amount under the Borrowing Base, or (ii) at all other times, zero.

         "Payment Direction Notice" shall have the meaning set forth in the definition of "Credit Card Obligor."

         "Payoff Amount" shall have the meaning set forth in Section 4.01(n).

         "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor agency or entity performing substantially the same functions.

         "Pension Plan" shall mean a defined benefit pension or retirement plan which meets and is subject to the requirements of Section 401(a) of the Code.

         "Permitted Discretion" shall mean the exercise of the Administrative Agent's reasonable judgment in consideration of any factor which (i) could adversely affect the value of any Collateral, the enforceability or priority of the Liens thereon or the amount that the Collateral Agent and the Lenders would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation thereof or (ii) materially increases the likelihood that the Lenders would not receive payment for all of the Obligations. The burden of demonstrating that the Administrative Agent has not acted reasonably shall rest with the Borrower.

         "Permitted Investments" shall mean:

                  (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case payable in Dollars and maturing within twelve months from the date of acquisition thereof;

                  (b) investments in certificates of deposit, banker's acceptances and time deposits (including Eurodollar time deposits) payable in Dollars and maturing within six months from the date of acquisition thereof issued or guaranteed by or placed with (i) any domestic office of the Administrative Agent or (ii) any domestic office of any other commercial bank of recognized standing organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $250,000,000 and is the principal banking Subsidiary of a bank holding company having a long-term unsecured debt rating of at least "A" or the equivalent thereof from Standard & Poor's Corporation or at least "A2" or the equivalent thereof from Moody's Investors Service, Inc.;

                  (c) investments in commercial paper payable in Dollars and maturing within six months from the date of acquisition thereof and issued by
(i) the holding company of the Administrative Agent or (ii) the holding company of any other commercial bank of recognized standing organized under the laws of the United States of America or any State thereof that has (A) a combined capital and surplus in excess of $250,000,000 and (B) commercial paper rated at least "A" or the equivalent thereof from Standard & Poor's Corporation or of at least "A2" or the equivalent thereof from Moody's Investors Service, Inc.;

                  (d) investments in repurchase obligations payable in Dollars with a term of not more than seven days for underlying securities of the types described in clause (a) above entered into with any office of a bank or trust company meeting the qualifications specified in clause (b) above;

                  (e) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses
(a) through (d) above; and

                  (f) investments in the capital stock of any direct or indirect Subsidiary of the Borrower in existence on the Filing Date.

         "Permitted Liens" shall mean (i) Liens imposed by law (other than Environmental Liens and any Lien imposed under ERISA) for taxes, assessments or charges of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP; (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens (other than Environmental Liens and any Lien imposed under ERISA) imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP; (iii) Liens (other than any Lien imposed under ERISA) incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts; (iv) easements (including, without limitation, reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and zoning and other restrictions, charges or encumbrances (whether or not recorded), which do not interfere materially with the ordinary conduct of the business of the Borrower or any Guarantor, as the case may be, and which do not materially detract from the value of the property to which they attach or materially impair the use thereof to the Borrower or any Guarantor, as the case may be; (v) purchase money Liens securing amounts not in excess of $750,000 in the aggregate (a) existing on the Closing Date (and listed on Schedule 3.06(b)) upon or in any property (other than Inventory) acquired or held in the ordinary course of business to secure the purchase price of such property or (b) to secure Indebtedness created after the Closing Date permitted by Section 6.03(iii) and solely for the purpose of financing the acquisition of such property; and (vi) extensions, renewals or replacements of any Lien referred to in paragraphs (i) through (v) above; provided that the principal amount of the obligation secured thereby is not increased and that any such extension, renewal or replacement is limited to the property originally encumbered thereby.

         "Person" shall mean any natural person, corporation, partnership, limited liability company, trust, joint venture, association, company, estate, unincorporated organization or government or any agency or political subdivision thereof.

         "Plan" shall mean a Single Employer Plan or a Multiemployer Plan.

         "Pre-Petition Claim Payment" shall mean a payment or transfer of property on account of any claim that was outstanding against the Borrower or any Guarantor on the Filing Date, including (without limitation) payments or transfers that are (a) cash interest or principal payments, (b) merchandise returns credited to any pre-petition claim, (c) adequate protection payments on secured claims, (d) payments made to cure pre-petition defaults on an unexpired lease or executory contract, (e) returns of goods based on reclamation rights, or the grant or payment of any administrative priority claim in lieu of any such return of goods, and (f) trade payables arising from the purchase of Inventory not otherwise permitted to be acquired under this Agreement.

         "Real Estate Lender" shall have the meaning set forth in the Order.

         "Receivables" shall mean, with respect to any Credit Card Obligor, the amount owed by such Credit Card Obligor to the Borrower or a Retail Guarantor under a charge account agreement arising from a sale of merchandise or services by the Borrower or such Retail Guarantor.

         "Register" shall have the meaning set forth in Section 10.03(d).

         "Reorganization Plan" shall mean a plan of reorganization in any of the Cases.

         "Required Lenders" shall mean, at any time, Lenders having Loans outstanding representing at least 51% of the total Loans outstanding; provided, however, that if no Loans are outstanding, Required Lenders shall be those Lenders having Commitments representing at least 51% of the Total Commitment (without giving effect to any termination of all of the Commitments pursuant to Section 7.01).

         "Retail Guarantors" shall mean Caldor, Inc. - CT, a Connecticut corporation, and Caldor, Inc. - NY, a New York corporation.

         "Security Agreement" shall mean the Security Agreement executed by the Borrower and each Guarantor and delivered to the Collateral Agent, substantially in the form of Exhibit D.

         "Settlement Date" shall have the meaning set forth in Section 2.03(d).

         "Single Employer Plan" shall mean a single employer plan, as defined in
Section 4001(a)(15) of ERISA, that (i) is maintained for employees of the Borrower or an ERISA Affiliate or (ii) was so maintained and in respect of which the Borrower could have liability under Section 4069 of ERISA in the event such Plan has been or were to be terminated.

         "Statutory Reserves" shall mean, on any date, the percentage (expressed as a decimal) established by the Board and any other banking authority which is the then stated maximum rate for all reserves (including but not limited to any emergency, supplemental or other marginal reserve requirements) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency Liabilities (or any successor category of liabilities under Regulation D issued by the Board, as in effect from time to time). Such reserve percentages shall include, without limitation, those imposed pursuant to said Regulation. The Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in such percentage.

         "Subsidiary" shall mean, with respect to any Person (herein referred to as the "parent"), any corporation, association or other business entity (whether now existing or hereafter organized) of which at least a majority of the securities or other ownership interests having ordinary voting power for the election of directors is, at the time as of which any determination is being made, owned or controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

         "Superpriority Claim" shall mean a claim against the Borrower and any Guarantor in any of the Cases which is an administrative expense claim having priority over any or all administrative expenses of the kind specified in Sections 503(b), 507(b) and 364(c) of the Bankruptcy Code.

         "Taxes" shall have the meaning set forth in Section 2.18(a).

         "Term Lenders" shall have the meaning set forth in the Order.

         "Termination Date" shall mean the earliest to occur of (i) the effective date of any plan of reorganization that is confirmed in any of the Cases pursuant to an order entered by the Bankruptcy Court, (ii) the Maturity Date, and (iii) the date on which the maturity of the Loans is accelerated and the commitments of the Lenders are terminated in accordance with Section 7.01.

         "Termination Event" shall mean (i) a "reportable event", as such term is described in Section 4043 of ERISA and the regulations issued thereunder (other than a "reportable event" not subject to the provision for 30-day notice to the PBGC under Section 4043 of ERISA or such regulations) or an event described in Section 4068 of ERISA excluding events described in Section 4043(c)(9) of ERISA or 29 CFR 2615.21 or 2615.23, or (ii) the withdrawal of the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a "substantial employer", as such term is defined in Section 4001(c) of ERISA, or the incurrence of liability by the Borrower or any ERISA Affiliate under Section 4064 of ERISA upon the termination of a Multiple Employer Plan, or (iii) providing notice of intent to terminate a Plan pursuant to Section 4041(c) of ERISA or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or (iv) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA, or (v) any other event or condition (other than the commencement of the Cases and the failure to have made any contribution accrued as of the Filing Date but not paid) which would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of or the appointment of a trustee to administer, any Plan, or the imposition of any liability under Title IV of ERISA (other than for the payment of premiums to the PBGC).

         "Total Commitment" shall mean, at any time, the sum of the Commitments at such time.

         "Trademark Security Agreement" shall mean the Security Agreement and Mortgage - Trademarks executed by the Borrower and delivered to the Collateral Agent, substantially in the form of Exhibit J.

         "Transferee" shall have the meaning set forth in Section 2.18(a).

         "Type" when used in respect of any Loan or Borrowing shall refer to the rate of interest by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined.

         "Unused Commitment" shall mean, on any day, (a) the then aggregate amount of the Commitments minus (b) the sum of (i) the principal amount of Loans then outstanding and (ii) the then Letter of Credit Outstandings.

         "Unused Line Fee" shall have the meaning set forth in Section 2.20.

         "Withdrawal Liability" shall have the meaning set forth under Part I of Subtitle E of Title IV of ERISA.

         SECTION 1.02. TERMS GENERALLY. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that for purposes of determining compliance with any covenant set forth in Article VI, such terms shall be construed in accordance with GAAP as in effect on the date of this Agreement applied on a basis consistent with the application used in the Borrower's audited financial statements for the fiscal year ended on January 31, 1998.

                         II. AMOUNT AND TERMS OF CREDIT

         SECTION 2.01. COMMITMENT OF THE LENDERS.

                  (a) Each Lender severally and not jointly with any other Lender agrees, upon the terms and subject to the conditions herein set forth, to extend credit to the Borrower on a revolving basis, in the form of Credit Extensions and in an amount equal to such Lender's Commitment Percentage thereof, subject to the following limitations:

                  (1) The aggregate outstanding amount of the Credit Extensions shall not at any time exceed the lowest of (i) $450,000,000 or any lesser amount to which the Commitments have then been reduced by the Borrower pursuant to Sections 2.07 or 2.10, (ii) the then amount of the Borrowing Base, plus the cash held in the Cash Collateral Account pursuant to Sections 2.10(a) and 2.14(a) (item "fourth"), and (iii) the amount of credit which the Borrower is then authorized to incur, and which each Guarantor is then authorized to guarantee, under the Order or any other order of the Bankruptcy Court or any other court of competent jurisdiction.

                  (2) No Lender shall be obligated to issue any Letter of Credit, and Letters of Credit shall be available from the Issuing Bank, subject to the ratable participation of all Lenders, as set forth in
         Section 2.02. The Borrower will not at any time permit the aggregate Letter of Credit Outstandings to exceed $150,000,000.

                  (3) Subject to all of the other provisions of this Agreement, Loans that are repaid may be reborrowed prior to the Termination Date. No new Credit Extension, however, shall be made to the Borrower after the Termination Date.

                  (b) Each Borrowing of Loans (other than Agent Advances) shall be made by the Lenders pro rata in accordance with their respective Commitments. The failure of any Lender to make any such Loan shall neither relieve any other Lender of its obligation to fund its Loan in accordance with the provisions of this Agreement nor increase the obligation of any such other Lender.

                  (c) Notwithstanding anything contained herein to the contrary, the Administrative Agent may, in the exercise of its sole discretion and with no obligation to the Borrower to do so, provide Loan overadvances (above the then-current Borrowing Base (but in no event above the Total Commitment)) to the Borrower of up to $15,000,000 for no more than 60 days at a time up to three times per year during the term of this Agreement. Any Loans under this subsection (c) shall bear interest at the rate set forth in Section 2.06.

         SECTION 2.02. LETTERS OF CREDIT.

                  (a) Upon the terms and subject to the conditions herein set forth, the Borrower may request the Issuing Bank, at any time and from time to time after the date hereof and prior to the Termination Date, to issue, and subject to the terms and conditions contained herein, the Issuing Bank shall issue, for the account of the Borrower one or more Letters of Credit; provided that no Letter of Credit shall be issued if after giving effect to such issuance
(i) the aggregate Letter of Credit Outstandings shall exceed $150,000,000, or
(ii) the aggregate Credit Extensions would exceed the limitation set forth in
Section 2.01(a)(1); and provided further that no Letter of Credit shall be issued if the Issuing Bank shall have received notice from the Administrative Agent or the Required Lenders that the conditions to such issuance have not been met.

                  (b) No Letter of Credit shall have an expiration date later than, (a) for standby Letters of Credit, one (1) year from the date of issuance (with customary renewal provisions as agreed upon by the Borrower and Issuing
Bank) and, (b) for documentary Letters of Credit, 180 days from the date of issuance; provided, however, that no Letter of Credit shall have an expiration date later than the 90th day after the Termination Date. In the case of each Letter of Credit issued with an expiration date later than the Termination Date, the Borrower shall, on or prior to the Termination Date, comply with the provisions of Section 2.10(b).

                  (c) The Borrower shall pay to the Administrative Agent, for the account of the Issuing Bank and in addition to all L/C Fees provided for in
Section 2.21, an issuance fee equal to 0.125% per annum of the average daily balance of the maximum amount that at any time is available for drawing or payment under each Letter of Credit, payable quarterly in arrears, as well as such fees and charges in connection with the issuance, negotiation, settlement, amendment and processing of each Letter of Credit issued by the Issuing Bank as are customarily imposed by the Issuing Bank from time to time in connection with letter of credit transactions.

                  (d) Drafts drawn under each Letter of Credit shall be reimbursed by the Borrower in Dollars not later than the first Business Day following the date of draw and shall bear interest from the date of draw until the first Business Day following the date of draw at a rate per annum equal to the Alternate Base Rate and thereafter until reimbursed in full at a rate per annum equal to the Alternate Base Rate plus 2.00% per annum (computed on the basis of the actual number of days elapsed over any year of 360 days). The Borrower shall effect such reimbursement (x) if such draw occurs prior to the Termination Date (or the earlier date of termination of the Total Commitment), through a Borrowing of Loans without the satisfaction of the conditions precedent set forth in Section 4.02, or (y) if such draw occurs on or after the Termination Date (or the earlier date of termination of the Total Commitment), in cash. Each Lender agrees to fund its Commitment Percentage of the Loans described in clause (x) of the preceding sentence notwithstanding a failure to satisfy the applicable lending conditions thereto or the provisions of Sections
2.01 and 2.02 or the occurrence of the Termination Date.

                  (e) Immediately upon the issuance of any Letter of Credit by the Issuing Bank, the Issuing Bank shall be deemed to have sold to each Lender and each such Lender shall be deemed unconditionally and irrevocably to have purchased from the Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's Commitment Percentage, in such Letter of Credit, each drawing thereunder and the obligations of the Borrower and the Guarantors under this Agreement with respect thereto. Upon any change in the Commitments pursuant to Section 10.03, it is hereby agreed that with respect to all Letter of Credit Outstandings, there shall be an automatic adjustment to the participations hereby created to reflect the new Commitment Percentages of the assigning and assignee Lenders. Any action taken or omitted by the Issuing Bank under or in connection with a Letter of Credit, if taken or omitted in the absence of gross negligence or wilful misconduct, shall not create for the Issuing Bank any resulting liability to any Lender.

                  (f) In the event that the Issuing Bank makes any payment under any Letter of Credit and the Borrower shall not have reimbursed such amount in full to the Issuing Bank pursuant to this Section 2.02, the Issuing Bank shall promptly notify the Administrative Agent, which shall promptly notify each Lender of such failure, and each Lender shall promptly and unconditionally pay to the Administrative Agent for the account of the Issuing Bank the amount of such Lender's Commitment Percentage of such unreimbursed payment in Dollars and in same day funds. If the Issuing Bank so notifies the Administrative Agent, and the Administrative Agent so notifies the Lenders prior to 11:00 a.m., Boston time, on any Business Day, each such Lender shall make available to the Issuing Bank such Lender's Commitment Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Lender shall not have so made its Commitment Percentage of the amount of such payment available to the Issuing Bank, such Lender agrees to pay to the Issuing Bank, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent for the account of the Issuing Bank at the Federal Funds Effective Rate. The failure of any Lender to make available to the Issuing Bank its Commitment Percentage of any payment under any Letter of Credit shall neither relieve any Lender of its obligation hereunder to make available to the Issuing Bank its Commitment Percentage of any payment under any Letter of Credit on the date required, as specified above, nor increase the obligation of such other Lender. Whenever any Lender has made payments to the Issuing Bank in respect of any reimbursement obligation for any Letter of Credit, such Lender shall be entitled to share ratably, based on its Commitment Percentage, in all payments and collections thereafter received on account of such reimbursement obligation.

                  (g) Whenever the Borrower desires that the Issuing Bank issue a Letter of Credit, it shall give to the Issuing Bank at least two Business Days' prior written (including telegraphic, telex, facsimile or cable communication) notice (or such shorter period as may be agreed upon in writing by the Issuing Bank and the Borrower) specifying the date on which the proposed Letter of Credit is to be issued (which shall be a Business Day), the stated amount of the Letter of Credit so requested, the expiration date of such Letter of Credit, the name and address of the beneficiary thereof, and the conditions to be satisfied at presentment thereof.

                  (h) The obligations of the Borrower to reimburse the Issuing Bank for drawings made under any Letter of Credit shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation (it being understood that any such payment by the Borrower shall be without prejudice to, and shall not constitute a waiver of, any rights the Borrower might have or might acquire as a result of the payment by the Issuing Bank of any draft or the reimbursement by the Borrower thereof): (i) any lack of validity or enforceability of any Letter of Credit; (ii) the existence of any claim, setoff, defense or other right which the Borrower or any Guarantor may have at any time against a beneficiary of any Letter of Credit or against any of the Lenders, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction; (iii) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) payment by the Issuing Bank of any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit; (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or (vi) the fact that any Event of Default shall have occurred and be continuing.

                  (i) In addition to Letters of Credit permitted hereunder, the Borrower may also request that the Issuing Bank issue for the account of the Borrower banker's acceptances in an aggregate face amount outstanding at any time not to exceed $500,000, subject to (A) the Borrower's and the Issuing Bank's customary past practices and (B) the payment of L/C Fees with respect to such banker's acceptances (as if such banker's acceptances were Letters of Credit) and any other non-duplicative customary charges for similarly situated companies agreed upon by the Borrower and the Issuing Bank, and otherwise in form and substance satisfactory to the Issuing Bank; provided that the aggregate face amount of such banker's acceptances, when added to the then Letter of Credit Outstandings, does not exceed $150,000,000. The reimbursement obligations of the Borrower and the Lenders with respect to Letters of Credit set forth in this Section 2.02 will apply with equal force to such banker's acceptances, mutatis, mutandis; such reimbursement obligations of the Borrower with respect to such banker's acceptances will constitute "Obligations" hereunder; and such banker's acceptances will be deemed to be "Letters of Credit" for all other purposes under this Agreement and the other Loan Documents.

         SECTION 2.03. MAKING OF LOANS.

                  (a) Except as set forth in Section 2.09, Loans by the Lenders shall be either ABR Loans or (so long as no Event of Default has occurred and is continuing and the making of Eurodollar Loans by any Lender is not illegal or impractical) Eurodollar Loans as the Borrower may request subject to and in accordance with this Section 2.03. All Loans made pursuant to the same Borrowing shall, unless otherwise specifically provided herein, be Loans of the same Type. Each Lender may fulfill its Commitment with respect to any Loan by causing any lending office of such Lender to make such Loan; but any such use of a lending office shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of the applicable Note. Each Lender shall, subject to its overall policy considerations, use reasonable efforts (but shall not be obligated) to select a lending office which will not result in the payment of increased costs by the Borrower pursuant to Section 2.15. Subject to the other provisions of this Section 2.03 and the provisions of Section 2.16, Borrowings of Loans of more than one Type may be incurred at the same time, but no more than seven (7) Borrowings of Eurodollar Loans may be outstanding at any time.

                  (b) The Borrower shall give the Administrative Agent two Business Days' prior notice of each Borrowing of Eurodollar Loans and same-day notice of each Borrowing of ABR Loans, so long as notice is given prior to 1:00 p.m., Boston time. Such notice shall be irrevocable and shall specify the amount of the proposed Borrowing (which shall not be less than $1,000,000, or larger integral multiples thereof, in the case of Eurodollar Loans) and the date thereof (which shall be a Business Day) and shall contain disbursement instructions. Such notice, to be effective, must be received by the Administrative Agent not later than 1:00 p.m., Boston time, on the second Business Day in the case of Eurodollar Loans and not later than 3:00 p.m., Boston time, on the same day in the case of ABR Loans, on which such Borrowing is to be made. Such notice shall specify whether the Borrowing then being requested is to be a Borrowing of ABR Loans or Eurodollar Loans and, if Eurodollar Loans, the Interest Period with respect thereto. If no election of Interest Period is specified in any such notice for a Borrowing of Eurodollar Loans, such notice shall be deemed a request for an Interest Period of one month. If no election is made as to the Type of Loan, such notice shall be deemed a request for Borrowing of ABR Loans (subject to Section 2.03(a)). The Administrative Agent shall promptly notify each Lender of its proportionate share of such Borrowing, the date of such Borrowing, the Type of Borrowing being requested and the Interest Period or Interest Periods applicable thereto, as appropriate. On the borrowing date specified in such notice, each Lender shall make its share of the Borrowing available at the office of the Administrative Agent at 100 Federal Street, Boston, Massachusetts 02110, no later than 3:00 p.m., Boston time, in immediately available funds. Upon receipt of the funds made available by the Lenders to fund any borrowing hereunder, the Administrative Agent shall disburse such funds in the manner specified in the notice of borrowing delivered by the Borrower and shall use reasonable efforts to make the funds so received from the Lenders available to the Borrower no later than 5:00 p.m., Boston time.

                  (c) The Administrative Agent is authorized by the Lenders, but is not obligated, to make in the exercise of its sole discretion Agent Advances of up to $30,000,000 in the aggregate outstanding at any time. Agent Advances shall consist only of ABR Loans and shall be made available upon a notice of Borrowing received by the Administrative Agent (which notice, at the Administrative Agent's discretion, may be submitted prior to 3:00 p.m., Boston time, on the same day for which such Agent Advance is requested). Agent Advances (together with all other Credit Extensions) may not at any time cause the Borrower to be in violation of the provisions of Section 2.10(a) hereof. Agent Advances shall be subject to periodic settlement with the Lenders under subsection (d) below.

                  (d) (i) The amount of each Lender's Commitment Percentage of outstanding Loans (including Agent Advances) shall be computed weekly (or more frequently in the Administrative Agent's discretion) and shall be adjusted upward or downward based on all Loans (including Agent Advances) and repayments of Loans (including Agent Advances) received by the Administrative Agent as of 3:00 p.m., Boston time, on the first Business Day following the end of the period specified by the Administrative Agent (such date, the "Settlement Date").

                           (ii) The Administrative Agent shall deliver to each
of the Lenders promptly after the Settlement Date a summary statement of the amount of outstanding Loans (including Agent Advances) for the period and the amount of repayments received for the period. As reflected on the summary statement: (x) the Administrative Agent shall transfer to each Lender its Commitment Percentage of repayments (after accounting for unreimbursed Agent Advances) and (y) each Lender shall transfer to the Administrative Agent (as provided below), such amounts as are necessary to insure that, after giving effect to all such transfers, the amount of Loans made by each Lender with respect to Loans (including Agent Advances) shall be equal to such Lender's Commitment Percentage of Loans outstanding as of such Settlement Date. If the summary statement requires transfers to be made to the Administrative Agent by the Lenders and is received prior to 12:00 Noon, Boston time, on a Business Day, such transfers shall be made in immediately available funds no later than 3:00 p.m., Boston time, that day; and, if received after 12:00 Noon, Boston time, then no later than 3:00 p.m., Boston time, on the next Business Day. The obligation of each Lender to transfer such funds is irrevocable, unconditional and without recourse to or warranty by the Administrative Agent and, notwithstanding the foregoing, on the day that the Administrative Agent makes an Agent Advance hereunder, each Lender shall be deemed to have made its Commitment Percentage of such Agent Advance on such day. If and to the extent any Lender shall not have so made its transfer to the Administrative Agent, such Lender agrees to pay to the Administrative Agent, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent at the Federal Funds Effective Rate.

         SECTION 2.04. NOTES; REPAYMENT OF LOANS.

                  (a) The Loans outstanding to each Lender (and to the Administrative Agent, with respect to Agent Advances) shall be evidenced by a Note duly executed on behalf of the Borrower, dated the Closing Date, in substantially the form attached hereto as Exhibit B-1 or B-2, as applicable, payable to the order of such Lender (or the Administrative Agent, as applicable) in an aggregate principal amount equal to such Lender's Commitment (or, in the case of the Note evidencing the Agent Advances, $30,000,000).

                  (b) The outstanding principal balance of all Loans, as evidenced by such Notes, shall be payable on the Termination Date (subject to earlier repayment as provided below). Each Note shall bear interest from the date thereof on the outstanding principal balance thereof as set forth in this
Article II. Each Lender is hereby authorized by the Borrower to endorse on a schedule attached to each Note delivered to such Lender (or on a continuation of such schedule attached to such Note and made a part thereof), or otherwise to record in such Lender's internal records, an appropriate notation evidencing the date and amount of each Loan from such Lender, each payment and prepayment of principal of any such Loan, each payment of interest on any such Loan and the other information provided for on such schedule; provided, however, that the failure of any Lender to make such a notation or any error therein shall not affect the obligation of the Borrower to repay the Loans made by such Lender in accordance with the terms of this Agreement and the applicable Notes.

         SECTION 2.05. INTEREST ON LOANS.

                  (a) Subject to Section 2.06, each ABR Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum that shall be equal to the then Alternate Base Rate, plus the Overadvance Margin.

                  (b) Subject to Section 2.06, each Eurodollar Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal, during each

Interest Period applicable thereto, to the Adjusted Eurodollar Rate for such Interest Period, plus (i) the Eurodollar Applicable Margin and (ii) the Overadvance Margin.

                  (c) Accrued interest on all Loans shall be payable in arrears on each Interest Payment Date applicable thereto, at maturity (whether by acceleration or otherwise), after such maturity on demand and (with respect to Eurodollar Loans) upon any repayment or prepayment thereof (on the amount prepaid).

                  (d) All outstanding Loans that on any day are not, in accordance with the provisions of this Agreement, Eurodollar Loans shall, for such day, constitute ABR Loans and, subject to Section 2.06, shall bear interest with reference to the Alternate Base Rate as set forth in Section 2.05(a).

         SECTION 2.06. DEFAULT INTEREST. Effective upon the occurrence of any Event of Default and at all times thereafter while such Event of Default is continuing, interest shall accrue on all outstanding Loans (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the interest rate then in effect plus 2.00% per annum, and such interest shall be payable on demand.

         SECTION 2.07. OPTIONAL TERMINATION OR REDUCTION OF COMMITMENTS. Upon at least two Business Days' prior written notice to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Commitments. Each such reduction shall be in the principal amount of $5,000,000 or any integral multiple thereof. Such reduction or termination shall be applied ratably to the Commitment of each Lender and shall be irrevocable when given. At the effective time of each such reduction or termination, the Borrower shall pay to the Administrative Agent (i) all Unused Lines Fees accrued on the amount of the Commitments so terminated or reduced through the date thereof, (ii) any amount by which the Credit Extensions outstanding on such date exceed the amount to which the Commitments, as the case may be, are to be reduced effective on such date and (iii) all earned and unpaid Fees with respect to such Credit Extensions, in each case pro rata based on the amount prepaid.

         SECTION 2.08. ALTERNATE RATE OF INTEREST. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Loan the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower absent manifest error) that reasonable means do not exist for ascertaining the applicable Adjusted Eurodollar Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or telegraphic notice of such determination to the Borrower and the Lenders. After such notice shall have been given and until the circumstances giving rise to such notice no longer exist, any request by the Borrower for any funding as, continuation of or conversion into a Eurodollar Borrowing shall be deemed a request for a Borrowing of ABR Loans.

         SECTION 2.09. REFINANCING OF LOANS. The Borrower shall have the right at any time, on two Business Days' prior irrevocable notice to the Administrative Agent (which notice, to be effective, must be received by the Administrative Agent not later than 1:00 p.m., Boston time, on the second Business Day preceding the date of any refinancing), (x) to refinance any outstanding Borrowing or Borrowings of Loans of one Type (or a portion thereof) with a Borrowing of Loans of the other Type or (y) to continue an outstanding Borrowing of Eurodollar Loans for an additional Interest Period, subject to the following:

                  (a) no Borrowing or Loans may be refinanced into, or continued as, Eurodollar Loans at any time when an Event of Default has occurred and is continuing;

                  (b) if less than a full Borrowing of Loans is refinanced, such refinancing shall be made pro rata among the Lenders, as applicable, in accordance with the respective principal amounts of the Loans comprising such Borrowing held by such Lenders immediately prior to such refinancing;

                  (c) the aggregate principal amount of Loans being refinanced into or continued as Eurodollar Loans shall be at least $5,000,000;

                  (d) each Lender shall effect each refinancing by applying the proceeds of its new Eurodollar Loan or ABR Loan, as the case may be, to its Loan being refinanced;

                  (e) the Interest Period with respect to a Borrowing of Eurodollar Loans effected by a refinancing or in respect to the Borrowing of Eurodollar Loans being continued as Eurodollar Loans shall commence on the date of refinancing or the expiration of the current Interest Period applicable to such continuing Borrowing, as the case may be;

                  (f) a Borrowing of Eurodollar Loans may be refinanced only on the last day of an Interest Period applicable thereto;

                  (g) each request for a refinancing with a Borrowing of Eurodollar Loans which fails to state an applicable Interest Period shall be deemed to be a request for an Interest Period of one month; and

                  (h) no more than seven (7) Borrowings of Eurodollar Loans may be outstanding at any time.

If the Borrower does not give notice to refinance any Borrowing of Eurodollar Loans, or does not give notice to continue, or does not have the right to continue, any Borrowing as Eurodollar Loans, in each case as provided above, such Borrowing shall automatically be refinanced with a Borrowing of ABR Loans at the expiration of the then-current Interest Period. The Administrative Agent shall, after it receives notice from the Borrower, promptly give each Lender notice of any refinancing, in whole or part, of any Loan made by such Lender.

         SECTION 2.10. MANDATORY PREPAYMENT; COMMITMENT TERMINATION; CASH COLLATERAL. The outstanding Obligations shall be subject to mandatory prepayment as follows:

                  (a) If at any time the amount of the Credit Extensions exceeds the lowest of (i) the then amount of the Commitments, (ii) the then amount of the Borrowing Base, plus the cash held in the Cash Collateral Account pursuant to Section 2.14(a), and (iii) the amount of credit which the Borrower is then authorized to incur, and which each Guarantor is then authorized to guarantee, under the Order or any other order of the Bankruptcy Court or any other court of competent jurisdiction, the Borrower will immediately (x) prepay the Loans in an amount necessary to eliminate such excess and (y) if, after giving effect to the prepayment in full of all outstanding Loans such excess has not been eliminated, deposit cash to the Cash Collateral Account in an amount equal to 105% of the remaining amount of such excess.

                  (b) Upon the Termination Date, the credit facility provided hereunder shall be terminated in full and the Borrower shall pay, in full and in cash, all outstanding Loans and all other outstanding Obligations, except that if any Letter of Credit then remains outstanding, the Borrower shall with respect to outstanding Letters of Credit, (i) deposit into the Cash Collateral Account an amount in cash sufficient to cause the funds on deposit in the Cash Collateral Account to be equal to 105% of the sum of then Letter of

Credit Outstandings, any such cash remaining to be remitted to the Borrower upon the expiration, cancellation, satisfaction or other termination of such reimbursement obligations or (ii) secure its reimbursement obligations thereunder with a letter of credit in form and substance and from an issuer satisfactory to the Issuing Bank in its sole discretion.

         SECTION 2.11. OPTIONAL PREPAYMENT OF LOANS; REIMBURSEMENT OF LENDERS.

                  (a) The Borrower shall have the right at any time and from time to time to prepay outstanding Loans in whole or in part, (x) with respect to Eurodollar Loans, upon at least two Business Days' prior written, telex or facsimile notice to the Administrative Agent prior to 1:00 p.m., Boston time, and (y) with respect to ABR Loans, on the same Business Day if written, telex or facsimile notice is received by the Administrative Agent prior to 3:00 p.m., Boston time, subject to the following limitations:

                           (1) All prepayments shall be paid to the
                  Administrative Agent for application, first, to the prepayment of outstanding Agent Advances, second, to the prepayment of outstanding Loans ratably in accordance with each Lender's Commitment Percentage, and third, to the extent otherwise required hereunder, to the funding of a cash collateral deposit in the Cash Collateral Account in an amount equal to 105% of all Letter of Credit Outstandings.

                           (2) Subject to the foregoing, outstanding ABR Loans
                  shall be prepaid before outstanding Eurodollar Loans are prepaid. Each partial prepayment of Eurodollar Loans shall be in an integral multiple of $1,000,000. No prepayment of Eurodollar Loans shall be permitted pursuant to this Section 2.11(a) other than on the last day of an Interest Period applicable thereto, unless the Borrower simultaneously reimburses the Lenders for all "Breakage Costs" (as defined below) associated therewith. No partial prepayment of a Borrowing of Eurodollar Loans shall result in the aggregate principal amount of the Eurodollar Loans remaining outstanding pursuant to such Borrowing being less than $5,000,000.

                           (3) Each notice of prepayment shall specify the
                  prepayment date, the principal amount and Type of the Loans to be prepaid and, in the case of Eurodollar Loans, the Borrowing or Borrowings pursuant to which such Loans were made. Each notice of prepayment shall be irrevocable and shall commit the Borrower to prepay such Loan by the amount and on the date stated therein. The Administrative Agent shall, promptly after receiving notice from the Borrower hereunder, notify each Lender of the principal amount and Type of the Loans held by such Lender which are to be prepaid, the prepayment date and the manner of application of the prepayment.

                  (b) The Borrower shall reimburse each Lender on demand for any loss incurred or to be incurred by it in the reemployment of the funds released
(i) resulting from any prepayment (for any reason whatsoever, including, without limitation, refinancing with ABR Loans) of any Eurodollar Loan required or permitted under this Agreement, if such Loan is prepaid other than on the last day of the Interest Period for such Loan or (ii) in the event that after the Borrower delivers a notice of borrowing under Section 2.03 in respect of Eurodollar Loans, such Loans are not made on the first day of the Interest Period specified in such notice of borrowing for any reason other than a breach by such Lender of its obligations hereunder. Such loss shall be the amount as reasonably determined by such Lender as the excess, if any, of (A) the amount of interest which would have accrued to such Lender on the amount so paid or not borrowed at a rate of interest equal to the Adjusted Eurodollar Rate for such Loan, for the period from the date of such payment or failure to borrow to the last day (x) in the case of a payment or refinancing with ABR Loans other than on the last day of the Interest Period for such Loan, of the then current Interest Period for such Loan or (y) in the case of such failure to borrow, of the Interest Period for such Loan which would have commenced on the date of such failure to borrow, over (B) the amount of interest which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the London interbank market (collectively, "Breakage Costs"). Any Lender demanding reimbursement for such loss shall deliver to the Borrower from time to time one or more certificates setting forth the amount of such loss (and the calculations thereof) as determined by such Lender.

                  (c) In the event the Borrower fails to prepay any Loan on the date specified in any prepayment notice delivered pursuant to Section 2.11(a), the Borrower on demand by any Lender shall pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any loss incurred by such Lender as a result of such failure to prepay, including, without limitation, any loss, cost or expenses incurred by reason of the acquisition of deposits or other funds by such Lender to fulfill deposit obligations incurred in anticipation of such prepayment. Any Lender demanding such payment shall deliver to the Borrower from time to time one or more certificates setting forth the amount of such loss (and the calculations thereof) as determined by such Lender.

                  (d) Whenever any partial prepayment of Loans are to be applied to Eurodollar Loans, such Eurodollar Loans shall be prepaid in the chronological order of their Interest Payment Dates.

         SECTION 2.12. MAINTENANCE OF LOAN ACCOUNT; STATEMENTS OF ACCOUNT.

                  (a) The Administrative Agent shall maintain an account on its books in the name of the Borrower (the "Loan Account") in which the Borrower will be charged with (i) all Agent Advances and all loans and advances made by the Lenders to the Borrower or for the Borrower's account, including the Loans,
(ii) all Letter of Credit reimbursement obligations, Fees and interest that have become payable as herein set forth, and (iii) if an Event of Default has occurred and is continuing, any and all other Obligations that have become payable. The charging of any Obligations to the Loan Account shall not excuse the Borrower from paying such Obligations in cash when due and shall not cure or waive any Default or Event of Default that may have resulted from non-payment thereof or any right or remedy consequent thereon.

                  (b) The Loan Account will be credited with all amounts received by the Administrative Agent from the Borrower or from others for the Borrower's account, including all amounts received in the BBNA Cash Concentration Account from the Blocked Account Banks, and the amounts so credited shall be applied as set forth in Sections 2.14(a) and (b). In no event shall prior recourse to any deposit or other accounts, or any other assets, be a prerequisite to the Administrative Agent's right to demand payment of any Obligation upon its maturity. Further, the Administrative Agent shall have no obligation whatsoever to perform in any respect any of the Borrower's contracts or obligations relating to any of such accounts. After the end of each month, the Administrative Agent shall send to the Borrower a statement accounting for the charges, loans, advances and other transactions occurring among and between the Administrative Agent, the Lenders and the Borrower during that month. The monthly statements shall, absent manifest error, be an account stated, which is final, conclusive and binding on the Borrower.

         SECTION 2.13. CASH RECEIPTS.

                  (a) The Borrower and the Administrative Agent shall upon the Closing Date enter into an agency agreement with Chase, with respect to its concentration account at Chase contemplated by the Chase Credit Facility (the "Chase Concentration Account"), and with the banks maintaining the deposit accounts identified on Schedule 3.11(b) (collectively with the Chase Concentration Account, the "Blocked

Accounts"), which agreements (the "Blocked Account Agreements") shall be in form and substance reasonably satisfactory to the Administrative Agent and shall require the sweep on each Business Day (or the next Business Day in the case of inadvertent failure of the electronic funds transfer system to properly transfer such cash) of all available cash receipts from the sale of Inventory and other assets, all collections of Receivables and other accounts, and all other cash payments received by the Borrower or any Guarantor from any Person or from any source or on account of any sale or other transaction or event (including, without limitation, all proceeds from insurance), except only the proceeds of the Loans (all such non-excluded cash receipts and collections, "Cash Receipts"), from Blocked Accounts in excess of the amount in each such account set forth on Schedule 3.11(b) (except upon the occurrence and during the continuance of an Event of Default, when all such amounts in such accounts will be swept) to a concentration account maintained by the Collateral Agent at BBNA (the "BBNA Cash Concentration Account") (or to the Chase Concentration Account, provided that Chase has agreed in writing with the Administrative Agent to promptly forward all such funds to the BBNA Cash Concentration Account) (it being understood that an Event of Default shall exist if any available cash receipts in any Blocked Account or Chase Disbursement Account required to be transferred to the BBNA Cash Concentration Account are not so transferred within one (1) Business Day after such cash becomes available for transfer from such Blocked Account). All Cash Receipts shall be deposited into a Blocked Account or the BBNA Cash Concentration Account. Within forty-five (45) days after the Closing Date the Borrower will close the Chase Concentration Account and redirect all funds previously directed to the Chase Concentration Account to the BBNA Cash Concentration Account. The Borrower shall accurately report to the Administrative Agent all amounts deposited in the Blocked Accounts to ensure the proper transfer of funds as set forth above. If at any time other than the times set forth above any cash or cash equivalents owned by the Borrower or any Guarantor are deposited to any account, or held or invested in any manner, otherwise than in a Blocked Account that is subject to a Blocked Account Agreement, the Administrative Agent may require the Borrower to close such account and have all funds therein transferred to an account maintained by the Collateral Agent at BBNA and all future deposits made to a Blocked Account which is subject to a Blocked Account Agreement. Unless otherwise agreed by the Administrative Agent, the Borrower and the Guarantors may not maintain any bank accounts other than the ones expressly contemplated herein.

                  (b) The Borrower may request that the Administrative Agent close Blocked Accounts and/or open new Blocked Accounts (or, in either case, permit the Borrower to do so), subject to the execution and delivery to the Administrative Agent of appropriate Blocked Account Agreements (unless expressly waived by the Administrative Agent) consistent with the provisions of this
Section 2.13 and otherwise satisfactory to the Administrative Agent.

                  (c) Notwithstanding the foregoing, for the first sixty (60) days following the Closing Date, the Borrower may maintain with Chase or other financial institutions one or more disbursement accounts with balances at any time not in excess of the amounts set forth on Schedule 2.13(a) (collectively, the "Chase Disbursement Accounts"). Such accounts shall be used by the Borrower for disbursements and payments (including payroll) in the ordinary course of business or as otherwise permitted hereunder; provided that, upon the occurrence and during the continuance of an Event of Default, all amounts in such accounts shall be swept by the Administrative Agent into the BBNA Cash Concentration Account for application in accordance with Sections 2.14(a) and (b); provided, further, that the Borrower, the Administrative Agent and Chase have on or before the Closing Date entered into an agency agreement providing for the implementation of the foregoing requirements with respect to the Chase Disbursement Accounts maintained with Chase and otherwise in form and substance satisfactory to the Administrative Agent. No later than sixty (60) days after the Closing Date, the Borrower shall close all of the Chase Disbursement Accounts and, in lieu thereof, establish with the Collateral Agent at BBNA one or more disbursement accounts with a balance at any time not in excess of the amounts set forth on an amended Schedule 2.13(a) to be prepared by the Borrower and the Administrative Agent (collectively with the Check Cashing Accounts described in Section 2.13(e) below, the "BBNA Disbursement Accounts") to be used by the Borrower for disbursements and payments (including payroll) in the ordinary course of business or as otherwise permitted hereunder; provided that, upon the occurrence and during the continuance of an Event of Default, all amounts in such accounts may be swept by the Administrative Agent into the BBNA Cash Concentration Account for application in accordance with Sections 2.14(a) and (b).

                  (d) The Borrower may also maintain a segregated interest-bearing account containing up to $1,000,000 (plus interest), as required by the terms of the GE Stipulation and Order (the "GE Account"). Amounts contained in the GE Account shall be released only as provided in the GE Stipulation and Order, it being agreed that any portion of such amount not required by the Bankruptcy Court to be paid to General Electric Company - GE Lighting shall be paid to the Administrative Agent (on behalf of the Borrower) for application as provided in Section 2.14. For the first thirty (30) days following the Closing Date, the GE Account may be maintained at Chase and, thereafter, it shall be maintained at BBNA.

                  (e) The Borrower may also maintain the check cashing accounts listed on Schedule 2.13(b) (collectively with any additional check cashing accounts created with prior notice to the Administrative Agent, the "Check Cashing Accounts") with balances at any time not in excess of the amounts set forth on Schedule 2.13(b). Such accounts may be used for the cashing of payroll checks by employees of the Borrower and the Guarantors; provided that, upon the occurrence and during the continuance of an Event of Default, all amounts in such accounts shall be swept by the Administrative Agent into the BBNA Cash Concentration Account for application in accordance with Sections 2.14(a) and
(b).

         SECTION 2.14. APPLICATION OF PAYMENTS.

                  (a) All amounts received in the BBNA Cash Concentration Account from any source, including, without limitation, from the Blocked Account Banks and all proceeds from insurance shall be credited to the Loan Account (effective as of the first Business Day after the Business Day on which the Administrative Agent determines in good faith that it has received, prior to 2:00 p.m., Boston time, immediately available funds therefor) and such credits shall be applied in the following order: first, to pay amounts, including interest, due and payable on Credit Extensions (other than principal of ABR Loans and Eurodollar Loans) and to pay Fees and expense reimbursements (after notice reasonable under the circumstances) and indemnification then due and payable to the Administrative Agent, BSI, the Issuing Bank, the Collateral Agent, the Managing Agent and the Lenders; second, to repay outstanding Agent Advances; third, to repay outstanding Loans that are ABR Loans and all outstanding reimbursement obligations for Letters of Credit; fourth, to repay outstanding Eurodollar Loans and all Breakage Costs due in respect of such repayment pursuant to Section 2.11(b) or, at the Borrower's option (if no Default or Event of Default has occurred and is then continuing), to fund a cash collateral deposit to the Cash Collateral Account sufficient to pay, and with direction to pay, all such outstanding Eurodollar Loans on the last day of the then-pending Interest Period therefor; fifth, if any Default or Event of Default has occurred and is continuing, to fund a cash collateral deposit in the Cash Collateral Account in an amount equal to 105% of the aggregate maximum amount that then is or at any time may become available for drawing or payment under all outstanding Letters of Credit; provided, however, that if such Default or Event of Default shall be cured, corrected or waived pursuant to the terms hereof, such cash collateral shall be released and applied pursuant to clause sixth below or pursuant to Section 2.14(b), as the case may be; and sixth, to pay all other Obligations that are then outstanding and payable.

                  (b) Any amounts received in the BBNA Cash Concentration Account at any time when all of the applications set forth in Section 2.14(a) have been and remain fully funded shall be remitted to the Borrower, if and as the Borrower may request.

                  (c) Amounts received in the BBNA Cash Concentration Account shall be applied or released in accordance with this Section 2.14 as of the Business Day immediately following the day on which such funds are received in the BBNA Cash Concentration Account. If any item deposited to the BBNA Cash Concentration Account and credited to the Loan Account is dishonored or returned unpaid for any reason, whether or not such return is rightful or timely, the Administrative Agent shall have the right to reverse such credit and charge the amount of such item to the Loan Account and the Borrower shall indemnify the Administrative Agent, the Collateral Agent, the Issuing Bank, the Managing Agent and the Lenders against all claims and losses resulting from such dishonor or return.

         SECTION 2.15. INCREASED COSTS.

                  (a) Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Lender of the principal of or interest on any Eurodollar Loan or ABR Loan made by such Lender or any fees or other amounts payable hereunder (other than changes in respect of Taxes, Other Taxes and taxes imposed on, or measured by, the net income or overall gross receipts or franchise taxes of such Lender by the jurisdiction in which such Lender has its principal office or by any political subdivision or taxing authority therein) or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by such Lender (except any such reserve requirement which is reflected in the Adjusted Eurodollar Rate) or shall impose on such Lender or the London interbank market any other condition affecting this Agreement or the Eurodollar Loans made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or to reduce the amount of any sum received or receivable by such Lender hereunder or under the Notes (whether of principal, interest or otherwise) by an amount deemed by such Lender to be material, then the Borrower will pay to such Lender in accordance with paragraph (c) below such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

                  (b) If any Lender shall have determined that the applicability of any law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards," or the adoption or effectiveness after the date hereof of any law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any Lending office of such Lender) or any Lender's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement, the Loans made by such Lender pursuant hereto, such Lender's Commitment hereunder or the issuance of, or participation in, any Letter of Credit by such Lender to a level below that which such Lender or such Lender's holding company could have achieved but for such adoption, change or compliance (taking into account such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy) by an amount deemed by such

Lender to be material, then from time to time the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company of any such reduction suffered.

                  (c) A certificate of each Lender setting forth such amount or amounts (and the calculations thereof) as shall be necessary to compensate such Lender or its holding company as specified in paragraph (a) or (b) above, as the case may be, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay each Lender the amount shown as due on any such certificate delivered to it within 10 days after its receipt of the same. Any Lender receiving any such payment shall promptly make a refund thereof to the Borrower if the law, regulation, guideline or change in circumstances giving rise to such payment is subsequently deemed or held to be invalid or inapplicable.

                  (d) Failure on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Lender's right to demand compensation with respect to such period or any other period. The protection of this Section 2.15 shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

                  (e) Notwithstanding the foregoing, a Lender shall not charge the Borrower for any amounts under this Section 2.15 unless the Lender would customarily charge such amounts to other similarly-situated Borrowers in similar circumstances.

         SECTION 2.16. CHANGE IN LEGALITY.

                  (a) Notwithstanding anything to the contrary contained elsewhere in this Agreement, if (x) any change in any law or regulation or in the interpretation thereof by any governmental authority charged with the administration thereof shall make it unlawful for a Lender to make or maintain a Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to a Eurodollar Loan or (y) at any time any Lender determines that the making or continuance of any of its Eurodollar Loans has become impracticable as a result of a contingency occurring after the date hereof which adversely affects the London interbank market or the position of such Lender in the London interbank market, then, by written notice to the Borrower, such Lender may (i) declare that Eurodollar Loans will not thereafter be made by such Lender hereunder, whereupon any request by the Borrower for a Eurodollar Borrowing shall, as to such Lender only, be deemed a request for an ABR Loan unless such declaration shall be subsequently withdrawn; and (ii) require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below. In the event any Lender shall exercise its rights under clause (i) or (ii) of this paragraph (a), all payments and prepayments of principal which would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

                  (b) For purposes of this Section 2.16, a notice to the Borrower by any Lender pursuant to paragraph (a) above shall be effective, if lawful, and if any Eurodollar Loans shall then be outstanding, on the last day of the then-current Interest Period; and otherwise such notice shall be effective on the date of receipt by the Borrower.

         SECTION 2.17. PAYMENTS; NO SETOFF. (a) All payments received by the Administrative Agent, the Managing Agent, the Issuing Bank, the Collateral Agent, any Lender for application to or on account of any of the Obligations, whether received as a deposit to the BBNA Cash Concentration Account or as a payment made by the Borrower or any Guarantor or from the enforcement of the claims and Liens in the Cases or against any property of the Borrower or any Guarantor shall be applied in the order of priority set forth in Section 2.14(a) and shall be applied ratably to the payment of all outstanding Obligations. All payments by the Borrower or any Guarantor under this Agreement and under the Notes shall be (i) net of any tax applicable to the Borrower or Guarantor and
(ii) made in Dollars in immediately available funds at the office of the Administrative Agent by 2:00 p.m., Boston time, on the date on which such payment shall be due. Interest in respect of any Loan hereunder shall accrue from and including the date of such Loan to but excluding the date on which such Loan is paid in full or converted to a Loan of a different Type.

                  (b) All payments by the Borrower hereunder to or for the benefit of any Lender, the Issuing Bank, the Collateral Agent, the Managing Agent or the Administrative Agent shall be made without setoff, counterclaim or other defense.

         SECTION 2.18. TAXES.

                  (a) Any and all payments by the Borrower or any Guarantor hereunder and under the Notes shall be made free and clear of and without deduction or withholding for any and all current or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) taxes imposed on or measured by the net income or overall gross receipts (if the overall gross receipts are used in lieu of net income) of the Administrative Agent, the Collateral Agent, the Managing Agent or any Lender (or any transferee or assignee thereof, including a participation holder (any such entity being called a "Transferee")) and franchise taxes imposed on the Administrative Agent, the Collateral Agent, the Managing Agent or any Lender (or Transferee), in each instance if and to the extent imposed by the jurisdiction under the laws of which the Administrative Agent, the Collateral Agent, the Managing Agent or any such Lender (or Transferee) is organized or any political subdivision thereof or by any other jurisdiction or by any political subdivision or taxing authority therein other than a jurisdiction in which the Administrative Agent, the Collateral Agent, the Managing Agent or such Lender would not be subject to tax but for the execution and performance of this Agreement and (ii) taxes, levies, imposts, deductions, charges or withholdings ("Amounts") with respect to payments hereunder or under the Notes to a Lender (or Transferee) in accordance with laws in effect on the later of the date of this Agreement and the date such Lender (or Transferee) becomes a Lender (or Transferee, as the case may be), but not excluding, with respect to such Lender (or Transferee), any increase in such Amounts solely as a result of any change in such laws occurring after such later date or any Amounts that would not have been imposed but for actions (other than actions contemplated by this Agreement or the Notes) taken by the Borrower after such later date (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower or any Guarantor shall be required by law to deduct or withhold any Taxes from or in respect of any sum payable hereunder to the Lenders (or any Transferee), the Collateral Agent, the Managing Agent or the Administrative Agent, (i) the sum payable shall be increased by the amount necessary so that after making all required deductions or withholding (including deductions or withholding applicable to additional sums payable under this Section 2.18) such Lender (or Transferee), the Collateral Agent, the Managing Agent or the Administrative Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions or withholding been made, (ii) the Borrower shall make such deductions or withholding and (iii) the Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

                  (b) In addition, the Borrower agrees to pay to the relevant Governmental Authority in accordance with applicable laws any current or future stamp or documentary taxes or any other excise or property taxes, charges, assessments or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

                  (c) The Borrower will indemnify each Lender (or Transferee), the Collateral Agent, the Managing Agent and the Administrative Agent for the full amount of Taxes and Other Taxes paid by such Lender (or Transferee), the Collateral Agent, the Managing Agent or the Administrative Agent, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant taxing authority or other Governmental Authority. A certificate as to the amount of such payment or liability prepared by a Lender (or Transferee), the Collateral Agent, the Managing Agent or the Administrative Agent, as applicable (which shall include calculations for determining such payment or liability), absent manifest error, shall be final, conclusive and binding for all purposes. Such indemnification shall be made within 30 days after the date any Lender (or Transferee), the Agent or the Administrative Agent, as the case may be, makes written demand therefor. If any Lender (or Transferee), the Collateral Agent, the Managing Agent or the Administrative Agent receives a refund in respect of any Taxes or Other Taxes as to which it has been indemnified by the Borrower pursuant to this
Section 2.18, it shall within 30 days after receipt of such refund, repay such refund to the Borrower (to the extent of amounts that have been paid by the Borrower under this Section 2.18 with respect to the Taxes or Other Taxes that give rise to such refund, net of all out-of-pocket expenses of such Lender (or Transferee), the Collateral Agent or the Administrative Agent and with any interest thereon that is received by the Lender (or Transferee), the Collateral Agent, the Managing Agent or the Administrative Agent as part of the refund but without additional interest thereon; provided that the Borrower, upon the request of such Lender (or Transferee), the Collateral Agent, the Managing Agent or the Administrative Agent agrees to return such refund (plus penalties, interest or other charges) to such Lender (or Transferee), the Collateral Agent, the Managing Agent or the Administrative Agent in the event such Lender (or Transferee), the Collateral Agent, the Managing Agent or the Administrative Agent is required to repay such refund and such additions thereto to the relevant Governmental Authority. Nothing contained in this Section 2.18 shall require any Lender (or Transferee), the Collateral Agent, the Managing Agent or the Administrative Agent to make available any of its tax returns (or any other information relating to its taxes that it deems to be confidential).

                  (d) Within 30 days after the date of any payment of Taxes or Other Taxes by the Borrower to the relevant Governmental Authority, the Borrower will furnish to the Administrative Agent, at its address referred to on the signature pages hereof, the original or a certified copy of a receipt issued by the Governmental Authority evidencing payment thereof.

                  (e) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.18 shall survive the payment in full of the principal of and interest on all Loans made hereunder.

                  (f) Each Lender (or Transferee) that is organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia (a "Non-U.S. Lender") shall, if legally able to do so, deliver to the Borrower such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, including without limitation (A) in the case of a Non-U.S. Lender claiming exemption from United States Federal withholding tax under Code Section 871(h) or 881(c) with respect to payments of "portfolio interest", a Form W-8, or any subsequent versions thereof or successors thereto, together with a certificate representing that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code) or (B) Internal Revenue Service Form 4224 or any subsequent version thereof or successor thereto, establishing that such payment is not subject to United States Federal withholding tax under the Code because such payment is effectively connected with the conduct by such Lender (or Transferee) of a trade or business in the United States or (C) Internal Revenue Service Form 1001 or any subsequent version thereof or successor thereto, establishing that such payment is totally exempt from United States Federal withholding tax or subject to a reduced rate of such tax under a provision of an applicable tax treaty. Unless the Borrower and the Administrative Agent have received forms or other documents satisfactory to them indicating that such payments hereunder or under the Notes are not subject to United States Federal withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrower or the Administrative Agent shall withhold taxes from such payments at the applicable statutory rate. Such forms and certifications shall be delivered by each Non-U.S. Lender claiming an exemption from or reduction in applicable United States Federal withholding tax (i) on or before the date it becomes a party to this Agreement or, in the case of a Transferee, on or before the date it becomes a Transferee, and (ii) promptly upon the obsolescence or invalidity of any form so delivered by such Non-U.S. Lender.

                  (g) The Borrower shall not be required to pay any additional amounts to any Lender (or Transferee) in respect of United States Federal withholding tax pursuant to Section 2.18(a) if the obligation to pay such additional amounts would not have arisen but for a failure by such Lender (or Transferee) to comply with the provisions of Section 2.18(f).

                  (h) Any Lender (or Transferee) claiming any additional amounts payable pursuant to this Section 2.18 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts that may thereafter accrue and would not, in the sole reasonable determination of such Lender or Transferee, be otherwise materially disadvantageous to such Lender (or Transferee).

         SECTION 2.19. CERTAIN FEES. The Borrower shall pay to the Administrative Agent, for the account of the Administrative Agent, the fees set forth in the Fee Letter and the Commitment Letter (to the extent not otherwise provided for herein) as and when payment of such fees is due as therein set forth.

         SECTION 2.20. UNUSED LINE FEE. The Borrower shall pay to the Administrative Agent for the account of the Lenders, based upon their pro rata share of the Credit Extensions, an unused line fee (the "Unused Line Fee") computed by applying 0.25% per annum (on the basis of actual days elapsed in a year of 360 days) to the average daily balance of the Unused Commitment for each day commencing on and including the Closing Date and ending on but excluding the Termination Date. Except as otherwise provided in Section 2.07, the Unused Line Fee so accrued in any calendar month shall be payable on the first Business Day of the immediately succeeding calendar month, except that all Unused Line Fees so accrued as of the Termination Date shall be payable on the Termination Date.

         SECTION 2.21. L/C FEES. The Borrower shall pay to the Administrative Agent for the account of the Lenders a letter of credit fee (the "L/C Fee") computed by applying 1.50% per annum (on the basis of actual days elapsed in a year of 360 days) to the average daily balance of the maximum amount that at any time is available for drawing or payment under any and all outstanding Letters of Credit. The L/C Fee so accrued in any calendar quarter shall be payable on the first Business Day of the immediately succeeding calendar quarter, except that all L/C Fees so accrued as of the Termination Date shall be payable on the Termination Date.

         SECTION 2.22. NATURE OF FEES. All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for the respective accounts of the Administrative Agent, the Managing Agent, the Issuing Bank, the Collateral Agent and the Lenders, as provided herein and in the Fee Letter. Once paid, all fees shall be fully-earned and shall not be refundable under any circumstances.

         SECTION 2.23. PRIORITY AND LIENS. The Borrower and each of the Guarantors hereby covenants, represents and warrants that, upon entry of the
Order:

                  (a) Pursuant to Section 364(c)(1) of the Bankruptcy Code, the Obligations of the Borrower and the Guarantors hereunder and under the other Loan Documents shall at all times constitute allowed administrative expense claims having priority over all administrative expenses of the kind specified in Sections 503(b), 507(b), 364(c) of the Bankruptcy Code in the Case and in any future Chapter 7 Case;

                  (b) Pursuant to Section 364(c)(2) of the Bankruptcy Code, the Obligations of the Borrower and the Guarantors hereunder and under the other Loan Documents shall at all times be secured by a first priority Lien on all property (including, but not limited to, all Inventory, Receivables, equipment, leasehold interests in real property, intellectual property, ownership interests in any Subsidiaries of the Borrower and general intangibles) of the Borrower and the Guarantors not subject to (i) valid and perfected Liens in existence on the Filing Date and set forth on Schedule 3.06(a) (other than property which is subject to existing Liens that presently secure the obligations of the Borrower and the Guarantors under the Existing Agreements, as to which the Lien in favor of the Collateral Agent on behalf of the Lenders, the Administrative Agent, the Issuing Bank and the Managing Agent is described in subsection (d) below), (ii) valid and perfected purchase money Liens created and perfected after the Filing Date and before the Closing Date securing amounts not in excess of $750,000 in the aggregate and set forth on Schedule 3.06(b) and (iii) Liens securing the Fleet Post-Petition Loan Agreement pursuant to the Fleet Post-Petition Order, and on all cash and cash equivalents maintained in the Loan Account, the Cash Collateral Account, the BBNA Disbursement Accounts, the BBNA Cash Concentration Account, the Chase Concentration Account, the Chase Disbursement Accounts, all Blocked Accounts and all other deposit accounts (other than the GE Account) of the Borrower and the Guarantors and any direct investments of the funds contained therein (including, without limitation, Permitted Investments);

                  (c) Pursuant to Section 364(c)(3) of the Bankruptcy Code, the Obligations of the Borrower and the Guarantors hereunder and under the other Loan Documents shall at all times be secured by a perfected Lien upon all property of the Borrower and the Guarantors, real and personal, whether now owned or hereafter acquired (other than property which is subject to existing Liens that presently secure the obligations of the Borrower and the Guarantors under the Existing Agreements, as to which the Lien in favor of the Collateral Agent on behalf of the Lenders, the Administrative Agent, the Issuing Bank and the Managing Agent is described in subsection (d) below) (i) subject and junior only to (A) valid and perfected Liens in existence on the Filing Date and set forth in Schedule 3.06(a), (B) valid and perfected purchase money Liens created and perfected after the Filing Date and before the Closing Date securing amounts not in excess of $750,000 in the aggregate and set forth on Schedule 3.06(b) and
(C) Liens securing the Fleet Post-Petition Loan Agreement pursuant to the Fleet Post-Petition Order, (ii) senior to any such valid and perfected Lien in existence on the Filing Date that is anytime set aside or avoided, even if preserved for the benefit of any creditor or estate, (iii) free from all other Liens except Permitted Liens and (iv) senior to any and all Permitted Liens that were not valid and perfected on the Filing Date; and

                  (d) Pursuant to Section 364(d)(1) of the Bankruptcy Code, the Obligations of the Borrower and the Guarantors hereunder and under the other Loan Documents shall at all times be secured by a first-priority perfected senior priming lien upon all the property of the Borrower and the Guarantors, real and personal, whether now owned or hereafter acquired (including, without limitation, all Inventory, Receivables, general intangibles, equipment, intellectual property, ownership interests in any Subsidiaries of the Borrower and leasehold interests in real property) that is subject to existing Liens that presently secure the Borrower's and the Guarantors' pre-petition Indebtedness under the Existing Agreements and any Liens granted after the Filing Date to provide adequate protection in respect of the Existing Agreements;

subject to the payment of (i) allowed administrative expenses incurred pursuant to 28 U.S.C. Section 1930(a)(6) and (ii) allowed accrued and unpaid and future fees and expenses incurred by the Borrower's professionals and any statutory committee of professionals appointed in the Case pursuant to Sections 327 and 1103 of the Bankruptcy Code, which shall not exceed $6,000,000 in the aggregate subsequent to the occurrence of an Event of Default (the "Carve-out"); provided that following the Termination Date, the cash and cash equivalents in the Cash Collateral Account and any direct investments of the funds contained therein shall not be subject to the Carve-Out.

                  (e) As to all real property the title to which is held by the Borrower or any Guarantor, or the possession of which is held by the Borrower or any Guarantor pursuant to a leasehold interest, each of the Borrower and the Guarantors hereby assigns and conveys as security, grants a security interest in, hypothecates, mortgages, pledges and sets over unto the Collateral Agent on behalf of itself, the Administrative Agent, the Managing Agent, the Issuing Bank and the Lenders all of the right, title and interest of the Borrower and such Guarantor in all of such owned real property and in all such leasehold interests, together in each case with all of the right, title and interest of the Borrower and each Guarantor in and to all buildings, improvements, and fixtures related thereto, any lease or sublease thereof, all general intangibles relating thereto and all proceeds thereof. As provided in the Order, the parties hereto agree that the Liens in favor of the Collateral Agent on behalf of itself, the Administrative Agent, the Managing Agent, the Issuing Bank and the Lenders in all of such real property and leasehold interests shall be perfected without the recordation of any instruments of mortgage or assignment. Each of the Borrower and the Guarantors further agrees that the Collateral Agent on behalf of itself, the Administrative Agent, the Managing Agent, the Issuing Bank and the Lenders shall have rights and remedies in respect of such real property and leasehold interests substantially as set forth in the Mortgages and Leasehold Mortgages described in Schedule 2.23.

                  For the avoidance of doubt, the Obligations of the Borrower and the Guarantors hereunder and under the other Loan Documents must be secured by an unshared first-priority perfected Lien on any and all of the Borrower's and the Guarantors' Inventory, Receivables and leasehold interests in real estate included in the Borrowing Base (in each case, with all of the rights granted hereunder, under the other Loan Documents and pursuant to the Order (as such Order is in effect on the Closing Date)).

                  Notwithstanding the foregoing, so long as a Default or Event of Default shall not have occurred and be continuing, (i) the Borrower and the Guarantors shall be permitted to pay compensation and reimbursement of expenses allowed and payable under Sections 330 and 331 of the Bankruptcy Code, as the same may be due and payable, and (ii) such payments shall not be applied against the Carve-Out. The foregoing shall not be construed as a consent to the allowance of any fees and expenses and shall not affect the rights of the Lenders to object to the allowance and payment of any such amounts.

                  No Loans, including the Carve-Out, shall apply to or be available for any fees or expenses incurred by the Borrower or the Guarantors in connection with the initiation or prosecution of any claims, causes of action, adversary proceedings or other litigation against the Lenders, the Issuing Bank, the Collateral Agent, the Managing Agent or the Administrative Agent for the purpose of challenging the amount, validity, priority or enforceability of, or asserting any defense, counterclaim or offset to, the Obligations or the security interests and liens of the Lenders, the Issuing Bank, the Collateral Agent, the Managing Agent or the Administrative Agent.

                  Notwithstanding the foregoing, the GE Account shall be excluded from the Liens granted hereunder and under the Security Agreement and pursuant to the Order.

                  All Liens granted in accordance with this Section 2.23 shall be granted to the Collateral Agent for the benefit of itself, the Issuing Bank, the Lenders, the Managing Agent and the Administrative Agent.

         SECTION 2.24. RIGHT OF SET-OFF.

                  (a) Subject to the provisions of Section 7.01 and regardless of the adequacy of collateral, upon the occurrence and during the continuance of any Event of Default, the Administrative Agent, the Issuing Bank, the Collateral Agent, the Managing Agent and each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law and without further order of or application to the Bankruptcy Court, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held (whether in the Loan Account, the Cash Collateral Account, the BBNA Cash Concentration Account, the BBNA Disbursement Accounts, any Blocked Account or otherwise (other than in the GE Account)) and other indebtedness at any time owing by the Administrative Agent, the Managing Agent, the Issuing Bank, the Collateral Agent, and each such Lender to or for the credit or the account of the Borrower or any Guarantor against any and all of the obligations of such Borrower or Guarantor now or hereafter existing under the Loan Documents, irrespective of whether or not the Administrative Agent, the Managing Agent, the Issuing Bank, the Collateral Agent or such Lender shall have made any demand under any Loan Document and although such obligations may be unmatured. Subject to the provisions of Section 7.01, the rights of each Lender, the Issuing Bank, the Collateral Agent, the Managing Agent and the Administrative Agent under this section are in addition to other rights and remedies which such Lender, the Issuing Bank, the Collateral Agent, the Managing Agent and the Administrative Agent may have upon the occurrence and during the continuance of any Event of Default.

                  (b) The provisions of Section 2.24(a) shall not qualify or limit the provisions of Sections 2.13 and 2.14.

         SECTION 2.25. SECURITY INTEREST IN CASH COLLATERAL ACCOUNT. Pursuant to
Section 364(c)(2) of the Bankruptcy Code, the Borrower and the Guarantors hereby assign and pledge to the Collateral Agent, for its benefit and for the benefit of the Issuing Bank, the Administrative Agent, the Managing Agent and the Lenders, and hereby grant to the Collateral Agent, for its benefit and for the benefit of the Issuing Bank, the Administrative Agent, the Managing Agent and the Lenders, a first-priority security interest, senior to all other Liens, if any, in all of the Borrower's and the Guarantors' right, title and interest in and to the Cash Collateral Account, the Loan Account, the BBNA Disbursement Accounts, the BBNA Cash Concentration Account, the Chase Concentration Account, the Chase Disbursement Accounts, all Blocked Accounts and all of their other deposit accounts (other than the GE Account) and the Permitted Investments and other cash equivalents of every type and description and any direct investment of the funds contained in any such accounts. The Collateral Agent (or the Administrative Agent, as agent for the Collateral Agent (as provided below)) shall have sole dominion and control (to the exclusion of the Borrower and the Guarantors) over the Cash Collateral Account, the Loan Account, the BBNA Disbursement Accounts, the BBNA Cash Concentration Account, the Chase Concentration Account, the Chase Disbursement Accounts, all Blocked Accounts and all such other deposit accounts. With respect to the Cash Collateral Account, the Loan Account, the BBNA Disbursement Accounts, the BBNA Cash Concentration Account and all such other deposit accounts maintained at BBNA, the Collateral Agent hereby appoints the Administrative Agent as its agent with respect thereto and the Administrative Agent agrees to hold such accounts on behalf of the Collateral Agent and for the benefit of the Collateral Agent, the Administrative Agent, the Issuing Bank, the Managing Agent and the Lenders.

         SECTION 2.26. PAYMENT OF OBLIGATIONS. Upon the maturity (whether by acceleration or otherwise) of any Loans, Letter of Credit reimbursement obligations or any other Obligations, the Lenders shall be entitled to immediate payment of such Loans, reimbursement obligations, liabilities and other Obligations, without further application to or order of the Bankruptcy Court.

         SECTION 2.27. NO DISCHARGE; SURVIVAL OF CLAIMS. Each of the Borrower and the Guarantors agrees that (i) its obligations under this Agreement and under the Notes, including its liability for the Obligations, shall not be discharged by the entry of an order confirming a Reorganization Plan (and each of the Borrower and the Guarantors pursuant to Section 1141(d)(4) of the Bankruptcy Code hereby waives any such discharge) and (ii) the Superpriority Claim granted to the Administrative Agent, the Managing Agent, the Issuing Bank, the Collateral Agent and the Lenders pursuant to the Order and described in
Section 2.23 and the Lien granted to the Administrative Agent, the Managing Agent, the Issuing Bank, the Collateral Agent and the Lenders pursuant to the Order and described in Section 2.23 shall not be affected in any manner by the entry of an order confirming a Reorganization Plan.

                       III. REPRESENTATIONS AND WARRANTIES

         In order to induce the Lenders to make Loans and participate in Letters of Credit and the Issuing Bank to issue Letters of Credit, the Borrower and each of the Guarantors jointly and severally represent and warrant as follows:

         SECTION 3.01. ORGANIZATION AND AUTHORITY. Each of the Borrower and the Guarantors (i) is a corporation duly organized and validly existing under the laws of the State of its incorporation and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operations, business, properties or assets of the Borrower and the Guarantors taken as a whole; (ii) has the requisite corporate power and authority to effect the transactions contemplated hereby, and by the other Loan Documents, and (iii) has all requisite corporate power and authority and the legal right to own, pledge, mortgage and operate its properties, and to conduct its business as now or currently proposed to be conducted. Schedule 3.01 lists all jurisdictions in which the Borrower and the Guarantors are qualified to do business as of the Closing Date.

         SECTION 3.02. DUE EXECUTION. The execution, delivery and performance by each of the Borrower and the Guarantors of each of the Loan Documents to which it is a party (i) are within the respective corporate powers of each of the Borrower and the Guarantors, have been duly authorized by all necessary corporate action, including the consent of shareholders where required, and do not (A) contravene the charter or by-laws of any of the Borrower or the Guarantors, (B) violate any law (including, without limitation, the Securities Exchange Act of 1934) or regulation (including, without limitation, Regulations G, T, U or X of the Board of Governors of the Federal Reserve System), or any order or decree of any court or governmental instrumentality, (C) conflict with or result in a breach of, or constitute a default under, any material indenture, mortgage or deed of trust entered into after the Filing Date or any material lease (other than by virtue of the grant of a security interest in the Borrower's and the Guarantor's leasehold interests in real property pursuant to the Order), agreement or other instrument entered into after the Filing Date binding on the Borrower or the Guarantors or any of their properties, or (D) result in or require the creation or imposition of any Lien upon any of the property of any of the Borrower or the Guarantors, other than the Liens granted pursuant to this Agreement; and (ii) do not require the consent, authorization by or approval of or notice to or filing or registration with any Governmental Authority other than the entry of the Order. This Agreement has been duly executed and delivered by each of the Borrower and the Guarantors. This Agreement is, and each of the other Loan Documents to which the Borrower and each of the Guarantors is or will be a party, when delivered hereunder or thereunder, will be, a legal, valid and binding obligation of the Borrower and each Guarantor, as the case may be, enforceable against the Borrower and the Guarantors, as the case may be, in accordance with its terms.

         SECTION 3.03. STATEMENTS MADE. The statements, written or oral, which have been made by the Borrower or any of the Guarantors to the Administrative Agent or to the Bankruptcy Court in connection with any Loan Document, and any financial statement delivered pursuant hereto or thereto (other than to the extent that any such statements constitute projections), taken as a whole and in light of the circumstances in which made, contain no untrue statement of a material fact and do not omit to state a material fact necessary to make such statements not misleading; and, to the extent that any such written statements constitute projections, such projections were prepared in good faith on the basis of assumptions, methods, data, tests and information believed by the Borrower or such Guarantor to be valid and accurate at the time such projections were furnished to the Lenders.

         SECTION 3.04. OWNERSHIP. Each of the Guarantors listed on Schedule 3.04 is a direct or indirect wholly-owned Subsidiary of the Borrower, and the Borrower owns no other Subsidiaries, whether directly or indirectly, other than the Guarantors and American East Insurance Corporation and New England Claims Office, Inc. (each of which is a wholly-owned Subsidiary of the Borrower). No Subsidiary of the Borrower exists (other than American East Insurance Corporation and New England Claims Office, Inc.) which (i) has not commenced a Case and (ii) is not a Guarantor. The estate in the Cases commenced by the Borrower and each Guarantor owns good title to all property of the Borrower or such Guarantor that is identified as owned by it on financial statements most recently delivered by it to the Administrative Agent.

         SECTION 3.05. FINANCIAL STATEMENTS. The Borrower has furnished the Administrative Agent, the Managing Agent, the Issuing Bank, the Collateral Agent and the Lenders with copies of the audited consolidated financial statement and schedules of the Borrower for the fiscal year ended January 31, 1998. Such financial statements present fairly the financial condition and results of operations of the Borrower and the Guarantors on a consolidated basis as of such dates and for such periods; such balance sheets and the notes thereto disclose all liabilities, direct or contingent, of the Borrower and the Guarantors as of the dates thereof required to be disclosed by GAAP and such financial statements were prepared in a manner consistent with GAAP, subject (in the case of such fiscal quarter statement) to normal year end adjustments. No material adverse change in the financial condition, operations, business, properties or assets of the Borrower and the Guarantors, taken as a whole, has occurred from that set forth in the Borrower's consolidated financial statements for the fiscal year ended January 31, 1998.

         SECTION 3.06. LIENS. There are no Liens of any nature whatsoever on any assets of the Borrower or any of the Guarantors other than: (i) Liens granted pursuant to the Order, (ii) Liens existing on the Filing Date as reflected on
Schedule 3.06(a); (iii) Permitted Liens and, without duplication, the Liens listed on Schedule 3.06(b); and (iv) Liens securing the Fleet Post-Petition Loan Agreement pursuant to the Fleet Post-Petition Order. Neither the Borrower nor the Guarantors are parties to any contract, agreement, lease or instrument the performance of which, either unconditionally or upon the happening of an event, will result in or require the creation of a Lien on any property of the Borrower or any Guarantor or any property of the estates in any of the Cases or otherwise result in a violation of this Agreement other than the Liens granted to the Administrative Agent, the Managing Agent, the Issuing Bank, the Collateral Agent, and the Lenders as provided for in this Agreement.

         SECTION 3.07. COMPLIANCE WITH LAW.

                  (a) The operations of the Borrower and each of the Guarantors are not in violation of any applicable federal, state or local environmental, health or safety statutes (including, without limitation, the Occupational Health and Safety Act), regulations, directions, ordinances, criteria or guidelines, which violation could reasonably be expected to have a material adverse effect on the financial condition, operations, business, properties or assets of the Borrower and the Guarantors taken as a whole.

                  (b) Neither the Borrower nor any of the Guarantors has received notice that any of the operations of the Borrower or any of the Guarantors is the subject of any judicial or administrative proceeding alleging the violation of any federal, state or local environmental, health or safety statute, regulation, direction, ordinance, criteria or guideline, which proceeding (or the results thereof) could reasonably be expected to have a material adverse effect on the financial condition, operations, business, properties or assets of the Borrower and the Guarantors taken as a whole.

                  (c) None of the operations of the Borrower or any of the Guarantors is the subject of any federal, state or local investigation involving allegations or potential allegations that the Borrower or any of the Guarantors disposed of any hazardous or toxic waste, substance or constituent or other pollutant, contaminant or substance (including, without limitation, petroleum) at any site that may require remedial action, or any federal, state or local investigation evaluating whether any remedial action is needed to respond to a release or threatened release of any hazardous or toxic waste, substance or constituent, or other pollutant, contaminant or substance (including, without limitation, petroleum) into the environment, which investigation (or the results thereof) could reasonably be expected to have a material adverse effect on the financial condition, operations, business, properties or assets of the Borrower and the Guarantors taken as a whole.

                  (d) Neither the Borrower nor any of the Guarantors has filed any notice under any federal, state or local law indicating past or present treatment, storage or disposal of a hazardous waste or reporting a spill or release or threatened release of a hazardous or toxic waste, substance or constituent, or other pollutant, contaminant or substance (including, without limitation, petroleum) into the environment, which treatment, storage, disposal, spill, release or threatened release could reasonably be expected to have a material adverse effect on the financial condition, operations, business, properties or assets of the Borrower and the Guarantors taken as a whole.

                  (e) Neither the Borrower nor any of the Guarantors has any contingent liability of which any of them has knowledge or reasonably should have knowledge in connection with any release or threatened release of any hazardous or toxic waste, substance or constituent, or other pollutant, contaminant or substance (including, without limitation, petroleum) into the environment, nor has the Borrower or any of the

Guarantors received any notice, letter or other indication of potential liability arising from the disposal of any hazardous or toxic waste, substance or constituent or other pollutant, contaminant or substance (including, without limitation, petroleum) into the environment which could reasonably be expected to have a material adverse effect on the financial condition, operations, business, properties or assets of the Borrower and the Guarantors taken as a whole.

         SECTION 3.08. INSURANCE. All policies of insurance of any kind or nature owned by or issued to the Borrower and the Guarantors, including, without limitation, policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers' compensation, employee health and welfare, title, property and liability insurance, are in full force and effect and are of a nature and provide such coverage as is sufficient and as is customarily carried by companies of the size and character of the Borrower and the Guarantors. The Collateral Agent is named as sole "loss payee" with respect to casualty insurance policies covering the Collateral, and the Administrative Agent, the Collateral Agent, the Managing Agent, the Issuing Bank, BSI and the Lenders are listed as "additional insureds" on all liability insurance policies of the Borrower and the Guarantors.

         SECTION 3.09. THE ORDER. On the date of the making of the initial Loans or the issuance of the initial Letters of Credit hereunder, whichever first occurs, the Order will have been entered and will not have been stayed, amended, vacated, reversed or rescinded. On the date of the making of any Loan or the issuance of any Letter of Credit, the Order will have been entered and will not have been amended, stayed, vacated, reversed or rescinded. Upon the maturity (whether by the acceleration or otherwise) of any of the Obligations of the Borrower and the Guarantors hereunder and under the other Loan Documents, the Lenders shall, subject to the provisions of Section 7.01, be entitled to immediate payment of such obligations, and to enforce the remedies provided for hereunder, without further application to or order by the Bankruptcy Court.

         SECTION 3.10. USE OF PROCEEDS. The proceeds of the Loans shall be used, first, to repay in full all loans, letter of credit liabilities and other obligations outstanding under or in respect of the Chase Credit Facility and thereafter may be used to provide working capital for, and to finance Inventory purchases by, the Borrower and the Retail Guarantors (as set forth herein and in the Order) and otherwise for general corporate purposes (and to make immaterial (individually and in the aggregate) transfers to the other Guarantors for miscellaneous ordinary-course operating expenses). The Borrower will not use the proceeds of any Loans or any other property of the Borrower to make any intercompany or Affiliate advances other than (i) transfers of Inventory to the Retail Guarantors and (ii) payments to American East Insurance Corporation, with respect to insurance premiums and claims (and nominal related administrative expenses), consistent with past practices.

         SECTION 3.11. STORE LOCATIONS; BANK ACCOUNTS; INVENTORY.

                  (a) Set forth on Schedule 3.11(a) is a complete and accurate list of the names and addresses of all the retail stores, warehouses and distribution centers operated by the Borrower and all Guarantors (including the owner and operator thereof) on the Closing Date, which are all of the locations where any Inventory is maintained.

                  (b) Set forth on Schedule 3.11(b) is a complete and accurate list of all bank accounts, money market accounts and other deposit or investment accounts for cash, cash equivalents or investments maintained by the Borrower or any Guarantor or in which the Borrower or any Guarantor has any interest.

                  (c) The assets of the Borrower and the Guarantors (including, without limitation, the Inventory and the Receivables) are in the amounts, locations and of the quality previously represented to the Administrative Agent in the most recent Borrowing Base Certificate delivered to the Administrative Agent.

                  (d) No Subsidiary of the Borrower other than the Retail Guarantors owns any Inventory.

         SECTION 3.12. LITIGATION. Except as set forth on Schedule 3.12, there are no actions, suits or proceedings pending and unstayed or, to the knowledge of the Borrower or the Guarantors, threatened against or affecting the Borrower or any of its Subsidiaries or any of their respective properties, including, without limitation, the Inventory, before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which is reasonably likely to be determined adversely to the Borrower or its Subsidiaries and, if so determined adversely to the Borrower or its Subsidiaries would reasonably be expected to have a material adverse effect on the financial condition, business, properties, operations or assets of the Borrower and its Subsidiaries, taken as a whole.

         SECTION 3.13. MATERIAL ADVERSE CHANGE. No event or series of events have occurred since January 31, 1998 that has or have materially and adversely affected (i) the business, properties, assets, liabilities, business, operations or condition (financial or otherwise) of the Borrower and any of its Subsidiaries, taken as a whole, or (ii) the enforceability of the Superpriority Claims, Liens, rights and remedies of the Administrative Agent, the Managing Agent, the Issuing Bank, the Collateral Agent, and the Lenders under the Loan Documents, (iii) the ability of the Borrower or the Guarantors to pay the Obligations when due and to perform their covenants and agreements under the Loan Documents, or (iv) the value of the assets of the Borrower and the Guarantors.

         SECTION 3.14. PAYMENT OF TAXES AND POST-PETITION OBLIGATIONS. Except as set forth on Schedule 3.14, the Borrower and each of its Subsidiaries have paid when due all material liabilities for taxes accruing at any time after the Filing Date, all material rents reserved or accruing at any time after the Filing Date (except rents accruing after the effective date approved by the Bankruptcy Court for rejection of an unexpired lease) under any unexpired lease to which the Borrower or any of its Subsidiaries is party as lessee, all material liabilities arising after the Filing Date under any executory contract to which the Borrower or any of its Subsidiaries is a party, all professional fees and expenses relating to the Cases, and all other material liabilities incurred by the Borrower or any Guarantor or the estate in any of the Cases at any time after the Filing Date.

         SECTION 3.15. TAXES AND TAX RETURNS. Except as set forth on Schedule 3.15, the Borrower and each of its Subsidiaries have filed or caused to be filed all material tax returns which are required to be filed and has paid all post-Filing Date taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other material taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or the Subsidiary, as the case may be).

         SECTION 3.16. FRANCHISES, LICENSES, PERMITS, LEASES, PATENTS, COPYRIGHTS, TRADEMARKS, AND TRADE NAMES. The Borrower and each of the Guarantors have obtained and hold in full force and effect, all material franchises, licenses, leases, permits, certificates, authorizations, qualifications, easements, rights of way and other rights and approvals which are necessary for the operation of its businesses as presently conducted and as proposed to be conducted. Neither the Borrower nor any of the Guarantors is in violation of the terms of any such franchise, license, lease, permit, certificate, authorization, qualification, easement, right of way, right or approval, other than by virtue of the commencement of the Cases or the failure to make any pre-Filing Date payments with respect thereto. The Borrower and each Guarantor possesses or has the legal right to use such assets, licenses, patents, patent applications, copyrights, service marks, trademarks and trade names as are necessary or advisable to continue to conduct its present and proposed business activities and such assets, licenses, patents, patent applications, copyrights, service marks, trademarks and trade names are valid and in full force and effect.

         SECTION 3.17. LABOR MATTERS.

                  (a) There are no controversies pending or, to the best of the Borrower's knowledge after diligent inquiry, threatened between the Borrower or any of the Guarantors, on the one hand, and any of their respective employees, on the other hand, which could reasonably be expected to have a material adverse effect on the financial condition, operations, business, properties or assets of the Borrower and the Guarantors taken as a whole.

                  (b) Neither the Borrower nor any of the Guarantors is knowingly engaged in any unfair labor practice. There is (i) no unfair labor practice complaint pending against the Borrower or any of the Guarantors or, to the best knowledge of the Borrower, threatened against any of them, before the National Labor Relations Board, and no grievance or significant arbitration proceeding arising out of or under collective bargaining agreements is so pending against the Borrower or any of the Guarantors or, to the best knowledge of the Borrower, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against either of the Borrower or any of the Guarantors or, to the best knowledge of the Borrower, threatened against any of them and (iii) no union representation question with respect to the employees of the Borrower or any Guarantors and no union organizing activities, which, in the case of (i), (ii) or (iii), could reasonably be expected to have a material adverse effect on the financial condition, operations, business, properties or assets of the Borrower and the Guarantors taken as a whole.

         SECTION 3.18. ERISA. None of the Borrower, any Guarantor or any ERISA Affiliate maintains or contributes to any Plan other than those listed on
Schedule 3.18. Each Plan has been and is being maintained and funded in accordance with its terms and in compliance with all provisions of ERISA and the Code applicable thereto. The Borrower, each of the Guarantors and each ERISA Affiliate have fulfilled all obligations related to the minimum funding standards of ERISA and the Code for each Plan, are in compliance with the currently applicable provisions of ERISA and of the Code and have not incurred any liability (other than routine liability for premiums) under Title IV of ERISA, except for amounts due, owing and unpaid on the Filing Date. No Termination Event has occurred nor has any other event occurred that may result in a Termination Event. No event or events have occurred in connection with which the Borrower, any of the Subsidiaries, any ERISA Affiliate, any fiduciary of a Plan or any Plan, directly or indirectly, could be subject to any liability, individually or in the aggregate, under ERISA, the Code or any other requirement of law or under any agreement, instrument, statute, rule of law or regulation pursuant to or under which any such entity has agreed to indemnify or is required to indemnify any person against liability incurred under, or for a violation or failure to satisfy the requirements of, any such statute, regulation or order. The Borrower has delivered or caused to be delivered to the Administrative Agent: (i) a copy of each Plan (or, where any such plan is not in writing, a complete description thereof) (and, if applicable, related trust agreements or other funding instruments) and all amendments thereto, all written interpretations thereof and written descriptions thereof that have been distributed to employees or former employees of the Borrower or the Guarantors;
(ii) the most recent determination letter issued by the Internal Revenue Service with respect to each Plan; (iii) for the three most recent plan years, Annual Reports on Form 5500 Series required to be filed with any governmental agency for each Plan; (iv) all actuarial reports prepared for the last three plan years for each Plan; (v) a listing of all Multiemployer Plans, with the aggregate amount of the most recent annual contributions required to be made by the Borrower or any ERISA Affiliate to each such plan and copies of the collective bargaining agreements requiring such contributions; (vi) any information that has been provided to the Borrower or any ERISA Affiliate regarding withdrawal liability under any Multiemployer Plan; and (vii) the aggregate amount of the most recent annual payments made to former employees of the Borrower or any ERISA Affiliate under any retiree health Plan.

         SECTION 3.19. ACCOUNTS RECEIVABLE FINANCING. Neither the Borrower nor any of the Guarantors is party to any accounts receivable financing arrangements whereby the Borrower or such Guarantor extends credit directly to its customers through the use of an in-store credit card or through the use of a credit card offered by a third party lender.

         SECTION 3.20. AMERICAN EAST INSURANCE CORPORATION American East Insurance Corporation conducts no business other than managing the procurement and maintenance of liability, casualty and employee benefit related insurance for the Borrower and its Subsidiaries.

         SECTION 3.21. NEW ENGLAND CLAIMS OFFICE, INC. New England Claims Office, Inc. conducts no business other than adjusting insurance claims for the Borrower and its Subsidiaries.

                            IV. CONDITIONS OF LENDING

         SECTION 4.01. CONDITIONS PRECEDENT TO INITIAL LOANS AND INITIAL LETTERS OF CREDIT. The obligation of the Lenders to make the initial Loans or the Issuing Bank to issue the initial Letter of Credit, whichever may occur first, is subject to the following conditions precedent:

                  (a) Supporting Documents. The Administrative Agent shall have received for each of the Borrower and the Guarantors:

                           (i) a copy of such entity's certificate of
                  incorporation, as amended, certified as of a recent date by the Secretary of State of the state of its incorporation or a senior officer of such entity;

                           (ii) a certificate of such Secretary of State, dated
                  as of a recent date, as to the good standing of that entity and as to the charter documents on file in the office of such Secretary of State; and

                           (iii) a certificate of the Secretary or an Assistant
                  Secretary of that entity dated the date of the initial Loans or the initial Letter of Credit hereunder, whichever first occurs, and certifying (A) that attached thereto is a true and complete copy of the by-laws of that entity as in effect on the date of such certification, (B) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of that entity authorizing the Borrowings and Letter of Credit extensions hereunder, the execution, delivery and performance in accordance with their respective terms of this Agreement, the Notes to be executed by it, the Loan Documents and any other documents required or contemplated hereunder or thereunder and the granting of the security interest in the Cash Collateral Account contemplated hereby, (C) that the certificate of incorporation of that entity has not been amended since the date of the last amendment thereto indicated on the certificate of the Secretary of State furnished pursuant to clause (i) above and (D) as to the incumbency and specimen signature of each officer of that entity executing this Agreement, the Notes to be executed by it and the Loan Documents or any other document delivered by it in connection herewith or therewith (such certificate to contain a certification by another officer of that entity as to the incumbency and signature of the officer signing the certificate referred to in this clause (iii)).

                  (b) Notes. On or before the date of the initial Loans or the issuance of the initial Letter of Credit hereunder, whichever first occurs, the Administrative Agent shall have received Notes executed on behalf of the Borrower, dated the Closing Date, payable to the order of each of the Lenders, in the form of Exhibit B-1, in an amount equal to such Lender's Commitment, and in the form of Exhibit B-2 in an amount equal to $30,000,000 to be delivered to the Administrative Agent for the Agent Advances.

                  (c) The Order. At the time of the making of the initial Loans or at the time of the issuance of the initial Letter of Credit, whichever first occurs, the Administrative Agent shall have received a certified copy of an order of the Bankruptcy Court in the form attached hereto as Exhibit C (the "Order") approving the Loan Documents, the transactions contemplated hereby and thereby, the payment and performance by the Borrower and the Guarantors of all their obligations under the Loan Documents, and granting the Superpriority Claim status and Liens described in Section 2.23 (including, without limitation, the unshared first-priority perfected Lien on the Borrower's and the Guarantors' Inventory, Receivables and leasehold interests in real property) which (i) shall have been entered upon an application of the Borrower satisfactory in form and substance to the Administrative Agent, on no less than fifteen (15) days' prior notice to those parties directed by the Bankruptcy Court, (ii) shall be in full force and effect, and (iii) shall not have been stayed, reversed, rescinded, modified or amended in any respect unless otherwise agreed to in writing by the Administrative Agent and, if the Order is the subject of a pending appeal in any respect, neither the making of such Loans nor the issuance of such Letters of Credit nor the performance by the Borrower or any of the Guarantors of any of their respective obligations hereunder or under the Loan Documents or under any other instrument or agreement referred to herein shall be the subject of a presently effective stay pending appeal. The Order shall have authorized Credit Extensions in the full amount contemplated under this Agreement or otherwise in an amount satisfactory to the Lenders and shall contain such other provisions required by the Administrative Agent in its sole discretion.

                  (d) Business Plan. The Borrower shall have delivered to the Administrative Agent the Business Plan in form and substance satisfactory to the Administrative Agent.

                  (e) Opinions of Counsel to the Borrower. The Administrative Agent shall have received, for itself and for the Issuing Bank, the Collateral Agent, the Managing Agent and the Lenders the favorable written opinion of Parker Chapin Flattau & Klimpl, LLP, counsel to the Borrower and the Guarantors, and, if required by the Administrative Agent, such other counsel as is acceptable to the Administrative Agent, in each case dated the date of the initial Loans or the issuance of the initial Letter of Credit, whichever first occurs, substantially in the forms attached as Exhibit E.

                  (f) Payment of Fees. Concurrent with the initial Borrowing, the Borrower shall have paid to the Administrative Agent, the Managing Agent, the Issuing Bank, the Collateral Agent and the Lenders the then unpaid balance of all accrued and unpaid Fees owed under and pursuant to this Agreement, the Commitment Letter (to the extent not otherwise provided for herein) and the Fee Letter referred to in Section 2.19.

                  (g) Assets; Inventory. The Collateral Agent shall be reasonably satisfied that the assets of the Borrower and the Guarantors are in the amounts and of the quality previously represented by the Borrower to the Collateral Agent and the Collateral Agent shall have received such valuations, credit and background checks and other reports, material and information concerning such assets as shall reasonably satisfy the Collateral Agent. In addition, the Collateral Agent shall be reasonably satisfied that the Inventory is located at such places and is in the amounts and of the quality and value previously represented by the Borrower to the Collateral Agent, and that no Inventory is owned by Guarantors other than the Retail Guarantors, and the Collateral Agent shall have received such reports, material and other information concerning the Inventory and the Borrower's suppliers, as shall satisfy the Collateral Agent in its sole discretion.

                  (h) Corporate and Judicial Proceedings. All corporate and judicial proceedings and all instruments and agreements in connection with the transactions among the Borrower, the Guarantors, the Administrative Agent, the Managing Agent, the Issuing Bank, the Collateral Agent, and the Lenders contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received all information and copies of all documents and papers, including records of corporate and judicial proceedings, which the Administrative Agent may have reasonably requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate, governmental or judicial authorities.

                  (i) Information; Satisfactory Diligence. In addition to the foregoing, the Administrative Agent shall have (a) received such other information (financial or otherwise) as may be reasonably requested by the Administrative Agent, and (b) completed its diligence to its satisfaction, as determined by the Administrative Agent in its sole and absolute discretion, including satisfactory results of an inventory analysis conducted by an inventory liquidation analysis firm and a follow-up review of the Borrower's books and records conducted by a commercial finance audit firm.

                  (j) Lien Searches. On or before the date of the entry of the Order, the Collateral Agent shall have received the results of UCC-1 and other Lien searches (in each case dated as of a date reasonably satisfactory to the Collateral Agent) conducted in State and county levels in jurisdictions in which the Borrower and the Guarantors conduct business and in the United States Patent and Trademark Office, which indicate the absence of Liens on the assets (including Inventory and Receivables) of the Borrower and the Guarantors, other than Liens permitted pursuant to the Loan Documents, or for which termination statements and releases reasonably satisfactory to the Collateral Agent have been tendered prior to or concurrently with the initial Credit Extension.

                  (k) Environmental Compliance. The Borrower and the Guarantors shall have granted the Administrative Agent access to and the right to inspect all reports, audits and other internal information of the Borrower and the Guarantors relating to environmental matters, and any third party verification of certain matters relating to compliance with environmental laws and regulations requested by the Administrative Agent, and the Administrative Agent shall be satisfied that the Borrower and the Guarantors are in compliance in all material respects with all applicable environmental laws and regulations and be satisfied with the costs of maintaining such compliance.

                  (l) Accounts Receivable Financing. Neither the Borrower nor any of the Guarantors shall be a party to any accounts receivable financing arrangements whereby the Borrower or such Guarantor extends credit directly to its customers through the use of an in-store credit card or through the use of a credit card offered by a third party lender.

                  (m) Cash Management System. The cash concentration system required to be established as of the date hereof pursuant to Sections 2.13 and
2.14 shall be implemented in all material respects, as determined by the Collateral Agent in its sole discretion.

                  (n) Payout of Chase Credit Facility. The Administrative Agent shall have received (i) a letter from Chase in form and substance satisfactory to the Administrative Agent, duly completed so as to set forth the amount (the "Payoff Amount") which, if paid to Chase on the Closing Date, shall discharge all claims against the Borrower and Guarantors and all Liens securing any Indebtedness or other obligations outstanding under the Chase Credit Facility (other than letters of credit issued under the Chase Credit Facility that have been fully collateralized or backed by Letters of Credit hereunder and except that Chase may reserve claims for unliquidated and contingent indemnification obligations if such claims are unsecured and expressly subordinated by Chase, in right of payment, to the prior payment in full of all of the Obligations), (ii) the Borrower's request for a Borrowing in an amount which both (x) is permitted under Section 2.01(a), and (y) is at least equal to the Payoff Amount, and (iii) the Borrower's and Guarantors' express instructions to remit to Chase, from the proceeds of such Borrowing, the Payoff Amount.

                  (o) Consents and Approvals. The Administrative Agent shall be satisfied in its sole discretion that all insurance, Blocked Account Agreements, Payment Direction Notices, Customs Broker Agreements, Common Carrier Agreements, Collateral Access Agreements and other consents and approvals required or necessary hereunder have been either delivered to the applicable third parties, or if required hereunder, executed by such third parties and such notices have not been withdrawn and such executed agreements are in full force and effect.

                  (p) Opening Availability. After giving effect to the repayment and discharge of the Chase Credit Facility, both the Borrowing Base (excluding Eligible FOB Inventory) and the aggregate amount of the Commitments shall each be at least $60,000,000 greater than the aggregate Credit Extensions that would be outstanding after giving effect to all Loans and Letters of Credit that are then being made, issued or entered into or that have then been requested by the Borrower.

                  (q) No Material Adverse Change. No event or series of events shall have occurred or become known to the Administrative Agent at any time after January 1, 1998, that would constitute a material adverse change in (i) the assets, liabilities, business, operations or condition (financial or otherwise) of the Borrower or any Guarantor, or (ii) the enforceability of the Superpriority Claims, Liens, rights and remedies of the Administrative Agent, the Managing Agent, the Issuing Bank, the Collateral Agent, and the Lenders under the Loan Documents, (iii) the ability of the Borrower or the Guarantors to pay the Obligations when due and to perform their covenants and agreements under the Loan Documents, or (iv) the value of the assets of the Borrower and the Guarantors.

                  (r) Financing Statements. The Collateral Agent shall have filed all financing statements and given all such notices as may be necessary (without giving effect to the Order) for the Collateral Agent to perfect its security interest in the Collateral for itself and for the benefit of the Lenders, the Issuing Bank, the Managing Agent and the Administrative Agent and to assure its first-and second-priority status therein in accordance with
Section 2.23.

                  (s) Closing Documents. The Administrative Agent shall have received executed Loan Documents and all other documents, certificates and instruments required to be delivered to it pursuant to this Agreement and on the Closing Documents List (including, without limitation, stock certificates and stock powers with respect to the Subsidiaries of the Borrower) and such documents shall be satisfactory in form and substance to the Administrative Agent.

                  (t) Closing Date. The initial Credit Extension hereunder shall have occurred on or prior to June 15, 1998.

                  (u) Insurance Arrangements. The Collateral Agent shall be reasonably satisfied with the insurance arrangements of the Borrower and Guarantors, taken as a whole, and shall have received all documentation requested in connection with such insurance including documentation naming the Collateral Agent as "loss payee" under each casualty policy covering the Collateral and the Collateral Agent, the Administrative Agent, the Managing Agent, the Issuing Bank, BSI and each Lender as an "additional insured" under each liability policy.

         SECTION 4.02. CONDITIONS PRECEDENT TO EACH LOAN AND EACH LETTER OF CREDIT. The obligation of the Lenders to make each Loan and of the Issuing Bank to issue each Letter of Credit, including the initial Loan and the initial Letter of Credit, is subject to the following conditions precedent:

                  (a) Notice. The Administrative Agent shall have received a notice with respect to such borrowing or issuance, as the case may be, as required by Article II.

                  (b) Representations and Warranties. All representations and warranties contained in this Agreement and the other Loan Documents or otherwise made in writing in connection herewith or therewith shall be true and correct in all material respects on and as of the date of each Borrowing or the issuance of each Letter of Credit hereunder with the same effect as if made on and as of such date, other than representations and warranties that relate solely to an earlier date.

                  (c) No Default. On the date of each Borrowing hereunder and the issuance of each Letter of Credit (after giving effect to such Borrowing or issuance), the Borrower and Guarantors shall be in compliance with all of the terms and provisions set forth herein to be observed or performed and no Default or Event of Default shall have occurred and be continuing.

                  (d) Order. The Order shall be in full force and effect and shall not have been stayed, reversed, rescinded, modified or amended in any respect.

                  (e) Borrowing Base Certificate. The Administrative Agent shall have received the most recent Borrowing Base Certificate required to be delivered hereunder within three (3) Business Days following the end of the immediately preceding week (ending on the Saturday of such week).

                  (f) Payment of Fees. The Borrower shall have paid to the Administrative Agent the then unpaid balance of all accrued and unpaid Fees then payable under and pursuant to this Agreement and the Fee Letter.

The request by the Borrower for, and the acceptance by the Borrower of, each extension of credit hereunder shall be deemed to be a representation and warranty by the Borrower that the conditions specified in this Section 4.02 have been satisfied at that time and that after giving effect to such extension of credit the Borrower shall continue to be in compliance with the Borrowing Base.

                            V. AFFIRMATIVE COVENANTS

                  From the date hereof and for so long as any Commitment shall be in effect or any Loan, Letter of Credit or other Obligation shall remain outstanding (unless such Letter of Credit is fully collateralized to the satisfaction of the Administrative Agent), the Borrower and each of the Guarantors agree that the Borrower and each Guarantor will:

         SECTION 5.01. FINANCIAL STATEMENTS, REPORTS, ETC. In the case of the Borrower and the Guarantors, (i) deliver to the Administrative Agent, the Managing Agent, the Issuing Bank, the Collateral Agent and each of the Lenders:

                  (a) Within 90 days after the end of each fiscal year of the Borrower, the Borrower's consolidated balance sheet and related statement of income and cash flows, showing the financial condition of the Borrower and the Guarantors on a consolidated basis as of the close of such fiscal year and the results of their respective operations during such year, to be audited by Deloitte & Touche, LLP or other independent public accountants of recognized national standing reasonably acceptable to the Administrative Agent and accompanied by an opinion of such accountants (which shall not be qualified in any material respect other than with respect to the Cases) and to be certified by a Financial Officer of the Borrower to the effect that such consolidated financial statements fairly present the financial condition and results of operations of the Borrower and the Guarantors on a consolidated basis in accordance with GAAP consistently applied;

                  (b) Within 45 days after the end of the first three fiscal quarters of the Borrower (commencing with the fiscal quarter ending on or about April 30, 1998), the Borrower's consolidated balance sheets and related statements of income and cash flows, showing the financial condition of the Borrower and the Guarantors on a consolidated basis as of the close of such fiscal quarter and the results of their respective operations during such fiscal quarter and the then elapsed portion of the fiscal year, each certified by a Financial Officer as fairly presenting the financial condition and results of operations of the Borrower and the Guarantors on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments;

                  (c) Concurrently with any delivery of financial statements under (a) or (b) above, a certificate of a Financial Officer (i) stating that no Default or Event of Default has occurred, or, if such a Default or Event of Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the provisions of Sections 6.04, 6.05 and 6.06 hereof;

                  (d) Commencing with the fiscal month ending on or about May 31, 1998, within 30 days of the end of each fiscal month of the Borrower (or 45 days if such fiscal month end is also the end of any of the first three fiscal quarters, or 60 days if such fiscal month end is also the end of the fiscal year), the unaudited monthly income statement, balance sheet and cash flow report of the Borrower and the Guarantors on a consolidated basis as of the close of such fiscal month and the results of their respective operations during such fiscal period and the then elapsed portion of the fiscal year (and such other cash flow reports and operating statements as the Administrative Agent may reasonably request), all certified by a Financial Officer as fairly presenting the results of operations of the Borrower and the Guarantors on a consolidated basis subject to normal year-end audit adjustments;

                  (e) To the extent not otherwise required under this Section 5.01, those additional BBRF Collateral reporting requirements listed on Schedule 5.01(e) hereto;

                  (f) Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by it with the Securities and Exchange Commission, or any governmental authority succeeding to any of or all the functions of said commission, or with any national securities exchange, as the case may be;

                  (g) As soon as available and in any event (A) within 30 days after the Borrower or any of its ERISA Affiliates knows or has reason to know that any Termination Event described in clause (i) of the definition of Termination Event with respect to any Single Employer Plan of the Borrower or such ERISA Affiliate has occurred and (B) within 10 days after the Borrower or any of its ERISA Affiliates knows or has reason to know that any other Termination Event with respect to any such Plan has occurred, a statement of a Financial Officer describing such Termination Event and the action, if any, which the Borrower or such ERISA Affiliate proposes to take with respect thereto;

                  (h) Promptly and in any event within 10 days after receipt thereof by the Borrower or any of its ERISA Affiliates from the PBGC copies of each notice received by the Borrower or any such ERISA Affiliate of the PBGC's intention to terminate any Single Employer Plan of the Borrower or such ERISA Affiliate or to have a trustee appointed to administer any such Plan;

                  (i) Promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Single Employer Plan of the Borrower or any of its ERISA Affiliates;

                  (j) Within 10 days after notice is given or required to be given to the PBGC under Section 302(f)(4)(A) of ERISA of the failure of the Borrower or any of its ERISA Affiliates to make timely payments to a Plan, a copy of any such notice filed and a statement of a Financial Officer of the Borrower setting forth (A) sufficient information necessary to determine the amount of the lien under Section 302(f)(3), (B) the reason for the failure to make the required payments and (C) the action, if any, which the Borrower or any of its ERISA Affiliates proposed to take with respect thereto;

                  (k) Promptly and in any event within 10 days after receipt thereof by the Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor, a copy of each notice received by the Borrower or any ERISA Affiliate concerning (A) the imposition of Withdrawal Liability by a Multiemployer Plan,
(B) the determination that a Multiemployer Plan is, or is expected to be, in reorganization within the meaning of Title IV of ERISA, (C) the termination of a Multiemployer Plan within the meaning of Title IV of ERISA, or (D) the amount of liability incurred, or which may be incurred, by the Borrower or any ERISA Affiliate in connection with any event described in clause (A), (B) or (C) above; and

                  (l) Promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower or any Guarantor, or compliance with the terms of any material loan or financing agreements as the Administrative Agent may reasonably request.

         (ii) Furnish to the Administrative Agent and its counsel promptly after the same is available, copies of all pleadings, motions, applications, judicial information, financial information and other documents filed by or on behalf of the Borrower or any of the Guarantors with the Bankruptcy Court in the Cases or distributed by or on behalf of the Borrower or any of the Guarantors to any official committee appointed in the Cases or served upon the Borrower or any Guarantor in any of the Cases.

         SECTION 5.02. CORPORATE EXISTENCE. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect their respective corporate existence, material rights, licenses, permits and franchises and comply in all material respects with all laws and regulations applicable to it.

         SECTION 5.03. INSURANCE.

                  (a) Keep or cause to be kept its insurable properties insured at all times, against such risks, including fire and other risks insured against by extended coverage, consistent with current practice or as is customary with companies of the same or similar size in the same or similar businesses, with financially sound and responsible insurance companies, in amounts and coverages reasonably satisfactory to the Collateral Agent.

                  (b) Maintain in full force and effect public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by the Borrower or any Subsidiary, as the case may be, in such amounts and with such deductibles as are customary with companies of the same or similar size in the same or similar businesses and in the same geographic area in amounts and coverages reasonably satisfactory to the Collateral Agent.

                  (c) Maintain such other insurance as may be required by law.

                  (d) Maintain the Collateral Agent as "loss payee" under each casualty policy covering the Collateral, and the Administrative Agent, the Managing Agent, the Issuing Bank, the Collateral Agent, BSI and the Lenders as "additional insureds" on all liability policies of the Borrower and the Guarantors.

         SECTION 5.04. OBLIGATIONS AND TAXES. With respect to the Borrower and each Guarantor, pay all its material obligations arising after the Filing Date promptly and in accordance with their terms and pay and discharge promptly all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property arising after the Filing Date, before the same shall become in default, as well as all material lawful claims for labor, materials and supplies or otherwise arising after the Filing Date which, if unpaid, might become a Lien or charge upon such properties or any part thereof; provided, however, that the Borrower and each Guarantor shall not be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings (if the Borrower and the Guarantors shall have set aside on their books adequate reserves therefor).

         SECTION 5.05. NOTICE OF EVENT OF DEFAULT, ETC. Promptly give to the Administrative Agent notice in writing of any Default or Event of Default and of any litigation that could reasonably be expected to have a material adverse effect on the Borrower and the Guarantors, taken as a whole, if adversely determined.

         SECTION 5.06. BORROWING BASE CERTIFICATE. Furnish to the Administrative Agent as soon as available and in any event on or before Thursday of each week a Borrowing Base Certificate for the week ending on the immediately preceding Saturday, substantially in the form of Exhibit A.

         SECTION 5.07. ACCESS TO BOOKS AND RECORDS; INSPECTIONS.

                  (a) Maintain or cause to be maintained at all times true and complete books and records of the financial operations of the Borrower and the Guarantors.

                  (b) Provide the Administrative Agent, the Managing Agent, the Issuing Bank, the Collateral Agent and their representatives access to all such books and records during regular business hours, in order that they may examine and make abstracts or copies from such books, accounts, records and other papers (including, but not limited to, pertaining to Inventory and Receivables included in the Borrowing Base) for the purpose of verifying the accuracy of any information delivered by the Borrower or the Guarantors to the Administrative Agent, the Managing Agent, the Issuing Bank, the Collateral Agent or the Lenders pursuant to this Agreement or for any other purpose reasonably related to this Agreement.

                  (c) At any reasonable time and from time to time during regular business hours, permit the Administrative Agent, the Managing Agent, the Issuing Bank, the Collateral Agent or any representative thereof (including, without limitation, examiners, appraisers and consultants) thereof to visit and/or inspect the properties and assets (whether owned, leased or rented), systems and procedures (including those relating to cash management) of the Borrower and the Guarantors, to conduct Collateral examinations and verify and appraise the components of the Borrowing Base (including appraisals of leases) and to discuss the assets, liabilities, business, operations, systems, procedures, conditions or prospects of the Borrower or any Guarantor with its directors, officers, employees, advisors and consultants.

                  (d) Permit the Administrative Agent, the Managing Agent, the Issuing Bank, the Collateral Agent or any representatives thereof to discuss directly with the Borrower's and the Guarantors' independent certified public accountants the business, financial condition and other affairs of the Borrower and the Guarantors.

                  (e) Permit the Collateral Agent to obtain periodic inventory liquidation analyses and leasehold liquidation appraisals performed by Gordon Brothers Companies, Inc. or another liquidation analysis firm chosen by the Collateral Agent in its reasonable discretion, and follow-up reviews of the Borrower's book and records to be conducted by a commercial finance audit firm chosen by the Collateral Agent. The Administrative Agent shall be entitled to make reasonable adjustments to the Borrowing Base Reserves on the basis of the results of such analysis and review.

         SECTION 5.08. FEES. In addition to the other Fees and expenses due hereunder, pay on demand all reasonable fees and expenses of any consultants, appraisers and advisors retained by the Administrative Agent in connection herewith or any other Loan Document (subject to Section 10.05).

         SECTION 5.09. BUSINESS PLAN; PROJECTIONS. As soon as practicable, but in no event later than 30 days after the end of each fiscal year, furnish to the Administrative Agent the Borrower's business plan and financial projections for the 12-month fiscal period ending on or about January 31 of such year, in each case in form and substance reasonably satisfactory to the Administrative Agent, and make a Financial Officer available to meet and discuss the same with the Administrative Agent, the Managing Agent, the Issuing Bank, the Collateral Agent, and the Lenders.

         SECTION 5.10. ERISA. Establish, maintain and operate all Plans to comply in all material respects with the provisions of ERISA, the Code, and all other requirements of Law, other than to the extent that the

Borrower is in good faith contesting by appropriate proceedings and with adequate reserves the validity or application of any such provision, law, rule, regulation or interpretation.

         SECTION 5.11. ENVIRONMENTAL AND OTHER MATTERS. Conduct their respective businesses so as to comply in all material respects with all applicable federal, state and local laws, regulations, directions, ordinances, criteria and guidelines, including, without limitation, environmental, land use, occupational safety and health laws, regulations, directions, ordinances, criteria, guidelines, requirements and permits in all jurisdictions in which any of them is or may at any time be doing business, except to the extent that the Borrower or any of the Guarantors are contesting, in good faith by appropriate legal proceedings, any such law, regulation, direction, ordinance, criteria, guideline or interpretation thereof or application thereof; provided, further, that the Borrower and each of the Guarantors shall comply with the order of any court or other Governmental Authority relating to such laws unless the Borrower or the Guarantors shall currently be prosecuting an appeal or proceedings for review and shall have secured a stay of enforcement or execution postponing enforcement or execution pending such appeal or proceedings for review. The Borrower shall promptly take all actions necessary to prevent the imposition of any Liens on any of its properties arising out of or related to any environmental matters or otherwise. At the request of the Administrative Agent, and at the sole cost and expense of the Borrower, the Borrower shall provide the Administrative Agent with any additional information or reports relating to environmental matters and any potential related liability resulting therefrom as the Administrative Agent may reasonably request. In addition, the Borrower shall provide the Administrative Agent, at the Borrower's sole cost and expense, with copies of any environmental audits, surveys or reports conducted in connection with the purchase or sale by the Borrower of any real property.

         SECTION 5.12. CASH CONCENTRATION SYSTEM. Maintain the BBNA Cash Concentration Account with BBNA pursuant to Sections 2.13 and 2.14.

         SECTION 5.13. LIEN STATUS. Maintain procedures satisfactory to the Collateral Agent for assuring and maintaining the Collateral Agent's first and second-priority perfected security interest in the Collateral for the benefit of itself, the Administrative Agent, the Managing Agent, the Issuing Bank and the Lenders in accordance with Section 2.23.

                             VI. NEGATIVE COVENANTS

         From the date hereof and for so long as any Commitment shall be in effect or any Loan, Letter of Credit, or other Obligation shall remain outstanding unless such Letter of Credit is fully collateralized to the satisfaction of the Administrative Agent, the Borrower and each of the Guarantors agree that the Borrower and each of the Guarantors will not (and will not apply to the Bankruptcy Court for authority to):

         SECTION 6.01. LIENS AND PRE-PETITION CLAIM PAYMENTS.

                  (a) Incur, create, assume or suffer to exist any Lien on any asset or capital stock of the Borrower or the Guarantors or the estate in any of the Cases whether now owned or hereafter acquired by the Borrower, other than
(i) Permitted Liens and, without duplication, the Liens listed on Schedule 3.06(b), (ii) Liens granted pursuant to the Order, (iii) valid and perfected Liens existing on the Filing Date and reflected on Schedule 3.06(a) and (iv) Liens securing the Fleet Post-Petition Loan Agreement pursuant to the Fleet Post-Petition Order, in each case, which do not conflict with the provisions of
Section 2.23.

                  (b) Make any Pre-Petition Claim Payments in excess of $5,000,000 in the aggregate during the term of this Agreement other than (i) payments of pre-petition liability claims in connection with the Borrower's "ADR program" conducted pursuant to an Order of the Bankruptcy Court dated February 11, 1998, as attached as Exhibit I (the "ADR Order"), (ii) adequate protection payments pursuant to the Brockton Stipulation and Order and (iii) adequate protection payments to the Term Lenders and the Real Estate Lender pursuant to the terms of the Order.

         SECTION 6.02. MERGER, ETC. Consolidate or merge with or into another Person (other than mergers between Guarantors or mergers between the Borrower and any Guarantor, so long as the Borrower is the surviving entity).

         SECTION 6.03. INDEBTEDNESS. Contract, create, incur, assume or suffer to exist any Indebtedness, except for (i) Indebtedness under this Agreement;
(ii) Indebtedness incurred prior to the Filing Date to be discharged pursuant to a plan of reorganization on the effective date thereof; (iii) Indebtedness incurred subsequent to the Filing Date secured by purchase money Liens and Capitalized Leases in an aggregate amount not to exceed $10,000,000, and (iv) Indebtedness incurred pursuant to the Fleet Post-Petition Loan Agreement in an outstanding principal amount not in excess of $9,900,000 in the aggregate.

         SECTION 6.04. CAPITAL EXPENDITURES. Make Capital Expenditures in any fiscal year in excess of $40,000,000 in the aggregate; provided that up to $10,000,000 of any amount not so expended in such fiscal year may be carried over for expenditure in the immediately following fiscal year.

         SECTION 6.05. EBITDA. Permit EBITDA for the 12-month period ending on the last day of each fiscal quarter of the Borrower to be less than:

         Fiscal Quarter Ending
         Ending On or About                          Required EBITDA
         July 31, 1998                               $40,000,000
         October 31, 1998                            $40,000,000
         January 31, 1999                            $50,000,000
         April 30, 1999                              $60,000,000
         July 31, 1999                               $60,000,000
         October 31, 1999                            $65,000,000

         SECTION 6.06. ACCOUNTS PAYABLE TO INVENTORY RATIO. Permit the ratio (expressed as a percentage) of the amount of Accounts Payable to the value of Inventory of the Borrower and the Guarantors valued on a last in - first out basis at the lower of cost or market calculated on the retail method in accordance with GAAP and shown on the Borrower's consolidated financial statements at the end of each month set forth below to be less than the percentage specified opposite such month:

         Month                                       Minimum Percentage
         May 1998                                             26%
         June 1998                                            23%
         July 1998                                            28%
         August 1998                                          29%
         September 1998                                       30%
         October 1998                                         30%
         November 1998                                        33%
         December 1998                                        34%
         January 1999                                         28%
         February 1999                                        33%
         March 1999                                           30%
         April 1999                                           29%
         May 1999                                             27%
         June 1999                                            23%
         July 1999                                            29%
         August 1999                                          29%
         September 1999                                       30%
         October 1999                                         30%
         November 1999                                        34%

         SECTION 6.07. GUARANTEES AND OTHER LIABILITIES. Purchase or repurchase (or agree, contingently or otherwise, so to do) the Indebtedness of, or assume, guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance of any obligation or capability of so doing, or otherwise), endorse or otherwise become liable, directly or indirectly, in connection with the obligations, stock or dividends of any Person, or permit any Subsidiary so to do, except (i) for any guaranty of Indebtedness or other obligations of the Borrower or a Guarantor if the guarantor could have incurred such Indebtedness or other obligations under this Agreement and (ii) the guaranty by the Guarantors hereunder.

         SECTION 6.08. CHAPTER 11 CLAIMS. Incur, create, assume, suffer to exist or permit any other superpriority claim or other claim which is pari passu with or senior to the claims of the Administrative Agent, the Managing Agent, the Issuing Bank, the Collateral Agent and the Lenders against the Borrower or the Guarantors hereunder, except for the Carve-Out.

         SECTION 6.09. DIVIDENDS; CAPITAL STOCK. Declare or pay, directly or indirectly, any dividends or make any other distribution or payment, whether in cash, property, securities or a combination thereof, with respect to (whether by reduction of capital or otherwise) any shares of capital stock (or any options, warrants, rights or other equity securities or agreements relating to any capital stock), or set apart any sum for the aforesaid purposes; provided that any subsidiary of the Borrower may pay dividends to the Borrower.

         SECTION 6.10. TRANSACTIONS WITH AFFILIATES. Sell or transfer any property or assets to, or otherwise engage in any other transactions with, any of its shareholders or Affiliates, except that the Borrower or any Guarantor may engage in any of the foregoing transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Guarantor than could be obtained on an arm's-length basis from unrelated third parties and which are consistent with past practices. Notwithstanding the foregoing, the Borrower may not transfer any assets to any Guarantor except for proceeds of the loans to the extent provided in Section 3.10 and transfers of Inventory to the Retail Guarantors.

         SECTION 6.11. INVESTMENTS, LOANS AND ADVANCES. Purchase, hold or acquire any capital stock, evidences of indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, any other Person (all of the foregoing, "Investments"), except for (i) ownership by the Borrower of the capital stock of each of the Subsidiaries listed on Schedule 3.04, (ii) Permitted Investments of funds in the Cash Collateral Account (provided that the Collateral Agent has a first-priority perfected security interest therein) and (iii) loans or advances by the Borrower to employees, including for relocation of employees, in the ordinary course of business not to exceed $3,000,000 in aggregate principal amount at any time outstanding.

         SECTION 6.12. DISPOSITION OF ASSETS. Sell or otherwise dispose of any assets (including, without limitation, the capital stock of any Subsidiary), except for (a) sales of Inventory in arm's-length transactions in the ordinary course of business, (b) so long as no Event of Default has occurred and is continuing or would occur after giving effect to such sale or disposition, (A) sales of assets having a fair market value not exceeding $10,000,000 in the aggregate, and (B) sales of obsolete fixtures and equipment no longer used or useful in the Borrower's or the Guarantors' business, (c) sales permitted pursuant to Section 6.13(c), (d) the sale of the Borrower's store (and associated fixtures) located in Silver Spring, Maryland, (e) sales of leaseholds and fixtures with respect to the retail locations of the Borrower and the Retail Guarantors listed on Schedule 6.12, all of which locations the Borrower has closed and (f) a sale or sale/leaseback of the Borrower's store (and associated fixtures) located in Brockton, Massachusetts; provided that, in each of the above cases, the proceeds from such sales (other than proceeds from the sale described in clause (d) above used to repay Indebtedness under the Fleet Post-Petition Loan Agreement and proceeds from the sale described in clause (f) above used to repay Indebtedness under the Fleet-Brockton Loan Agreement) shall be promptly remitted to the BBNA Cash Concentration Account for application as provided in Section 2.14.

         SECTION 6.13. NATURE OF BUSINESS.

                  (a) Modify or alter in any material manner the nature and type of its business as conducted at or prior to the Filing Date or the manner in which such business is conducted, unless approved by the Administrative Agent in writing.

                  (b) Change, in any material respect, any of its inventory or sales accounting, invoicing or billing practices or management information or reporting systems, unless approved in writing by the Administrative Agent in the exercise of its reasonable discretion.

                  (c) Close more than ten (10) retail stores after the Closing Date (provided that such 10 stores shall only be closed in conjunction with an Inventory "G.O.B." sale conducted by professional liquidators or, if approved by the Administrative Agent, the Borrower, at a purchase price for such Inventory in excess of 72% of the Loan Value of such Inventory (net of sale expenses including, without limitation, occupancy, payroll and liquidation costs). The leaseholds and fixtures relating to such closed stores may also be sold by the Borrower, provided that the proceeds from such sales shall be promptly remitted to the BBNA Cash Concentration Account for application as provided in Section 2.14.

                  (d) Move Inventory from other than the locations listed on
Schedule 3.11(a).

         SECTION 6.14. CONFLICTING AGREEMENTS, ORDERS OR ACTIONS. Enter into any stipulation or agreement, request or permit or suffer itself to become subject to any order entered in any of the Cases, or take or permit any other Person to take any other action which does or could conflict or materially interfere with any of the rights, privileges, benefits or remedies of the Administrative Agent, the Managing Agent, the Issuing Bank, the Collateral Agent, or any of the Lenders under any of the Loan Documents, or materially diminish or impair the practical realization of any such right, privilege, benefit or remedy, including, without limitation, permit an order dismissing the Case unless the Obligations have been repaid in full in cash or fully collateralized pursuant to a first priority, perfected security interest in assets of the Borrower, to the satisfaction of the Administrative Agent in its sole and absolute discretion.

         SECTION 6.15. AMENDMENTS TO STIPULATIONS AND ORDERS. Amend or modify, or permit the amendment or modification of, any of the Brockton Stipulation and Order, the Fleet Post-Petition Order, the ADR Order or the GE Stipulation and Order in any respect which could have an effect on the Loans, the Collateral or any rights of the Agents, the Issuing Bank or the Lenders hereunder or under the other Loan Documents without the prior written consent of the Administrative Agent, such consent not to be unreasonably withheld.

         SECTION 6.16. PAYMENT DIRECTION NOTICES. Direct any Credit Card Obligor to remit payment of Receivables to any Person or account other than the BBNA Cash Concentration Account, except as agreed to by the Collateral Agent in the exercise of its sole discretion.

                             VII. EVENTS OF DEFAULT

         SECTION 7.01. EVENTS OF DEFAULT. If any of the following events (each, an "Event of Default") occurs:

                  (a) any material representation or warranty made by the Borrower or any Guarantor in this Agreement or in any Loan Document or in connection with this Agreement or with the execution and delivery of the Notes or the credit extensions hereunder or any material written statement or representation made in any report, financial statement, certificate or other document furnished by the Borrower or any Guarantors to the Administrative Agent, the Managing Agent, the Issuing Bank, the Collateral Agent or any of the Lenders under or in connection with this Agreement or any other Loan Document, shall prove to have been false or misleading in any material respect when made or delivered; or

                  (b) default shall be made in the payment of any (i) Fees or interest on the Loans when due, and such default shall continue unremedied for more than three (3) Business Days or (ii) principal of the Loans or other amounts payable by the Borrower hereunder (including, without limitation, reimbursement obligations or cash collateralization in respect of Letters of Credit), when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise; or


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
                  (c) default shall be made by the Borrower or any Guarantor in the due observance or performance of any covenant, condition or agreement contained in Article VI hereof; or

                  (d) default shall be made by the Borrower or any Guarantor in the due observance or performance of any other covenant, condition or agreement to be observed or performed pursuant to the terms of this Agreement or any of the other Loan Documents and, with respect to Sections 5.01, 5.07 or 5.09, such default shall continue unremedied for more than ten (10) Business Days; or

                  (e) the Borrower's or any Guarantor's Case shall be dismissed or converted to a case under Chapter 7 of the Bankruptcy Code; a trustee under Chapter 7 or Chapter 11 of the Bankruptcy Code (or any Person having powers similar to a trustee) shall be appointed in any of the Cases and the order appointing such trustee shall not be reversed or vacated within 30 days after the entry thereof; or an application shall be filed by the Borrower or any Guarantor for the approval of any other superpriority claim (other than the Carve-Out) in any of the Cases which is pari passu with or senior to the claims of the Administrative Agent, the Managing Agent, the Issuing Bank, the Collateral Agent and the Lenders against the Borrower or the Guarantors hereunder or there shall arise any such pari passu or senior superpriority claim or other claim.

                  (f) the Bankruptcy Court shall enter an order or orders granting relief from the automatic stay applicable under Section 362 of the Bankruptcy Code (i) to the holder or holders of any security interest to permit foreclosure (or the granting of a deed in lieu of foreclosure or the like) in any assets of the Borrower or any of the Guarantors (other than with respect to security interests created by this Agreement or the Security Agreement) or (ii) to holders of pre-petition Indebtedness which have a value in excess of $5,000,000 in the aggregate; or

                  (g) any material provision of any Loan Document shall, for any reason, cease to be valid and binding on the Borrower or any of the Guarantors, or the Borrower or any of the Guarantors shall so assert in any pleading filed in any court; or

                  (h) an order of the Bankruptcy Court shall be entered in any of the Cases appointing an examiner with enlarged powers relating to the operation of the business (powers beyond those set forth in Section 1106(a)(3) and 1106(a)(4) of the Bankruptcy Code) under Section 1106(b) of the Bankruptcy Code and such order shall not be reversed or vacated within 30 days after the entry thereof; or

                  (i) the Borrower or any Guarantor shall be enjoined from conducting business, which causes a disruption of a material portion of its business for more than ten (10) days; or

                  (j) the reversal, rescission, vacatur, stay, amendment or modification of the Order; or

                  (k) any one or more judgments or orders as to a post-petition liability or debt for the payment of money in excess of $5,000,000 in the aggregate shall be rendered against the Borrower or any of the Guarantors and either (i) enforcement proceedings shall have been commenced and shall be continuing by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal, payment or otherwise, shall not be in effect; or

                  (l) any non-monetary judgment or order with respect to a post-petition event shall be rendered against the Borrower or any of the Guarantors which does or would reasonably be expected to (i)


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
cause a material adverse change in the financial condition, business, operations or assets of the Borrower and the Guarantors taken as a whole on a consolidated basis, (ii) have a material adverse effect on the ability of the Borrower or any of the Guarantors to perform their respective obligations under any Loan Document, or (iii) have a material adverse effect on the Collateral or on the rights and remedies of the Administrative Agent, the Managing Agent, the Issuing Bank, the Collateral Agent, or any Lender under any Loan Document, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (m) any Termination Event described in clauses (iii) or (iv) of the definition of such term shall have occurred and shall continue unremedied for more than 10 days and the sum (determined as of the date of occurrence of such Termination Event) of the Insufficiency of the Plan in respect of which such Termination Event shall have occurred and be continuing and the Insufficiency of any and all other Plans with respect to which such a Termination Event (described in such clauses (iii) or (iv)) shall have occurred and then exist is equal to or greater than $5,000,000; or

                  (n) (i) the Borrower or any ERISA Affiliate thereof shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan, (ii) the Borrower or such ERISA Affiliate does not have reasonable grounds to contest such Withdrawal Liability and is not in fact contesting such Withdrawal Liability in a timely and appropriate manner, and (iii) the amount of such Withdrawal Liability specified in such notice, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with Withdrawal Liabilities (determined as of the date of such notification), exceeds $5,000,000 allocable to post-petition obligations or requires payments exceeding $500,000 per annum, in excess of the annual payments made with respect to such MultiEmployer Plans by the Borrower or such ERISA Affiliate for the plan year immediately preceding the plan year in which such notification is received; or

                  (o) the Borrower or any ERISA Affiliate thereof shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and its ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years that include the date hereof by an amount exceeding $5,000,000; or

                  (p) the Borrower or any ERISA Affiliate shall have committed a failure described in Section 302(f) (1) of ERISA (other than the failure to make any contribution accrued and unpaid as of the Filing Date) and the amount determined under Section 302 (f) (3) of ERISA is equal to or greater than $5,000,000; or

                  (q) it shall be determined (whether by the Bankruptcy Court or by any other judicial or administrative forum) that the Borrower is liable for the payment of claims arising out of any failure to comply (or to have complied) with applicable environmental laws or regulations the payment of which will have a material adverse effect on the financial condition, business, properties, operations or assets of the Borrower or the Borrower and/or the Guarantors, taken as a whole;

then, and in every such event and at any time thereafter during the continuance of such event, and without further order of or application to the Bankruptcy Court, the Administrative Agent or the Collateral Agent may, and at the request of the Required Lenders shall, by notice (a "Default Notice") to the Borrower (with copies to the United States Trustee for the Southern District of New York and to respective counsel for the


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
Official Creditors' Committee appointed in the Cases, the Real Estate Lender and the agent for the Term Lenders) take one or more of the following actions, at the same or different times: (i) terminate forthwith all obligations of the Lenders and the Issuing Bank to extend credit under this Agreement, including any and all obligations to make Loans or to issue Letters of Credit; (ii) declare the Loans then outstanding to be forthwith due and payable, whereupon the principal of all outstanding Loans together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower and the Guarantors, anything contained herein or in any other Loan Document to the contrary notwithstanding; (iii) require the Borrower and the Guarantors to deposit in the Cash Collateral Account, no later than the first Business Day after such Default Notice is given, cash in an amount equal to the sum of 105% of the aggregate amounts that then are or thereafter may become available for drawing or payment under all outstanding Letters of Credit and (without limiting or restricting any application permitted under Sections 2.13 and 2.14) to the extent the Borrower and the Guarantors shall fail to furnish such funds as demanded by the Administrative Agent, the Administrative Agent shall be authorized to debit the accounts of the Borrower and the Guarantors maintained with the Administrative Agent in such amount; provided, however, that if such Event of Default shall be cured, corrected or waived pursuant to the terms hereof, such cash collateral shall be released and applied pursuant to Section 2.14; (iv) set-off amounts in the Cash Collateral Account or any other accounts maintained by the Administrative Agent, the Collateral Agent, the Managing Agent, the Lenders or their agents and apply such amounts to the obligations of the Borrower and the Guarantors hereunder and in the other Loan Documents (but this clause (iv) shall not limit or restrict any application permitted under Sections 2.13 and 2.14); and (v) exercise any and all remedies under the Loan Documents (including, without limitation, the Security Agreement) and applicable law available to the Administrative Agent, the Managing Agent, the Issuing Bank, the Collateral Agent, and the Lenders; provided that with respect to clause (iv) and the enforcement of Liens or other remedies with respect to the Collateral under clause (v), the Administrative Agent shall provide the Borrower with the Default Notice at least five (5) Business Days prior to taking the action contemplated thereby and provided, further, that upon receipt of the Default Notice with respect to the accounts (other than the Cash Collateral Account) referred to in clause (iv), the Borrower may continue to make ordinary course disbursements from such accounts during such 5 Business Day period but may not withdraw or disburse any other amounts from such accounts.

         SECTION 7.02. WHEN CONTINUING. For all purposes under this Agreement, each Event of Default that has occurred shall be deemed to be continuing at all times thereafter unless it either (a) is cured or corrected to the reasonable written satisfaction of the Required Lenders (or all Lenders, to the extent required by Section 10.10) or (b) is waived in writing by the Required Lenders (or all Lenders, to the extent required by Section 10.10).

                                VIII. THE AGENTS

         SECTION 8.01. ADMINISTRATION BY ADMINISTRATIVE AGENT. The general administration of the Loan Documents shall be by the Administrative Agent. The Lenders, the Collateral Agent, the Managing Agent and the Issuing Bank each hereby irrevocably authorizes the Administrative Agent, at its discretion, to take or refrain from taking such actions as agent on its behalf and to exercise or refrain from exercising such powers under the Loan Documents and the Notes as are delegated by the terms hereof or thereof, as appropriate, together with all powers reasonably incidental thereto. The Administrative Agent shall have no duties or responsibilities except as set forth in this Agreement and the other Loan Documents.


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
         SECTION 8.02. ADVANCES AND PAYMENTS.

                  (a) On the date of each Loan, the Administrative Agent shall be authorized (but not obligated) to advance, for the account of each of the Lenders, the amount of the Loan to be made by it in accordance with its Commitment hereunder. Should the Administrative Agent do so, each of the Lenders agrees forthwith to reimburse the Administrative Agent in immediately available funds for the amount so advanced on its behalf by the Administrative Agent, together with interest at the Federal Funds Effective Rate if not so reimbursed on the date due from and including such date but not including the date of reimbursement.

                  (b) Any amounts received by the Administrative Agent in connection with this Agreement or the other Loan Documents (other than amounts to which the Administrative Agent is entitled pursuant to Sections 2.19, 5.08, 8.06, 10.05 and 10.06), the application of which is not otherwise provided for in this Agreement, shall be applied in the order of priority set forth in Sections 2.14(a) and (b). All amounts to be paid to a Lender, the Collateral Agent, the Managing Agent or the Issuing Bank by the Administrative Agent shall be credited to that Lender, the Collateral Agent, the Managing Agent or the Issuing Bank, as applicable, after collection by the Administrative Agent, in immediately available funds either by wire transfer or deposit in the correspondent account of that Lender, the Collateral Agent, or the Issuing Bank with the Administrative Agent, as such Lender, the Collateral Agent, the Managing Agent or the Issuing Bank and the Administrative Agent shall from time to time agree.

         SECTION 8.03. SHARING OF EXCESS PAYMENTS. Each of the Lenders, the Collateral Agent, the Managing Agent and the Issuing Bank agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower or any Guarantor, including, but not limited to, a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim and received by such Lender, the Collateral Agent, the Managing Agent or the Issuing Bank under any applicable bankruptcy, insolvency or other similar law, or otherwise, obtain payment in respect of its Obligations owed it (an "excess payment") as a result of which such Lender, the Collateral Agent, the Managing Agent or the Issuing Bank has received payment of any Loans or other Obligations outstanding to it in excess of the amount that it would have received if all payments at any time applied to the Loans and other Obligations had been applied in the order of priority set forth in Section 2.14, then such Lender, the Collateral Agent, the Managing Agent or the Issuing Bank shall promptly purchase at par (and shall be deemed to have thereupon purchased) from the other Lenders, the Collateral Agent, the Managing Agent and the Issuing Bank, as applicable, a participation in the Loans and Obligations outstanding to such other Persons, in an amount determined by the Administrative Agent in good faith as the amount necessary to ensure that the economic benefit of such excess payment is reallocated in such manner as to cause such excess payment and all other payments at any time applied to the Loans and other Obligations to be effectively applied in the order of priority set forth in Section 2.14; provided, that if any such excess payment is thereafter recovered or otherwise set aside such purchase of participations shall be correspondingly rescinded (without interest). The Borrower expressly consents to the foregoing arrangements and agrees that any Lender, the Collateral Agent, or the Issuing Bank holding (or deemed to be holding) a participation in any Loan or other Obligation may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender, the Collateral Agent, the Managing Agent or the Issuing Bank as fully as if such Lender, the Collateral Agent, the Managing Agent or the Issuing Bank held a Note and was the original obligee thereon, in the amount of such participation.

         SECTION 8.04. AGREEMENT OF REQUIRED LENDERS. Upon any occasion requiring or permitting an approval, consent, waiver, election or other action on the part of the Required Lenders, action shall be taken


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by the Administrative Agent, the Managing Agent or the Collateral Agent for and
on behalf or for the benefit of all Lenders upon the direction of the Required Lenders, and any such action shall be binding on all Lenders. No amendment, modification, consent, or waiver shall be effective except in accordance with the provisions of Section 10.10.

         SECTION 8.05. LIABILITY OF ADMINISTRATIVE AGENT, THE MANAGING AGENT AND THE COLLATERAL AGENT.

                  (a) The Administrative Agent, the Managing Agent and the Collateral Agent, when acting on behalf of the Lenders and the Issuing Bank, may execute any of their respective duties under this Agreement by or through any of their respective officers, agents and employees, and neither the Administrative Agent, the Managing Agent, the Collateral Agent, nor their respective directors, officers, agents or employees shall be liable to the Lenders, or the Issuing Bank or any of them for any action taken or omitted to be taken in good faith, or be responsible to the Lenders,or the Issuing Bank or to any of them for the consequences of any oversight or error of judgment, or for any loss, except to the extent of any liability imposed by law by reason of the Administrative Agent's, the Managing Agent's or the Collateral Agent's own gross negligence or willful misconduct. The Administrative Agent, the Managing Agent, the Collateral Agent and their respective directors, officers, agents and employees shall in no event be liable to the Lenders,or the Issuing Bank or to any of them for any action taken or omitted to be taken by them pursuant to instructions received by them from the Required Lenders or in reliance upon the advice of counsel selected by them. Without limiting the foregoing, neither the Administrative Agent, the Managing Agent or the Collateral Agent, nor any of their respective directors, officers, employees, or agents shall be responsible to any Lender,or the Issuing Bank for the due execution, validity, genuineness, effectiveness, sufficiency, or enforceability of, or for any statement, warranty or representation in, this Agreement, any Loan Document or any related agreement, document or order, or shall be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower or any Guarantor of any of the terms, conditions, covenants, or agreements of this Agreement or any of the Loan Documents.

                  (b) Neither the Administrative Agent, the Managing Agent or the Collateral Agent, nor any of their respective directors, officers, employees, or agents shall have any responsibility to the Borrower or the Guarantors on account of the failure or delay in performance or breach by any Lender, or the Issuing Bank or by the Borrower or the Guarantors of any of their respective obligations under this Agreement or the Notes or any of the Loan Documents or in connection herewith or therewith.

                  (c) The Administrative Agent, the Managing Agent and the Collateral Agent, in such capacities hereunder, shall be entitled to rely on any communication, instrument, or document reasonably believed by such person to be genuine or correct and to have been signed or sent by a person or persons believed by such person to be the proper person or persons, and, such person shall be entitled to rely on advice of legal counsel, independent public accountants, and other professional advisers and experts selected by such person.

         SECTION 8.06. REIMBURSEMENT AND INDEMNIFICATION. Each Lender agrees (i) to reimburse (x) the Administrative Agent, the Managing Agent, and the Collateral Agent for such Lender's Commitment Percentage of any expenses and fees incurred for the benefit of the Lenders or the Issuing Bank under this Agreement, the Notes and any of the Loan Documents, including, without limitation, counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, or the Issuing Bank, and any other expense incurred in connection with the operations or enforcement thereof not reimbursed by the Borrower or the Guarantors and (y) the Administrative Agent, the Managing Agent and


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
the Collateral Agent for such Lender's Commitment Percentage of any expenses of the Administrative Agent, the Managing Agent and the Collateral Agent incurred for the benefit of the Lenders,or the Issuing Bank that the Borrower has agreed to reimburse pursuant to Section 10.05 and has failed to so reimburse and (ii) to indemnify and hold harmless the Administrative Agent, the Managing Agent, the Collateral Agent and any of their directors, officers, employees, or agents, on demand, in the amount of such Lender's Commitment Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it or any of them in any way relating to or arising out of this Agreement, the Notes or any of the Loan Documents or any action taken or omitted by them or any of them under this Agreement, the Notes or any of the Loan Documents to the extent not reimbursed by the Borrower or the Guarantors (except such as shall result from their respective gross negligence or willful misconduct).

         SECTION 8.07. RIGHTS OF ADMINISTRATIVE AGENT, THE MANAGING AGENT AND THE COLLATERAL AGENT. It is understood and agreed that each of BBNA and BBRF shall have the same rights and powers hereunder (including the right to give such instructions) as the other Lenders and may exercise such rights and powers, as well as its rights and powers under other agreements and instruments to which it is or may be party, and engage in other transactions with the Borrower or any Guarantor, as though it were not the Administrative Agent, the Managing Agent or the Collateral Agent, respectively, of the Lenders under this Agreement.

         SECTION 8.08. INDEPENDENT LENDERS AND ISSUING BANK. Each Lender and the Issuing Bank acknowledges that it has decided to enter into this Agreement and to make the Loans or issue the Letters of Credit hereunder based on its own analysis of the transactions contemplated hereby and of the creditworthiness of the Borrower and the Guarantors and agrees that the Administrative Agent, the Managing Agent and the Collateral Agent shall bear no responsibility therefor.

         SECTION 8.09. NOTICE OF TRANSFER. The Administrative Agent, the Managing Agent and the Collateral Agent may deem and treat a Lender party to this Agreement as the owner of such Lender's portion of the Loans for all purposes, unless and until, and except to the extent, an Assignment and Acceptance shall have become effective as set forth in Section 10.03(b).

         SECTION 8.10. SUCCESSOR ADMINISTRATIVE AGENT OR MANAGING AGENT.

                  (a) The Administrative Agent may resign at any time by giving five (5) Business Days' written notice thereof to the Lenders, the Issuing Bank, the other Agents, and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent which shall be reasonably satisfactory to the Borrower. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation, the retiring Administrative Agent may, on behalf of the Lenders, the other Agents and the Issuing Bank, appoint a successor Administrative Agent which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of a least $100,000,000, which, so long as there is no Default or Event of Default, shall be reasonably satisfactory to the Borrower. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges, duties and obligations of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation hereunder as such, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was such Administrative Agent under this Agreement.


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
                  (b) The Managing Agent may resign at any time by giving five
(5) Business Days' written notice thereof to the Administrative Agent and the Borrower.

         SECTION 8.11. REPORTS AND FINANCIAL STATEMENTS. Promptly after receipt thereof from the Borrower, the Administrative Agent shall remit to each Lender, the other Agents and the Issuing Bank copies of all financial statements and reports required to be delivered by the Borrower hereunder.

         SECTION 8.12. THE COLLATERAL AGENT. With respect to the Collateral Agent, to the extent any provisions of this Article VIII conflict with any of the provisions of the Security Agreement, the provisions of the Security Agreement shall govern.

                                  IX. GUARANTY

         SECTION 9.01. GUARANTY.

                  (a) Each of the Guarantors unconditionally and irrevocably guarantees the due and punctual payment and performance by the Borrower of the Obligations. Each of the Guarantors further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and it will remain bound upon this guaranty notwithstanding any extension or renewal of any of the Obligations. The Obligations of the Guarantors shall be joint and several.

                  (b) Each of the Guarantors waives presentation to, demand for payment from and protest to the Borrower or any other Guarantor, and also waives notice of protest for nonpayment. The obligations of the Guarantors hereunder shall not be affected by (i) the failure of the Administrative Agent, the Collateral Agent, the Managing Agent, the Issuing Bank, or a Lender to assert any claim or demand or to enforce any right or remedy against the Borrower or any other Guarantor under the provisions of this Agreement or any other Loan Document or otherwise; (ii) any extension or renewal of any provision hereof or thereof; (iii) any rescission, waiver, compromise, acceleration, amendment or modification of any of the terms or provisions of any of the Loan Documents;
(iv) the release, exchange, waiver or foreclosure of any security held by the Administrative Agent for the Obligations or any of them; (v) the failure of the Administrative Agent, the Collateral Agent, the Managing Agent, the Issuing Bank, or a Lender to exercise any right or remedy against any other Guarantor; or (vi) the release or substitution of any Guarantor or any other Guarantor.

                  (c) Each of the Guarantors further agrees that this guaranty constitutes a guaranty of performance and of payment when due and not just of collection, and waives any right to require that any resort be had by the Administrative Agent, the Collateral Agent, the Managing Agent, the Issuing Bank, or a Lender to any security held for payment of the Obligations or to any balance of any deposit, account or credit on the books of the Administrative Agent, the Collateral Agent, the Managing Agent, the Issuing Bank, or a Lender in favor of the Borrower or any other Guarantor, or to any other Person.

                  (d) Each of the Guarantors hereby waives any defense that it might have based on a failure to remain informed of the financial condition of the Borrower and of any other Guarantor and any circumstances affecting the ability of the Borrower to perform under this Agreement.

                  (e) Each Guarantor's guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the obligations, the Notes or any other instrument evidencing any Obligations, or by the existence, validity, enforceability, perfection, or extent of any collateral therefor or by any other


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circumstance relating to the obligations which might otherwise constitute a defense to this Guaranty. None of the Administrative Agent, the Managing Agent, the Issuing Bank, the Collateral Agent, or any of the Lenders makes any representation or warranty in respect to any such circumstances or shall have any duty or responsibility whatsoever to any Guarantor in respect of the management and maintenance of the obligations.

                  (f) Subject to the provisions of Section 7.01, upon the Obligations becoming due and payable (by acceleration or otherwise), the Lenders, the Issuing Bank, the Collateral Agent, the Managing Agent and the Administrative Agent shall be entitled to immediate payment of such Obligations by the Guarantors upon written demand by the Administrative Agent, without further application to or order of the Bankruptcy Court.

         SECTION 9.02. NO IMPAIRMENT OF GUARANTY. The obligations of the Guarantors hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality or unenforceability of the obligations. Without limiting the generality of the foregoing, Obligations of the Guarantors hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent, the Managing Agent, the Issuing Bank, the Collateral Agent, or a Lender to assert any claim or demand or to enforce any remedy under this Agreement or any other agreement, by any waiver or modification of any provision thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantors or would otherwise operate as a discharge of the Guarantors as a matter of law, unless and until the obligations are paid in full.

         SECTION 9.03. SUBROGATION. Upon payment by any Guarantor of any sums to the Administrative Agent, the Managing Agent, the Issuing Bank, the Collateral Agent, or a Lender hereunder, all rights of such Guarantor against the Borrower arising as a result thereof by way of right of subrogation or otherwise, shall in all respects be subordinate and junior in right of payment to the prior final and indefeasible payment in full of all the Obligations. If any amount shall be paid to such Guarantor for the account of the Borrower, such amount shall be held in trust for the benefit of the Administrative Agent, the Managing Agent, the Issuing Bank, the Collateral Agent, and the Lenders and shall forthwith be paid to the Administrative Agent, the Managing Agent, the Issuing Bank, the Collateral Agent and the Lenders to be credited and applied to the Obligations, whether matured or unmatured.

         SECTION 9.04. CREDIT AGREEMENT. Each of the Guarantors acknowledges that it has read the Loan Documents and agrees to perform and observe all the of the terms and provisions herein and therein applicable thereto.

                                X. MISCELLANEOUS

         SECTION 10.01. NOTICES. Notices and other communications provided for herein shall be in writing (including telegraphic, telex, facsimile or cable communication) and shall be mailed, telegraphed, telexed, telecopied, transmitted, cabled or delivered to the Borrower or any Guarantor at The Caldor Corporation, 20 Glover Avenue, Norwalk, Connecticut 06856-5620, Attention: Chief Financial Officer (telecopy number: (203) 849-2386), and to a Lender, the Issuing Bank, the Collateral Agent, the Managing

Agent, or the Administrative Agent to it at its address set forth on the signature pages of this Agreement, or such other address as such party may from time to time designate by giving written notice to the other parties hereunder. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the fifth Business Day after the date when sent by registered or certified mail, postage prepaid, return receipt requested, if by mail; or when delivered to the telegraph company, charges prepaid, if by telegram; or when receipt is acknowledged, if by any telegraphic communications or facsimile equipment of the sender; in each case addressed to such party as provided in this Section 10.01 or in accordance with the latest unrevoked written direction from such party; provided, however, that in the case of notices to the Administrative Agent, notices pursuant to the preceding sentence and pursuant to Article II shall be effective only when received by the Administrative Agent.

         SECTION 10.02. SURVIVAL OF AGREEMENT, REPRESENTATIONS AND WARRANTIES, ETC. All warranties, representations and covenants made by the Borrower or any Guarantor herein or in any certificate or other instrument delivered by it or on its behalf in connection with this Agreement shall be considered to have been relied upon by the Lenders, the Issuing Bank, the Collateral Agent, the Managing Agent, and the Administrative Agent and shall survive the making of the Loans and the issuance of Letters of Credit herein contemplated and the issuance and delivery of the Notes and the Letters of Credit, regardless of any investigation made by any Lender, the Issuing Bank, the Collateral Agent, the Managing Agent, and the Administrative Agent or on its behalf and shall continue in full force and effect so long as any amount due or to become due hereunder is outstanding and unpaid and so long as the Commitments have not been terminated. All statements in any such certificate or other instrument shall constitute representations and warranties by the Borrower and the Guarantors hereunder with respect to the Borrower.

         SECTION 10.03. SUCCESSORS AND ASSIGNS.

                  (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent, the Managing Agent, the Issuing Bank, the Collateral Agent, and the Lenders and their respective successors and assigns. Neither the Borrower nor any of the Guarantors may assign or transfer any of their rights or obligations hereunder without the prior written consent of all of the Lenders, the Issuing Bank, the Collateral Agent, and the Administrative Agent. Each Lender may sell participations to any Eligible Assignee in all or part of any Loan, or all or part of its Note or Commitment (in each case in minimum amounts of not less than $5,000,000 (except during an Event of Default)), in which event, without limiting the foregoing, the provisions of Section 2.15 and 2.18 shall inure to the benefit of each purchaser of a participation (provided that such participant shall look solely to the seller of such participation for such benefits and the Borrower's and the Guarantors' liability, if any, under Sections 2.15 and 2.18 shall not be increased as a result of the sale of any such participation) and the treatment of payments pursuant to Section 2.17 shall be determined as if such Lender had not sold such participation. In the event any Lender shall sell any participation, such Lender shall retain the right to vote as a Lender and be counted in any computation requiring a Required Lenders or unanimous Lenders vote and shall retain (as between itself and its participant) the sole right and responsibility to enforce the obligations of the Borrower and each of the Guarantors relating to the Loans, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided, however, that such Lender may grant to any participant the right to direct such Lender to vote for or against amendments, modifications or waivers which (i) reduce any Fees payable hereunder to the Lenders, (ii) reduce the amount of any scheduled principal payment on any Loan or reduce the principal amount of any Loan or the rate of interest payable hereunder, (iii) extend the maturity of the Borrower's obligations hereunder or (iv) release a material portion of the Collateral (other than as provided in Sections 6.12 or 6.13(c)). The sale of any such participation, shall not alter the rights and obligations of the Lender selling such participation hereunder with respect to the Borrower.

                  (b) Each Lender may assign to one or more Lenders or Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement; provided, however, that (i) other than in the case of an assignment to Person at least 50% owned by the assignor Lender, or by a common parent of both, or to another Lender, the Administrative Agent and the Issuing Bank and, so long as there is no Event of Default, the Borrower shall be entitled to give (or withhold) their prior written consent, which consent will not be unreasonably withheld, (ii) the aggregate amount of the Commitment and/or Loans held by each of the assigning and assignee Lenders subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent and after giving effect to such assignment) shall, unless otherwise agreed to in writing by the Borrower (so long as there is no Event of Default) and the Administrative Agent, in no event be less than $10,000,000 (unless the assigning Lender assigns its entire remaining Commitment, in which case such assigning Lender's Commitment shall be $0), and (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance with blanks appropriately completed, together with any Note subject to such assignment and a processing and recordation fee of $3,000. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be within ten Business Days after the execution thereof (unless otherwise agreed to in writing by the Administrative Agent), (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (B) the Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto). The Borrower shall have no liability for the $3,000 processing and recordation fee, but shall be responsible for its own expenses and the legal expenses of the Administrative Agent.

                  (c) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such Lender assignor makes no representation or warranty and assumes no responsibility with respect to any statements warranties or representations made in or in connection with this Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Loan Documents; (ii) such Lender assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any Guarantor or the performance or observance by the Borrower or any Guarantor of any of its obligations under this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with copies of the financial statements referred to in Section 3.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such Lender assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms thereto, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all obligations that by the terms of this Agreement are required to be performed by it as a Lender.

                  (d) The Administrative Agent shall maintain at its office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Guarantors, the Administrative Agent, the Managing Agent, the Issuing Bank, the Collateral Agent, and the Lenders shall treat each Person the name of which is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and the assignee thereunder together with any Note subject to such assignment and the fee payable in respect thereto, the Administrative Agent shall, if such Assignment and Acceptance has been completed with blanks appropriately filled, (i) accept such Assignment and Acceptance,
(ii) record the information contained therein in the Register and (iii) give prompt written notice thereof to the Borrower (together with a copy thereof). Within five Business Days after receipt of notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note a new Note to the order of such assignee in an amount equal to the Commitment and/or Loans assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained Commitments and/or Loans hereunder, a new Note to the order of the assigning Lender in an amount equal to the Commitment and/or Loans retained by it hereunder. Such new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the surrendered Note. Thereafter, such surrendered Note shall be marked canceled and returned to the Borrower.

                  (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 10.03, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower or any of the Guarantors furnished to such Lender by or on behalf of the Borrower or any of the Guarantors; provided that prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall agree in writing to be bound by the provisions of Section 10.04.

                  (g) The Borrower hereby agrees to actively assist and cooperate with the Administrative Agent in the Administrative Agent's efforts to sell participations herein (as set forth in Section 10.03(a)) and assign to one or more Lenders or Eligible Assignees a portion of its interests, rights and obligations as a Lender under this Agreement (as set forth in Section 10.03(b)).

                  (h) Notwithstanding the provisions of this Section 10.03, each Lender may at any time pledge or assign its interest in any Loans or other Obligations to any Reserve Bank in the Federal Reserve System.

         SECTION 10.04. CONFIDENTIALITY. Each Lender agrees to keep, and to cause its agents, attorneys and financial advisors to keep, any information delivered or made available by the Borrower or any of the Guarantors (either directly or through the Administrative Agent) to it (or any other non-public information concerning the Borrower or any Guarantor) confidential from anyone other than persons employed or retained by such Lender who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; provided that nothing herein shall prevent any Lender from disclosing such information (i) to any other Lender, (ii) to any other person if reasonably incidental to the administration of the Loans, (iii) upon the order of any court or administrative agency, (iv) upon the request or demand of any regulatory agency or authority, (v) which has been publicly disclosed other than as a result of a disclosure by the Administrative Agent or any Lender which is not permitted by this Agreement, (vi) in connection with any litigation to which the Administrative Agent, the Collateral Agent, the Managing Agent, any Lender, the Issuing Bank, or their respective Affiliates may be a party, (vii) to the extent reasonably required in connection with the exercise of any remedy hereunder, (viii) to such Lender's legal counsel and independent auditors, (ix) to any actual or proposed participant or assignee of all or part of its rights hereunder subject to the proviso in Section 10.03(f) and (x) to the extent required by law.

         SECTION 10.05. EXPENSES; DOCUMENTARY TAXES. Whether or not the transactions hereby contemplated shall be consummated, the Borrower and the Guarantors jointly and severally agree to pay all reasonable out-of-pocket costs and expenses incurred by the Administrative Agent and the Collateral Agent, their business and legal advisors (including but not limited to the reasonable fees and disbursements of legal counsel) in connection with the preparation, negotiation, execution, delivery and administration of this Agreement, the Notes and the other Loan Documents, the making of the Loans and the issuance of the Letters of Credit, the syndication of the transactions contemplated hereby, the reasonable costs, fees and expenses of the Administrative Agent, the Managing Agent and the Collateral Agent (including but not limited to the reasonable fees and disbursements of internal and third-party consultants and auditors) in connection with (i)(a) their periodic field examinations, (b) audits and (c) collateral (including lease) appraisals, provided, that, with respect to any such field examinations, audits and appraisals conducted after the Closing Date, the Borrower shall not be required to reimburse the Administrative Agent or the Collateral Agent for more than three (3) field examinations and audits, three
(3) inventory appraisals and three (3) lease appraisals in any year (subject at all times after the Closing Date to an aggregate yearly cap of $180,000), provided, further, that during the existence of an Event of Default, the Borrower and the Guarantors shall pay for all field examinations and audits, inventory appraisals and lease appraisals conducted by the Administrative Agent, the Managing Agent or the Collateral Agent, without cost limitation; (ii) monitoring and valuation of collateral (including, without limitation, Inventory and Receivables) and (iii) reasonable syndication expenses of the Administrative Agent, and all reasonable out-of-pocket expenses incurred by the Lenders, the Issuing Bank, the Collateral Agent, the Managing Agent and the Administrative Agent in the enforcement or protection of the rights of any one or more of the Lenders, the Issuing Bank, the Collateral Agent, the Managing Agent, or the Administrative Agent in connection with this Agreement, the Notes or the other Loan Documents, including but not limited to the reasonable fees and disbursements of any counsel for the Lenders, the Issuing Bank, the Collateral Agent, the Managing Agent, or the Administrative Agent. Such payments shall be made on the date of entry of the Order and thereafter on demand. The obligations of the Borrower and the Guarantors under this Section 10.05 shall survive the termination of this Agreement and/or the payment of the Loans and/or the reimbursement of the Letters of Credit. The fees and expenses payable hereunder are in addition to those payable to the Collateral Agent under the Security Agreement and by the Borrower or the Guarantors under any other Loan Documents (including, without limitation, the Fee Letter).

         SECTION 10.06. INDEMNITY. The Borrower and each of the Guarantors jointly and severally agree to defend, indemnify and hold harmless the Administrative Agent, the Managing Agent, the Issuing Bank, the Collateral Agent, BSI, BBNA, BBRF, and each Lender and their respective Affiliates and each of their respective directors, officers, employees, attorneys, partners, beneficiaries, trustees and agents (each an "Indemnified Party") from and against any and all losses, claims, damages, liabilities, costs and expenses (whether or not suit is brought) incurred by such Indemnified Party arising out of, or in connection with, claims made by any Person in any way relating to the transactions contemplated hereby or by the other Loan

Documents or any litigation, investigation or proceeding related hereto or thereto, whether or not any such Indemnified Party is a party thereto, but excluding therefrom, in the case of an Indemnified Party, all losses, claims, damages, liabilities, costs and expenses arising out of or resulting from conduct to the extent determined by final non-appealable order of a court of competent jurisdiction to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnified Party. The Borrower and each of the Guarantors jointly and severally agree to reimburse each Indemnified Party from time to time upon their demand for any reasonable legal or other expenses incurred in connection with investigating or defending any of the foregoing, whether or not the transactions contemplated hereby or by the Loan Documents are consummated.

         SECTION 10.07. CHOICE OF LAW. THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE.

         SECTION 10.08. NO WAIVER. No failure on the part of the Administrative Agent, the Managing Agent, the Issuing Bank, the Collateral Agent, or any of the Lenders to exercise, and no delay in exercising, any right, power or remedy hereunder or under the Notes or any of the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

         SECTION 10.09. EXTENSION OF MATURITY. Except as otherwise set forth in the definition of "Interest Period," if any payment of principal of or interest on the Notes or any other amount due hereunder becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, in the case of principal, interest shall be payable thereon at the rate herein specified during such extension.

         SECTION 10.10. AMENDMENTS, ETC.

                  (a) No modification, amendment or waiver of any provision of this Agreement, and no consent to any departure by the Borrower or any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given; provided, however, that:

                           (1) No such modification, amendment or waiver shall
                  without the written consent of all of the Lenders (i) amend or modify any provision of this Agreement which provides for the unanimous consent or approval of the Lenders, (ii) amend this
                  Section 10.10 or the definition of Required Lenders, (iii) amend or modify the Superpriority Claim or other secured interest status of the Lenders contemplated by Section 2.23 or otherwise modify or amend Section 6.08 or waive any Event of Default relating thereto, (iv) amend Section 6.01 so as to permit any Lien on any assets of the Borrower or the Guarantors not otherwise permitted on the Closing Date, (v) increase the Commitment of a Lender (it being understood that a waiver of an Event of Default shall not constitute an increase in the Commitment of a Lender), (vi) reduce the principal amount of any Loan or the rate of interest payable thereon, (vii) extend any date for the payment of principal or interest hereunder, (viii) reduce any Fees payable hereunder,
                  (ix) extend the Maturity Date, (x) increase advance rates above the level in effect on the Closing Date (subject to Section 2.01(c)), or (xi) release Collateral (other than as contemplated by Sections 6.12 or 6.13(c)) with an aggregate value over the term of this Agreement in excess of $15,000,000 (or waive any Event of Default relating thereto) or release any Guarantor.

                           (2) No such amendment, modification or waiver may
                  adversely affect the rights and obligations of the Administrative Agent, the Collateral Agent, the Managing Agent or the Issuing Bank hereunder without its prior written consent.

                           (3) No notice to or demand on the Borrower or any
                  Guarantor shall entitle the Borrower or any Guarantor to any other or further notice or demand in the same, similar or other circumstances. Each holder of a Note shall be bound by any amendment, modification, waiver or consent authorized as provided herein, whether or not a Note shall have been marked to indicate such amendment, modification, waiver or consent and any consent by a Lender, or any holder of a Note, shall bind any Person subsequently acquiring a Note, whether or not a Note is so marked. No amendment to this Agreement shall be effective against the Borrower or any Guarantor unless signed by the Borrower or such Guarantor, as the case may be.

                  (b) Notwithstanding anything to the contrary contained in
Section 10.10(a), in the event that the Borrower requests that this Agreement be modified, amended or waived in a manner which would require the unanimous consent of all of the Lenders and such modification, waiver or amendment is approved by the Required Lenders, but not unanimously by the Lenders, the Borrower and the Required Lenders shall be permitted to modify, amend or waive a provision of this Agreement without the consent of the Lender or Lenders which did not agree to the waiver, modification or amendment requested by the Borrower (such Lender or Lenders, collectively the "Minority Lenders") to provide for (w) the termination of the Commitment of each of the Minority Lenders, (x) the addition to this Agreement of one or more other financial institutions (each of which shall be an Eligible Assignee), or an increase in the Commitment of one or more of the Required Lenders, so that the Total Commitment after giving effect to such amendment shall be in the same amount as the Total Commitment immediately before giving effect to such amendment, (y) if any Loans are outstanding at the time of such amendment, the making of such additional Loans by such new or increasing Lender or Lenders, as the case may be, as may be necessary to repay in full the outstanding Loans of the Minority Lenders immediately before giving effect to such amendment and (z) such other modifications to this Agreement as may be appropriate.

         SECTION 10.11. EXIT FINANCING. For the avoidance of doubt, the Borrower and the Guarantors hereby agree that their obligations to repay all Obligations owing hereunder are absolute and unconditional and not subject to or conditioned upon the closing of the Exit Facility or the making of any loans thereunder.

         SECTION 10.12. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 10.13. HEADINGS. Section headings used herein are for convenience only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

         SECTION 10.14. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument.

         SECTION 10.15. PRIOR AGREEMENTS. This Agreement and the other Loan Documents represent the entire agreement of the parties with regard to the subject matter hereof and thereof and the terms of any letters and other documentation entered into between the Borrower or a Guarantor and any Lender, the Issuing Bank, the Collateral Agent, the Managing Agent or the Administrative Agent prior to the execution of this Agreement which relate to Loans or Letters of Credit to be made or issued hereunder shall be replaced by the terms of this Agreement. Notwithstanding the foregoing, the provisions of the Commitment Letter as they relate to the Exit Facility and to the "Commitment Fee" and "Documentation Deposit" referred to therein shall survive and remain enforceable in accordance with the terms and conditions set forth therein.

         SECTION 10.16. FURTHER ASSURANCES. Whenever and so often as reasonably requested by the Administrative Agent, the Borrower and the Guarantors will promptly execute and deliver or cause to be executed and delivered all such other and further instruments, documents or assurances, and promptly do or cause to be done all such other and further things as may be necessary and reasonably required in order to further and more fully vest in the Administrative Agent, the Managing Agent, the Issuing Bank, the Collateral Agent, and the Lenders, as applicable, all rights, Superpriority Claims, Liens, interests, powers, benefits, privileges and advantages conferred or intended to be conferred by this Agreement and the other Loan Documents.

         SECTION 10.17 THE COLLATERAL AGENT. Each Lender hereby designates BBRF as Collateral Agent to act as specified herein and in the Security Agreement. Each Lender hereby irrevocably authorizes the Collateral Agent to take such action on its behalf under the provisions hereof and of the Security Agreement and any other instruments and agreements referred to herein and therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Collateral Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Collateral Agent shall hold all Collateral and proceeds from the Collateral for the benefit of itself, the other Agents, the Issuing Bank and the Lenders to be distributed as provided herein and therein. The Collateral Agent may perform any of its duties hereunder by or through its agents or employees. By becoming a party to this Agreement, each Lender agrees to be bound by the provisions of the Security Agreement.

         SECTION 10.18. WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE GUARANTORS, THE ADMINISTRATIVE AGENT, THE MANAGING AGENT, THE ISSUING BANK, THE COLLATERAL AGENT, AND EACH LENDER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have caused this Revolving Credit and Guaranty Agreement to be duly executed as of the day and the year first, written.

                                    THE CALDOR CORPORATION,
                                    as debtor and as debtor-in-possession


                                    By:      ______________________________
                                    Name:
                                    Title:

                                    [SIGNATURES CONTINUED ON NEXT PAGE]

                                    GUARANTORS:

                                    CALDOR, INC. - CT
                                    CALDOR, INC. - NY
                                    CAL LEASING, INC.
                                    LACDOR REALTY CORP.
                                    CALFAX, INC.
                                    TRI-STATE ADVERTISING AGENCY, INC.
                                    PREMIER SERVICE PROGRAMS, INC.

                                    each as debtor and debtor-in-possession, and as Guarantor

                                    By:      ______________________________
                                    Name:
                                    Title:

                                    CALDOR-SILVER SPRING, L.L.C.,
                                             BY CAL SILVER SPRING, INC., ITS
                                             MANAGING MEMBER
                                    CAL SILVER SPRING, INC.

                                    each as debtor and debtor-in-possession, and as Guarantor

                                    By:      ______________________________
                                    Name:
                                    Title:

                                    [SIGNATURES CONTINUED ON NEXT PAGE]

                                    BANKBOSTON, N.A.,
                                    as Administrative Agent, as Issuing Bank and as a Lender

                                    By:      ______________________________
                                    Name:    Elizabeth A. Ratto
                                    Title:   Vice President
                                    Address:       100 Federal Street, 9th Floor
                                                   Boston, MA 02110
                                                   Telephone: (617) 434-4113
                                                   Telecopy: (617) 434-4339

                                    [SIGNATURES CONTINUED ON NEXT PAGE]

                                    BANKBOSTON RETAIL FINANCE, INC.,
                                    as Collateral Agent and Managing Agent

                                    By:      ______________________________
                                    Name:    Elizabeth A. Ratto
                                    Title:   Vice President

                                    Address:         40 Broad Street, 10th Floor
                                                     Boston, MA 02109
                                                     Telephone: (617) 434-4113
                                                     Telecopy: (617) 434-4339

                                    [SIGNATURES CONTINUED ON NEXT PAGE]

                                   ANNEX A TO
                              REVOLVING CREDIT AND
                               GUARANTY AGREEMENT

                                     ANNEX A
                                       to
                     REVOLVING CREDIT AND GUARANTY AGREEMENT
                            Dated as of May 15, 1998

Name of                              Commitment                       Commitment
Lender                                 Amount                         Percentage
BankBoston, N.A.                    $450,000,000                         100%

         Total                      $450,000,000